      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 2004
                                                     REGISTRATION NO. 333-115582
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                      GE DEALER FLOORPLAN MASTER NOTE TRUST
                              (ISSUER OF THE NOTES)

             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST

                     (ISSUER OF THE NOTE TRUST CERTIFICATE)

                     CDF Financing, L.L.C.                                             CDF Funding, Inc.
(Transferor to Distribution Financial Services Floorplan Master      (Transferor to GE Dealer Floorplan Master Note Trust)
                             Trust)                                  (Exact name of registrant as specified in its charter)
     (Exact name of registrant as specified in its charter)

        Delaware                   88-0355652                    Delaware                20-1060484
(State of Incorporation)        (I.R.S. Employer         (State of Incorporation)     (I.R.S. Employer
                               Identification No.)                                   Identification No.)

                   5595 Trillium Boulevard                                          5595 Trillium Boulevard
               Hoffman Estates, Illinois 60192                                  Hoffman Estates, Illinois 60192
                     Tel: (847) 747-6800                                              Tel: (847) 747-6800

(Address, including zip code, and telephone number, including    (Address, including zip code, and telephone number, including
   area code, of registrant's principal executive offices)           area code, of registrant's principal executive offices)

                              Fred Robustelli, Esq.
                              GE Commercial Finance
                          1600 Summer Street, 4th Floor
                           Stamford, Connecticut 06927
                                 (203) 357-4004

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

      Marc Klyman, Esq.                           Walt Bay, Esq.
Mayer, Brown, Rowe & Maw LLP      GE Commercial Distribution Finance Corporation
  190 South LaSalle Street                    5595 Trillium Boulevard
  Chicago, Illinois 60603                 Hoffman Estates, Illinois 60192
      (312) 782-0600                            Tel: (847) 747-6800

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed Maximum      Proposed Maximum
    Title of Each Class of               Amount to be         Offering Price           Aggregate             Amount of
  Securities to be Registered             Registered           Per Unit(1)         Offering Price(1)    Registration Fee(3)
-------------------------------         --------------       ----------------      ----------------     -------------------
Asset Backed Notes.............         $6,000,000,000             100%            $  6,000,000,000     $           760,200
Note Trust Certificate(2)......         $6,000,000,000               -                            -                       -

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) No additional consideration will be paid by the purchasers of the Asset Backed Notes for the Note Trust Certificate, which is pledged as security for the Asset Backed Notes and issued by Distribution Financial Services Floorplan Master Trust.

(3) One Hundred Twenty Six Dollars and Seventy Cents ($126.70) of such registration fee previously has been paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                INTRODUCTORY NOTE

      This registration statement includes:

- a representative form of prospectus supplement to the base prospectus relating to the offering by GE Dealer Floorplan Master Note Trust of a series of asset-backed notes; and

- a base prospectus relating to asset-backed notes of GE Dealer Floorplan Master Note Trust.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED            , 2004

           Prospectus Supplement to Prospectus dated            , 2004

                      GE DEALER FLOORPLAN MASTER NOTE TRUST
                                     ISSUER

CDF FUNDING, INC.                          GENERAL ELECTRIC CAPITAL CORPORATION
   Transferor                                         Master Servicer

                         SERIES 2004- ASSET BACKED NOTES

                                 CLASS A NOTES                 CLASS B NOTES                CLASS C NOTES
                                 -------------                 -------------                -------------
Principal amount              $                             $                            $

Interest rate                 [One-month LIBOR              [One-month LIBOR             [One-month LIBOR
                              plus] [ ]% per year           plus] [ ]% per year          plus] [ ]% per year

Interest payment dates        monthly on the 15th,          monthly on the 15th,         monthly on the 15th,
                              beginning ______ , 200        beginning ______ , 200       beginning ______ , 200

Expected principal
   payment date                           200                           200                          200

Final maturity date                       200                           200                          200

Price to public               $  (or  %)                    $  (or  %)                   $  (or  %)

Underwriting
   discount                   $   (or %)                    $   (or %)                   $   (or %)

Proceeds to issuer            $   (or %)                    $   (or %)                   $   (or %)

The notes will be paid from the issuer's assets consisting primarily of direct and indirect interests in floorplan receivables, accounts receivable and asset based lending receivables in a portfolio of revolving accounts owned by GE Commercial Distribution Finance Corporation, Transamerica Commercial Finance Corporation and other permitted originators from time to time.

We expect that your series of notes will be issued in book-entry form on or about , 200_.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] IN THIS PROSPECTUS SUPPLEMENT AND PAGE [ ] IN THE PROSPECTUS.

The notes are obligations of GE Dealer Floorplan Master Note Trust only and are not obligations of CDF Funding, Inc., CDF Financing, L.L.C., Distribution Financial Services Floorplan Master Trust, GE Commercial Distribution Finance Corporation, Transamerica Commercial Finance Corporation, General Electric Capital Corporation, General Electric Capital Services, Inc. or any other person or entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        Underwriters of the Class A Notes
                        Underwriters of the Class B Notes
                        Underwriters of the Class C Notes
                                     , 2004

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We (CDF Funding, Inc.) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

      Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

      You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

      We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                                                                    PAGE
SUMMARY OF TERMS..............................................................................................       S-1

SERIES 2004-__................................................................................................       S-1

OFFERED NOTES.................................................................................................       S-1

STRUCTURAL SUMMARY............................................................................................       S-3

         The Issuer...........................................................................................       S-3

         The Originators......................................................................................       S-3

         Collateral for the Notes.............................................................................       S-3

         Other Claims on the Underlying Trust Receivables.....................................................       S-4

         Other Series of Notes................................................................................       S-4

         Equity Amount........................................................................................       S-5

         Allocations of Collections and Losses................................................................       S-5

         Application of Non-principal Collections.............................................................       S-6

         Application of Principal Collections.................................................................       S-8

         [Credit Enhancement..................................................................................       S-9

         Early Amortization Events............................................................................      S-10

         Events of Default....................................................................................      S-10

         Optional Redemption..................................................................................      S-10

         Tax Status...........................................................................................      S-11

         ERISA Considerations.................................................................................      S-11

         Risk Factors.........................................................................................      S-11

         Ratings  ............................................................................................      S-11

         [Exchange Listing....................................................................................      S-11

         Address and Telephone Information....................................................................      S-12

RISK FACTORS..................................................................................................      S-13

         You May Be Unable to Resell Your Notes...............................................................      S-13

         You May Be Adversely Affected if Your Notes are Repaid Faster or Slower Than You Expect..............      S-13

         Possible Delays and Reductions in Payments on Notes Due to Geographic Concentration..................      S-13

         Possible Delays and Reductions in Payments on Notes Due to Limited Assets of the Issuer..............      S-14

         Possible Delays and Reductions in Payments on Notes Due to Basis Risk................................      S-14

         Possible Delays and Reductions In Payments on Notes Due to Limited Credit Enhancement................      S-14

         Possible Delays and Reductions in Payments on Class B Notes Due to Subordination of Class B Notes....      S-15

         Possible Delays and Reductions in Payments on Class C Notes Due to Subordination of Class C Notes....      S-15

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                    PAGE
         Deposits of Funds in the Excess Funding Account Will Reduce the Amount of Non-Principal Collections
                  that are Available to the Issuer............................................................      S-15

         Ability to Change Discount Factor May Result in Delays or Reductions in Payments on Notes............      S-15

         Ratings are Not Recommendations......................................................................      S-16

THE ACCOUNTS..................................................................................................      S-16

         General  ............................................................................................      S-16

         Description of the Total U.S. Portfolio of CDF.......................................................      S-17

         Description of the Total U.S. Portfolio of TCFC......................................................      S-19

         Description of Initial Portfolio of the Issuer.......................................................      S-21

         Yield Information....................................................................................      S-23

         Major Customers; Major Manufacturers [and Distributors]..............................................      S-23

         Delinquency Experience...............................................................................      S-23

         Loss Experience......................................................................................      S-25

         Aging Experience.....................................................................................      S-26

         Certain Payment Plan Information.....................................................................      S-28

MATURITY CONSIDERATIONS.......................................................................................      S-28

         Controlled Accumulation Period.......................................................................      S-28

         Early Amortization Period............................................................................      S-29

         Payment Rates........................................................................................      S-29

DESCRIPTION OF SERIES PROVISIONS..............................................................................      S-30

         General  ............................................................................................      S-30

         Collateral Amount....................................................................................      S-30

         Allocation Percentages...............................................................................      S-30

         Interest Payments....................................................................................      S-31

         Principal Payments...................................................................................      S-32

         Controlled Accumulation Period.......................................................................      S-32

         Early Amortization Period............................................................................      S-33

         Subordination........................................................................................      S-33

         Application of Non-Principal Collections.............................................................      S-34

         Reallocation of Principal Collections................................................................      S-34

         Investor Charge-Offs.................................................................................      S-35

         [Sharing Provisions..................................................................................      S-35

         Principal Account....................................................................................      S-35

         Excess Collateral Amount.............................................................................      S-35

         Reserve Account......................................................................................      S-36

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                    PAGE
         Early Amortization Events............................................................................      S-37

         Events of Default....................................................................................      S-39

         Servicing Compensation and Payment of Expenses.......................................................      S-39

UNDERWRITING..................................................................................................      S-39

LEGAL MATTERS.................................................................................................      S-41

GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT...................................................................      S-42

ANNEX I OTHER SERIES OF NOTES ISSUED AND OUTSTANDING

ANNEX II OTHER SERIES ISSUED BY DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST

                                SUMMARY OF TERMS

Issuer:                                    GE Dealer Floorplan Master Note Trust
Transferor:                                CDF Funding, Inc.
Master Servicer:                           General Electric Capital Corporation
Originators:                               GE Commercial Distribution Finance
                                           Corporation ("CDF"), Transamerica
                                           Commercial Finance Corporation
                                           ("TCFC"), or other originators from
                                           time to time
Indenture Trustee:                         Wilmington Trust Company
Owner Trustee:                             The Bank of New York (Delaware)
Expected Closing Date:                     , 2004
Commencement of Controlled
Accumulation Period (subject to
adjustment):                               __, 200_
Expected Principal Payment Date:           __, 200_
Final Maturity Date:                       __, 200_
Clearance and Settlement:                  DTC/Clearstream/Euroclear
Minimum Denominations:                     $1,000
Servicing Fee Rate:                        [ ]% per year
Initial Collateral Amount:                 [ ]
First Interest Payment Date:               [ ]
CUSIP:                                     [ ]
Required Reserve Account Percentage:       [ ]%
Primary Assets of the Issuer:              Direct and indirect interests in
                                           floorplan receivables, accounts
                                           receivable and asset based lending
                                           receivables that arise under certain
                                           revolving accounts owned by the
                                           Originators.
Offered Notes:                             The Class A, Class B and Class
                                           C notes are offered by this
                                           prospectus supplement and the
                                           accompanying prospectus.

                                              SERIES 2004-__

         CLASS                                     AMOUNT             % OF INITIAL COLLATERAL AMOUNT
         -----                                     ------             ------------------------------
Class A notes                                       $
Class B notes
Class C notes
Initial excess collateral amount
Initial collateral amount                           $                                 100%

                                               OFFERED NOTES

                                            CLASS A                 CLASS B       CLASS C
                                            -------                 -------       -------
Principal Amount:                             $                       $              $

Anticipated Ratings:(1)
(Moody's/S&P/Fitch)

Credit Enhancement:

Interest Rate:

Interest Accrual Method:

Interest Payment Dates:

------------------
(1) It is a condition to issuance that one of these ratings be obtained for each class of notes and that the portion of the note trust certificate that secures the notes be rated investment grade.

                                            CLASS A         CLASS B     CLASS C
                                            -------         -------     -------
[Interest Rate Index Reset Date:]             [
ERISA eligibility:                            Yes, subject to considerations described under "ERISA
                                              Considerations" in the accompanying prospectus.

Debt for United States Federal Income Tax     Yes, subject to considerations described under "U.S. Federal Income
Purposes:                                     Tax Consequences" in the accompanying prospectus.

                               STRUCTURAL SUMMARY

      This summary is a simplified presentation of certain structural components of Series 2004- (your series). It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

                                    [CHART]

THE ISSUER......................       The notes will be issued by GE Dealer
                                       Floorplan Master Note Trust, a Delaware
                                       statutory trust, under an indenture
                                       supplement to an indenture, each between the issuer and the indenture trustee.

                                       The indenture trustee is Wilmington Trust
                                       Company.

THE ORIGINATORS.................       As of the closing date for your series,
                                       the Originators will be CDF and TCFC.
                                       TCFC was acquired by GE Capital in
                                       January 2004. From time to time after the closing date for your series, other entities that are affiliated with an Originator (including joint ventures to which an Originator is a party) may become Originators.

COLLATERAL FOR THE NOTES........       The notes are secured by the direct and
                                       indirect interests of the issuer in
                                       floorplan receivables, accounts
                                       receivable and asset based lending
                                       receivables that arise under certain of
                                       the accounts of the Originators.

                                       The issuer will have a direct interest in receivables that the Originators transfer to us, and that we transfer to the issuer. The issuer will have an indirect interest in receivables pursuant to a note trust certificate that Distribution Financial Services Floorplan Master Trust will issue to us, and we will transfer to the issuer. The note trust certificate represents a beneficial ownership interest in a pool of the receivables that are owned by Distribution Financial Services Floorplan Master Trust. We may refer to Distribution Financial Services Floorplan Master Trust as the underlying trust. We may refer to the receivables in which the note trust certificate represents a beneficial ownership interest as the underlying trust receivables.

                                       In the future, we expect the underlying
                                       trust to end, at which time the
                                       receivables remaining in the underlying
                                       trust will be transferred by the
                                       underlying trust to [CDF Financing,
                                       L.L.C., by CDF Financing, L.L.C. to us
                                       and by us to the issuer]. Thereafter, CDF will transfer receivables to us, and we will transfer those receivables to the issuer. References to the transferred receivables in this prospectus supplement and the prospectus include receivables in the underlying trust as well as any receivables that we transfer directly to the issuer.

OTHER CLAIMS ON THE UNDERLYING         The underlying trust has issued series,
TRUST RECEIVABLES...............       and may in the future issue additional
                                       series, in the underlying trust
                                       receivables. Collections on the
                                       underlying trust receivables, as well as defaulted receivables, will be allocated among the issuer and any other series issued by the underlying trust from time to time. The allocations will be based on the respective interests of each series in the underlying trust receivables. For further information on the respective interests of each holder of a beneficial interest in the underlying trust receivables, see "Annex II: Other Series
                                       Issued by Distribution Financial Services
                                       Floorplan Master Trust." The issuer's
                                       percentage interest in the principal
                                       receivables that are underlying trust
                                       receivables is referred to as the note
                                       trust ownership percentage and is
                                       calculated as described in the "Glossary of Terms For Prospectus" in the accompanying prospectus. Neither you nor any other noteholder will have the right to consent to the issuance by the underlying trust of future beneficial interests in the underlying trust receivables.

OTHER SERIES OF NOTES...........       Your series is the [   ] series of notes
                                       issued by the issuer. The issuer may
                                       issue other series of notes from time to time in the future. A summary of the outstanding series of notes is in "Annex
                                       I: Other Securities Issued and
                                       Outstanding" included at the end of this prospectus supplement. Neither you nor any other noteholder will have the right to consent to the issuance of future series of notes.

EQUITY AMOUNT...................       The equity amount means the excess, if
                                       any, of the total amount of principal
                                       receivables held by the issuer directly
                                       or through the note trust certificate, or any participation interests held by the issuer, plus any balance in the excess funding account, over the aggregate outstanding principal amount of all of the issuer's notes.

                                       To provide support for your notes, we are required to maintain a minimum equity amount in the issuer equal to the excess collateral amount for your notes. The excess collateral amount provides credit enhancement by absorbing losses on the receivables allocated to your series to the extent not covered by non-principal collections available to your series.

                                       The equity amount at any time may exceed the excess collateral amount for your series and any excess collateral amounts required to be maintained for other series of notes. We refer to this excess amount, if any, as the Free Equity Amount.

                                       The excess collateral amount for your
                                       series, and a portion of the Free Equity
                                       Amount, if any, also enhance the
                                       likelihood of timely payment of principal on your notes through cash flow subordination because of two features of your series.

                                       The first feature is that the numerator
                                       for your series' allocation percentage
                                       for principal collections includes the
                                       excess collateral amount. This results in the share of principal collections corresponding to the excess collateral amount being available for principal payments on the notes before any such collections are applied to reduce the excess collateral amount. For more detail regarding your series' allocation percentage, see "Description of Series Provisions -- Allocation Percentages" in this prospectus supplement.

                                       The second feature is that the numerator for your series' allocation percentage for principal collections does not reduce as principal payments are made to your series or collections are accumulated to repay your notes. Since the collateral amount for your series does reduce as a result of principal payments and principal accumulation, effectively a portion of your principal allocation comes from principal collections corresponding to the Free Equity Amount.

ALLOCATIONS OF COLLECTIONS AND         Your notes represent the right to receive
LOSSES..........................       principal and interest, which is secured
                                       in part by the right to payments from a
                                       portion of the collections on the
                                       transferred receivables. The master
                                       servicer, on behalf of the issuer, will
                                       allocate to the collateral amount for
                                       your series a portion of defaulted
                                       receivables.

                                       The portion of collections and defaulted receivables allocated to the collateral amount for your series will be based mainly upon the ratio of the collateral amount for your series to the aggregate amount of principal receivables securing the notes. The way this ratio is calculated will vary during each of three periods that will or may apply to your notes:

                                     - The revolving period, which will begin
                                       on the closing date and end when either
                                       of the other two periods begins.

                                     - The controlled accumulation period,
                                       which is scheduled to begin the date
                                       specified under "Summary of Terms --
                                       Commencement of Controlled Accumulation
                                       Period (subject to adjustment)" in this
                                       prospectus supplement. The controlled
                                       accumulation period may begin earlier or later, and end when the notes have been paid in full. However, if an early amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and an early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, the controlled accumulation period will end, and an early amortization period will begin.

                                     - The early amortization period, which will
                                       only occur if one or more adverse events, known as early amortization events, occurs.

                                     For most purposes, the collateral amount used in determining these ratios will be reset no less frequently than at the end of each month. However, for allocations of principal collections during the controlled accumulation period or the early amortization period, the collateral amount as of the end of the revolving period will be used.

                                     For a description of the collateral
                                     amount applicable to your series, see
                                     "Description of Series Provisions --
                                     Collateral Amount" in this prospectus
                                     supplement. For a description of the
                                     allocation percentage applicable to your series, see "Description of Series Provisions -- Allocation Percentages" in this prospectus supplement.

APPLICATION OF NON-PRINCIPAL
COLLECTIONS.....................     We use the term "non-principal collections"
                                     to refer to (i) collections of interest
                                     and non-principal charges on receivables,
                                     (ii) recoveries, (iii) [the product of]
                                     principal payments on receivables [and
                                     the discount factor] and (iv) net
                                     investment earnings on funds in the
                                     reserve account, the excess funding
                                     account and the principal account.
                                     [Non-principal collections include, to
                                     the extent allocable to the note trust
                                     certificate, collections of interest and non-principal charges on underlying trust receivables, recoveries on underlying trust receivables, net investment earnings on certain deposit accounts of the underlying trust, and the product of principal payments on underlying trust receivables and a discount factor applicable to underlying trust receivables.] Your series' share of non-principal collections each month will be applied in the following order of priority:

                                     - to pay, pro rata, (a) the accrued and
                                       unpaid fees and other amounts owed to the indenture trustee up to a maximum amount of $[ ] for each [month], (b) the accrued and unpaid fees and other amounts owed to the trustee for the underlying trust up to a maximum amount of $[ ] for each

                                       [month], (c) the accrued and unpaid fees and other amounts owed to the owner trustee up to a maximum amount of $[ ] for each [month], and (d) the accrued and unpaid fees and other amounts owed to the administrator for the issuer up to a maximum amount of $[ ] for each [month];

                                     - to pay the servicing fee for your series
                                       for the prior Monthly Period and any
                                       overdue servicing fee (to the extent not previously paid) [and to reimburse the master servicer for any servicer advance and any accrued and unpaid interest thereon];

                                     - to pay, pro rata, interest on the Class A
                                       notes, including any overdue interest and additional interest on the overdue interest, to the extent permitted by applicable law;

                                     - to pay, pro rata, interest on the Class B
                                       notes, including any overdue interest and additional interest on the overdue interest, to the extent permitted by applicable law;

                                     - to pay, pro rata, interest on the Class C
                                       notes, including any overdue interest and additional interest on the overdue interest, to the extent permitted by applicable law;

                                     - to deposit into the principal account,
                                       during the controlled accumulation period or the early amortization period, an amount (treated as a portion of Available Principal Collections) equal to the Aggregate Investor Default Amount for the Monthly Period;

                                     - to deposit into the principal account,
                                       during the controlled accumulation period or the early amortization period, an amount (treated as a portion of Available Principal Collections) equal to the sum of the aggregate amount of investor charge-offs and the amount of reallocated principal collections which have not been previously reimbursed;

                                     - to deposit into the reserve account an
                                       amount equal to the amounts required to
                                       be deposited in the reserve account;

                                     - to pay to the persons listed in the first
                                       subparagraph above on a pari passu basis any amounts owed to such persons and not paid pursuant to the first subparagraph above;

                                     - if the early amortization period has not
                                       occurred and is not continuing, the
                                       balance, if any, will constitute a
                                       portion of excess non-principal
                                       collections and will be applied in
                                       accordance with the indenture; and

                                     - if the early amortization period has
                                       occurred and is continuing, to make
                                       principal payments on the Class A notes, the Class B notes and the Class C notes, in that order of priority.

                                       Similar amounts that are initially
                                       allocated to another series will be used to cover any shortfalls to the extent those amounts are not needed by those other series and the excess funds are allocated to your series as described in "Description of the Notes--Shared
                                       Excess Non-Principal Collections" in the accompanying prospectus.

APPLICATION OF PRINCIPAL
COLLECTIONS

   Principal Receivables........       A principal receivable with respect to an
                                       account includes all amounts (other than such amounts which represent non-principal receivables [and discount portions]) billed to the related dealer, manufacturer or distributor. [With respect to the underlying trust, the calculation of a principal receivable excludes an amount equal to the product of a discount factor and the outstanding principal balance of that receivable.]

   Non-Principal Receivables....       A non-principal receivable with respect
                                       to an account means all amounts billed to the related dealer, manufacturer or distributor in respect of interest and all other non-principal charges.

   Principal Collections........       Principal collections are collections
                                       under the receivables other than
                                       non-principal collections.

   Revolving Period.............       During the revolving period, no principal
                                       will be paid to, or accumulated for, your series.

   Controlled Accumulation             During the controlled accumulation
   Period.......................       period, your series' share of principal
                                       collections will be deposited in a
                                       principal account, up to a specified
                                       deposit amount on each payment date.
                                       Unless an early amortization event
                                       occurs, amounts on deposit in that
                                       account will be paid on the expected
                                       principal payment date first to the Class
                                       A noteholders, then to the Class B
                                       noteholders and then to the Class C
                                       noteholders, in each case until the
                                       specified class of notes is paid in full or the amounts available are depleted.

   Early Amortization Period....       An early amortization period for your
                                       series will start if an early
                                       amortization event occurs. The early
                                       amortization events for your series are
                                       described under "Description of Series
                                       Provisions -- Early Amortization Events" in this prospectus supplement. During the early amortization period, your series' share of principal collections will be paid monthly first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full.

   Reallocation of Principal           During any of the above periods,
   Collections..................       principal collections allocated to your
                                       series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class B notes and the Class C notes and monthly servicing fee payments (and payments of other fees, as set forth under "Description of Series
                                       Provisions -- Reallocation of Principal
                                       Collections") not made from your series' share of non-principal collections and other amounts treated as non-principal collections and excess non-principal collections available from other series that share with your series.

   Extra Principal Collections..       At all times, collections of principal
                                       receivables allocated to your series that are not required to be held or applied for payments on your series will be:
                                       first, made available to other series,
                                       second, deposited in the excess funding
                                       account if needed to maintain the Minimum
                                       Free Equity Amount for the issuer and
                                       third, distributed to us or our assigns.

[CREDIT ENHANCEMENT.............       Credit enhancement for your series
                                       includes [ ].

                                       Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.]

   [Subordination...............       Credit enhancement for the Class A notes
                                       includes the subordination of the Class B notes, the Class C notes and the excess collateral amount.

                                       Credit enhancement for the Class B notes includes the subordination of the Class C notes and the excess collateral amount.

                                       Credit enhancement for the Class C notes includes the subordination of the excess collateral amount.

                                       Subordination serves as credit
                                       enhancement in the following way. The
                                       more subordinated, or junior, classes of notes will not, to the extent specified herein, receive payment of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes. The excess collateral amount for your series is subordinated to all of the classes of notes, so it will absorb shortfalls and collateral deterioration before any class of notes.]

   [Reserve Account.............       The issuer will establish and maintain a
                                       segregated account to serve as the
                                       reserve account. [On each payment date,
                                       the issuer will apply non-principal
                                       collections available to your series to
                                       increase the amount on deposit in the
                                       reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.]]


                                       [The required reserve account amount for any payment date will be equal to (a) the result of (i) the percentage specified under "Summary of Terms -- Required Reserve Account Percentage" in this prospectus supplement, multiplied by (ii) the outstanding principal balance of the notes of your series or (b) any other amount designated by us. We may only designate a lesser amount if each rating agency confirms that the designation will not impair its rating of any class of the notes of your series and we certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for your series.]

                                       [On or before each payment date, the
                                       issuer will withdraw from the reserve
                                       account and deposit in the collection
                                       account an amount equal to the lesser of:

                                       (1) the amount then on deposit in the
                                           reserve account with respect to that
                                           payment date; and

                                       (2) the amount of  the shortfall in
                                           non-principal collections available
                                           to make payments described in clauses
                                           (1) through (5) under "Description of
                                           Series Provisions--Application of
                                           Non-Principal Collections" in this
                                           prospectus supplement.]

EARLY AMORTIZATION EVENTS.......       The issuer will begin to repay the
                                       principal of the notes before the
                                       expected principal payment date if an
                                       early amortization event for your series occurs. For a description of the early amortization event for your series, see
                                       "Descriptions of Series Provisions --
                                       Early Amortization Events" in this
                                       prospectus supplement.

EVENTS OF DEFAULT...............       The notes of your series are subject to
                                       events of default described under "The
                                       Indenture -- Events of Default; Rights
                                       upon Event of Default" in the
                                       accompanying prospectus.

                                       In the case of an event of default
                                       involving bankruptcy, insolvency or
                                       similar events relating to the issuer,
                                       the principal amount of the notes of your series automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the notes of your series, the indenture trustee or holders of not less than a majority of the then-outstanding principal balance of the notes of your series may declare the principal amount of the notes of your series to be immediately due and payable. These declarations may be rescinded by holders of not less than a majority of the then-outstanding principal balance of the notes of your series if the related event of default has been cured, subject to the conditions described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus.

                                       After an event of default and the
                                       acceleration of the notes of your series, funds allocated to the notes of your series and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the notes of your series to the extent permitted by law. In the event that your notes have been accelerated, you will receive payments only on monthly payment dates, from principal collections and non-principal collections allocated to the notes of your series, until the earlier of the date those notes are paid in full or the final maturity date of those notes.

                                       If the notes of your series are
                                       accelerated or the issuer fails to pay
                                       the principal of the notes of your series on the final maturity date, subject to the conditions described in the prospectus under "The Indenture -- Events of Default; Rights upon Event of Default", the indenture trustee may, if legally permitted, cause the issuer to sell principal receivables in an amount equal to the collateral amount for your series and the related non-principal receivables.

OPTIONAL REDEMPTION.............       We have the option to exercise a clean-up
                                       call in respect of your series when the
                                       outstanding principal amount for your
                                       series has been reduced to 10% or less of the initial principal amount, but only if the purchase price paid to the issuer is sufficient to pay in full all amounts owing to the noteholders of your series.
                                       The purchase price for your series will
                                       equal the collateral amount for your
                                       series plus the applicable allocation
                                       percentage of non-principal receivables.
                                       See "Description of the Notes -- Final
                                       Payment of Principal" in the accompanying prospectus.

TAX STATUS......................       Subject to considerations described under
                                       "U.S. Federal Income Tax Consequences" in the accompanying prospectus, Mayer,
                                       Brown, Rowe & Maw LLP, as tax counsel to the issuer, is of the opinion that under existing law the Class A, Class B and Class C notes will be characterized as debt for federal income tax purposes and that neither the issuer nor the underlying trust will be classified as an association or constitute a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a note of your series, you will agree to treat your notes as debt for federal, state and local income and franchise tax purposes.
                                       See "U.S. Federal Income Tax
                                       Consequences" in the accompanying
                                       prospectus for additional information
                                       concerning the application of federal
                                       income tax laws.

ERISA CONSIDERATIONS............       Subject to considerations described under
                                       "ERISA Considerations" in the
                                       accompanying prospectus, the Class A,
                                       Class B and Class C notes are eligible
                                       for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Each purchaser will be deemed to represent that its purchase and holding of the notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code which is not covered by a prohibited transaction exemption. If you are contemplating purchasing notes of your series on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of notes could give rise to a prohibited transaction under ERISA or
                                       Section 4975 of the Internal Revenue
                                       Code.

RISK FACTORS....................       There are material risks associated with
                                       an investment in the notes of your
                                       series, and you should consider the
                                       matters set forth under "Risk Factors"
                                       beginning on page S-[ ] of this
                                       prospectus supplement and on page [ ] of the accompanying prospectus.

RATINGS.........................       It is a condition to the issuance of your
                                       notes that one of the ratings set forth
                                       for each class of notes of your series
                                       under the caption "Summary of Terms"
                                       above be obtained. Any rating assigned to the notes by a credit rating agency will reflect the rating agency's assessment solely of the likelihood that noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the transferred receivables and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Any rating can be changed or withdrawn by a rating agency at any time.

[EXCHANGE LISTING...............       We will apply to list the notes of your
                                       series on the Luxembourg Stock Exchange.
                                       We cannot guarantee that the application for the listing will be accepted.]

ADDRESS AND TELEPHONE INFORMATION ...  The address for CDF Funding, Inc. is 5595
                                       Trillium Boulevard, Hoffman Estates,
                                       Illinois 60192. CDF Funding, Inc.'s phone number is (847) 747-6800.

                                       The address for CDF Financing, L.L.C. is
                                       5595 Trillium Boulevard, Hoffman Estates,
                                       Illinois 60192. CDF Financing, L.L.C.'s
                                       phone number is (847) 747-6800.

                                       The address for the issuer is (c/o
                                       General Electric Capital Corporation as
                                       administrator) 1600 Summer Street, 4th
                                       Floor, Stamford, Connecticut 06927. The
                                       issuer's phone number is (c/o General
                                       Electric Capital Corporation as
                                       administrator) (203) 357-4000.

                                       The address for the underlying trust is
                                       (c/o CDF Financing, L.L.C.) 5595 Trillium
                                       Boulevard, Hoffman Estates, Illinois
                                       60192. The underlying trust's phone
                                       number is (c/o CDF Financing, L.L.C.)
                                       (847) 747-6800.

      This prospectus supplement uses defined terms. You can find a glossary of terms under the caption "Glossary of Terms for Prospectus Supplement" beginning on page S-[ ] in this prospectus supplement and under the caption "Glossary of Terms for Prospectus" beginning on page [ ] in the accompanying prospectus.

                                  RISK FACTORS

      In addition to the other information contained in this prospectus supplement and the prospectus, you should consider the following risk factors -- and the "Risk Factors" set forth in the prospectus -- in deciding whether to purchase the notes. The disclosures below and the "Risk Factors" set forth in the accompanying prospectus do not purport to be complete; to fully understand and evaluate those disclosures, you also should read the rest of this prospectus supplement and the accompanying prospectus.

YOU MAY BE UNABLE TO RESELL YOUR NOTES

      There is currently no secondary market for the notes and we cannot assure you that one will develop. Thus you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes, but they are not required to do so. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. A trading market for the notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

YOU MAY BE ADVERSELY AFFECTED IF YOUR NOTES ARE REPAID FASTER OR SLOWER THAN YOU EXPECT

      You may receive repayment of your notes earlier or later than expected.

      - If your notes are repaid faster than you expect, you may be unable to reinvest principal received on your notes at a yield that is equal to the yield on your notes. If you acquire notes at a premium, repayment of principal at a rate that is faster than the rate you anticipated will result in a lower than anticipated yield.

      - If your notes are repaid later than you expect, you will be unable to use the principal amount of your investment at the time that you expected, and you may miss opportunities to reinvest the money in other investments. Also, if you acquire your notes at a discount, the repayment of principal of your notes later than you anticipated will result in a lower than anticipated yield.

      - Numerous factors may result in your notes being repaid faster or slower than you expect; we cannot assure you that your notes will be repaid on any particular date. Additional discussion of these issues is set forth under "Maturity Considerations" in this prospectus supplement.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON NOTES DUE TO GEOGRAPHIC CONCENTRATION

      You may suffer delays and reductions in payments on your notes because of economic conditions in states where dealers, manufacturers or distributors are located.

      - As of [ ], according to their mailing addresses in the records of the master servicer: dealers, manufacturers or distributors owing underlying trust receivables representing, by principal balance, [ ]%, [ ]%, [ ]% and [ ]% of the receivables in the underlying trust, were located in [ ], [ ], [ ] and [ ], respectively; and dealers, manufacturers or distributors owing receivables that will be held directly by the issuer as of the closing date for your series representing, by principal balance, [ ]%, [ ]%, [ ]% and [ ]% of such receivables, were located in [ ], [ ], [ ] and [ ], respectively.

      - An economic downturn in one or more of the states where concentrations of dealers, manufacturers or distributors are located could adversely affect the performance of the issuer or the underlying trust as a whole, even if national economic conditions remain unchanged or improve, as dealers, manufacturers or distributors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on the receivables.

      - Economic factors such as unemployment, interest rates and the rate of inflation may affect the rate of prepayment and defaults on the receivables and could delay and reduce payments to you.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON NOTES DUE TO LIMITED ASSETS OF THE ISSUER

      You may experience delays and reductions in payments on your notes because the issuer will not have any significant assets or sources of funds other than the note trust certificate and the receivables held by the issuer.

      -     Your notes will be payable only from the assets of the issuer.

      - You must rely for repayment upon payments on the note trust certificate and the receivables held by the issuer and, if and to the extent available, amounts on deposit in the reserve account. However, amounts to be deposited in the reserve account are limited in amount. If the reserve account is exhausted, the issuer will depend solely on current collections on the note trust certificate and the receivables held by the issuer to make payments on your notes.

      If losses or delinquencies occur with respect to the note trust certificate or receivables which are not covered by payments on other receivables or by the reserve account, you may experience delays and reductions in payments on your notes.

      The notes do not represent an interest in or an obligation of, and are not insured or guaranteed by, the master servicer, any Originator, GE Capital, General Electric Capital Services, Inc., us, CDF Financing, L.L.C., the underlying trust or any other person or entity. You will have no recourse to the master servicer, any Originator, GE Capital, General Electric Capital Services, Inc., us, CDF Financing, L.L.C., the underlying trust or any other person or entity in the event that proceeds of the assets of the issuer are insufficient or otherwise unavailable to make payments on your notes.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON NOTES DUE TO BASIS RISK

      You could suffer delays or reductions in payments on your notes because of the way the underlying trust receivables and the receivables held by the issuer bear or do not bear interest and the way in which interest is calculated on your notes.

      - The receivables generally bear interest at rates announced by particular banks plus a margin. [The master servicer, on behalf of] the issuer, may reduce the interest rates applicable to any of the receivables if, in the reasonable judgment of the [master servicer], no early amortization event will result from that reduction. Some receivables do not bear interest for a specified period after their origination.

      - The interest rate on your notes is calculated as LIBOR plus a margin. The interest rate on your notes from time to time may exceed the rate of interest (to the extent applicable) borne by the receivables.

      - A reduction in interest rates on the receivables will reduce the amount of non-principal collections available to fund payment of interest on your notes and to fund other items set forth under "Description of Series Provisions--Application of Non-Principal Collections."

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON NOTES DUE TO LIMITED CREDIT ENHANCEMENT

      Credit enhancement for the notes of your series will be provided by:

      -     amounts in the reserve account, if any;

      - the subordination of the Class B notes and the Class C notes for the benefit of each class of notes of your series with an earlier alphabetical designation; and

      - application of non-principal collections as described in priorities ([ ]) and ([ ]) under "Description of Series Provisions-- Application of Non-Principal Collections" in this prospectus supplement.

      The amount of the credit enhancement is limited and may be reduced from time to time as described in this prospectus supplement. If the amount of credit enhancement is reduced to zero, you will likely experience delays and/or reductions in payments on your notes.

      Credit enhancement for any other series will not be available to your series.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON CLASS B NOTES DUE TO SUBORDINATION OF CLASS B NOTES

      Payments on the Class B notes are subordinated to the Class A notes as described in this prospectus supplement. Accordingly, if you acquire a Class B note, you may suffer delays and/or reductions in payments on your notes even though payments are being made on the Class A notes.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON CLASS C NOTES DUE TO SUBORDINATION OF CLASS C NOTES

      Payments on the Class C notes are subordinated to the Class A notes and the Class B notes as described in this prospectus supplement. Accordingly, if you acquire a Class C note, you may suffer delays and/or reductions in payments on your notes even though payments are being made on the Class A notes and the Class B notes.

DEPOSITS OF FUNDS IN THE EXCESS FUNDING ACCOUNT WILL REDUCE THE AMOUNT OF NON-PRINCIPAL COLLECTIONS THAT ARE AVAILABLE TO THE ISSUER

      Pursuant to the indenture, the issuer will establish a deposit account that we call the excess funding account. Any funds deposited in the excess funding account will likely earn a rate of return lower than the yield on a comparable amount of receivables. Accordingly, any deposit of funds in the excess funding account will reduce the amount of non-principal collections available to the issuer and could result in a delay and/or reduction in payments to you.

[ABILITY TO CHANGE DISCOUNT FACTOR MAY RESULT IN DELAYS OR REDUCTIONS IN PAYMENTS ON NOTES

      You may be adversely affected because the discount factor applicable to receivables held by the issuer may be changed without your consent.

      - For purposes of calculating non-principal collections, this transaction treats some principal payments on the receivables as if they were interest or other non-principal charges relating to the receivables.

      - The product of principal payments on each receivable times a percentage that we call the discount factor will be deemed to be non-principal collections.

      - As of the date of this prospectus supplement, the discount factor applicable to the underlying trust receivables is [ ]%, and as of the date of this prospectus supplement, we expect that the initial discount factor applicable to receivables held by the issuer will be [ ]%. The discount factor may be adjusted upwards or downwards, without your consent, but may in no event exceed 1%.

      - Any increase in the discount factor will result in a higher amount of non-principal collections and a lower amount of principal collections than would otherwise occur. Conversely, any decrease in the discount factor would result in a lower amount of non-principal collections and a higher amount of principal collections than would otherwise occur.

      - Changes in the amount of principal collections or non-principal collections could result in a delay and reduction in payments to you.]

RATINGS ARE NOT RECOMMENDATIONS

      Any rating of your notes by a rating agency indicates the rating agency's view regarding the likelihood of the ultimate payment of principal and the timely payment of interest, at the applicable interest rate, on your notes.

      Among the things a rating will not indicate are:

      -     the likelihood that principal will be paid on a scheduled date;

      -     the likelihood that an early amortization event will occur;

      - whether or not the discussion under "U.S. Federal Income Tax Consequences" in the prospectus is adequate or correct, or the likelihood that a United States withholding tax will be imposed on non-U.S. noteholders;

      - whether or not the discussion under "ERISA Considerations" in the prospectus is adequate or correct, or whether a "prohibited transaction" will occur;

      -     the marketability of your notes;

      -     the market price of your notes; or

      -     whether your notes are an appropriate investment for you.

      A rating is not a recommendation to buy, sell, or hold your notes. A rating may be lowered or withdrawn at any time. You should evaluate each rating independently of any other rating.

      At least one rating agency will be requested to rate the Class A notes; it is a condition to the issuance of the Class A notes that they be rated in the highest long-term rating category by at least one rating agency. At least one rating agency will be requested to rate the Class B notes; it is a condition to the issuance of the Class B notes that they be rated in one of the three highest long-term rating categories by at least one rating agency. At least one rating agency will be requested to rate the Class C notes; it is a condition to the issuance of the Class C notes that they be rated in one of the four highest long-term rating categories by at least one rating agency. A rating agency other than those requested could assign a rating to your notes, and its rating could be lower than any rating assigned by a rating agency chosen by us.

      The reduction or withdrawal of any rating on your notes could make it more difficult for you to resell your notes, and, if you are able to resell your notes, could reduce the price that you would receive in that sale.

                                  THE ACCOUNTS

GENERAL

      The receivables arise under revolving credit arrangements between:

      -     a dealer, manufacturer or distributor of products; and

      -     an Originator.

      For additional discussion of the origination of the receivables, see "The Financing Business" in the prospectus.

      We use the term "Originator" to refer to any entity, other than CDF Financing, L.L.C., that is a party as a seller to a receivables sale agreement with us as buyer. As of the closing date for your series, the only Originators will be CDF and TCFC. From time to time, one or more affiliate of an Originator may be designated as Originators, if the rating agencies rating the outstanding series of notes confirm that designating such an affiliate as an Originator will not result in a downgrade or reduction of the ratings of the notes. Subject to the foregoing, a joint venture to which an Originator is a party may be designated as an Originator.

      CDF and each other Originator refers to its revolving credit arrangements with dealers, manufacturers or distributors as "accounts". Each Originator may have multiple accounts with a single dealer, manufacturer or distributor. Accordingly, the numbers of accounts listed in the tables set forth below do not equal the number of applicable dealers, manufacturers or distributors.

      The accounts are not transferred by CDF to CDF Financing, L.L.C. or the underlying trust, or by any Originator to us or the issuer. The accounts relating to the underlying trust are identified in a computer file or list delivered from time to time to the trustee of the underlying trust in accordance with the pooling and servicing agreement for the underlying trust. The accounts relating to the receivables transferred by an Originator to us, and by us to the issuer, will be identified in a computer file or list delivered from time to time by an Originator to us, and by us to the issuer.

      Accounts may be added or removed from time to time. In addition, an Originator may stop making advances to a dealer, manufacturer or distributor from time to time under an account that relates to the issuer, and instead make advances to a dealer, manufacturer or distributor under an account that does not relate to the issuer. See "Description of the Notes -- Addition of Accounts" and "Description of the Notes -- Removal of Accounts" in the prospectus.

      As of [ ], $[ ] million of receivables were in the total U.S. portfolio of CDF [of which $[ ] million of receivables were included in the underlying trust as of that date]. All references in the tables set forth below to "receivables balances" refer to the amounts shown in the records of CDF as the outstanding principal amount of the applicable receivables. All references to the "total U.S. portfolio" of CDF include all accounts receivable, asset based lending receivables and floorplan receivables serviced by CDF whether or not those receivables are in the underlying trust, including receivables serviced for one or more third parties by CDF but not owned by CDF. The tables set forth below under the heading "--Description of the Total U.S. Portfolio of CDF" contain information with respect to the receivables in the total U.S. portfolio of CDF as of [ ]. For a further description of CDF, see "Important Parties -- GE Commercial Distribution Finance Corporation" in the prospectus.

      As of [ ], $[ ] of receivables were in the total U.S. portfolio of TCFC. All references to the "total U.S. portfolio" of TCFC include all [accounts receivable, asset based lending receivables,] and floorplan receivables serviced by TCFC, including receivables serviced for one or more third parties by TCFC but not owned by TCFC. None of the receivables of TCFC are included in the underlying trust. Some of the receivables that will be transferred by TCFC to us and by us to the issuer were originated by TCFC prior to the time that GE Capital acquired TCFC. For a further description of TCFC, see "Important Parties -- Transamerica Commercial Finance Corporation" in the prospectus.

      As of [ ], $[ ] of receivables were in the initial portfolio of the issuer. All references to the "initial portfolio" of the issuer include all accounts receivable, asset based lending receivables, and floorplan receivables that we expect will be held by the issuer as of the closing date for your series. For a further description of the issuer, see "Important Parties -- The Issuer" in the prospectus.

      The sum in any column in the tables set forth below may not equal the indicated total due to rounding.

DESCRIPTION OF THE TOTAL U.S. PORTFOLIO OF CDF

      The following table sets forth the composition of the total U.S. portfolio of CDF, as of [ ], by business line. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

 COMPOSITION OF RECEIVABLES IN THE TOTAL U.S. PORTFOLIO OF CDF BY BUSINESS LINE
                                    AS OF [ ]

                                                                        PERCENTAGE OF                   PERCENTAGE OF
                                                         RECEIVABLES     RECEIVABLES      NUMBER OF       NUMBER OF
                                                           BALANCE         BALANCES        ACCOUNTS       ACCOUNTS
                                                           -------         --------        --------       --------
                                                                            (DOLLARS IN MILLIONS)
BUSINESS LINE
Floorplan Receivables...............................      $                    %                               %
Accounts Receivable.................................                           %                               %
Asset Based Lending Receivables.....................                           %                               %
                                                          --------        -----                           -----
Total...............................................      $               100.0%                          100.0%
                                                          ========        =====                           =====

      The following tables set forth the composition of the receivables in the total U.S. portfolio of CDF as of [ ] by account balance, product type and geographic distribution of such receivables. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

    COMPOSITION OF RECEIVABLES IN THE TOTAL U.S. PORTFOLIO OF CDF BY ACCOUNT
                               BALANCE AS OF [ ]

                                                                        PERCENTAGE OF                   PERCENTAGE OF
                                                         RECEIVABLES     RECEIVABLES      NUMBER OF       NUMBER OF
                                                           BALANCE         BALANCES        ACCOUNTS       ACCOUNTS
                                                           -------         --------        --------       --------
                                                                            (DOLLARS IN MILLIONS)
ACCOUNT BALANCE RANGE
$1 to $999,999.99...................................       $                   %                               %
$1,000,000 to $2,499,999.99.........................                           %                               %
$2,500,000 to $4,999,999.99.........................                           %                               %
$5,000,000 to $9,999,999.99.........................                           %                               %
Over $10,000,000.00.................................                           %                               %
                                                           ---------      -----           -----           -----
Total...............................................       $              100.0%                          100.0%
                                                           =========      =====                           =====

  COMPOSITION OF RECEIVABLES IN THE TOTAL U.S. PORTFOLIO OF CDF BY PRODUCT TYPE
                                    AS OF [ ]

                                                                        PERCENTAGE OF                   PERCENTAGE OF
                                                         RECEIVABLES     RECEIVABLES      NUMBER OF       NUMBER OF
                                                           BALANCE         BALANCES        ACCOUNTS       ACCOUNTS
                                                           -------         --------        --------       --------
                                                                            (DOLLARS IN MILLIONS)
PRODUCT TYPE
Recreational Vehicles...............................      $                    %                               %
Boats and Boat Motors...............................                           %                               %
Motorcycles.........................................                           %                               %
Accounts Receivable.................................                           %                               %
Computers and Related Equipment.....................                           %                               %
Industrial and Agricultural Equipment...............                           %                               %
Snowmobiles.........................................                           %                               %
Manufactured Housing................................                           %                               %
Keyboard and Other Musical Instruments..............                           %                               %
Consumer Electronics and Appliances.................                           %                               %
Lawn and Garden Equipment...........................                           %                               %
Other...............................................                           %                               %
                                                          --------        -----                           -----
Total...............................................      $               100.0%                          100.0%
                                                          ========        =====                           =====

      The "accounts receivable" category in the preceding table includes asset based lending receivables of $[ ] million. The "Other" category in the preceding table includes, among other product types, horse trailers, and heating, ventilating, and air conditioning equipment.

   GEOGRAPHIC DISTRIBUTION OF RECEIVABLES IN THE TOTAL U.S. PORTFOLIO OF CDF
                                   AS OF [ ]

                                                        PERCENTAGE OF                 PERCENTAGE OF
                                         RECEIVABLES     RECEIVABLES     NUMBER OF      NUMBER OF
                                           BALANCE        BALANCES       ACCOUNTS       ACCOUNTS
                                         -----------    -------------    ---------    -------------
                                                          (DOLLARS IN MILLIONS)
STATE

Total.................................   $                 100.0%                        100.0%
                                         ==========        =====                         =====

      The "percentage of receivables balances" represented by receivables in each state not specifically listed in the preceding table is less than [ ]%. The information as to states in the preceding table is based on the mailing addresses of the applicable dealers, manufacturers or distributors in the records of the master servicer.

DESCRIPTION OF THE TOTAL U.S. PORTFOLIO OF TCFC

      The following table sets forth the composition of the total U.S. portfolio of TCFC, as of [ ], by business line. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

 COMPOSITION OF RECEIVABLES IN THE TOTAL U.S. PORTFOLIO OF TCFC BY BUSINESS LINE
                                    AS OF [ ]

                                                        PERCENTAGE OF                 PERCENTAGE OF
                                         RECEIVABLES     RECEIVABLES     NUMBER OF      NUMBER OF
                                           BALANCE        BALANCES       ACCOUNTS       ACCOUNTS
                                         -----------    -------------    ---------    -------------
                                                         (DOLLARS IN MILLIONS)
BUSINESS LINE
Floorplan Receivables.................   $                      %                               %
Accounts Receivable...................                          %                               %
Asset Based Lending Receivables.......                          %                               %
                                         -----------       -----                           -----
Total.................................   $                 100.0%                          100.0%
                                         ===========       =====                           =====

      The following tables set forth the composition of the receivables in the total U.S. portfolio of TCFC as of [ ] by account balance, product type and geographic distribution of such receivables. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

    COMPOSITION OF RECEIVABLES IN THE TOTAL U.S. PORTFOLIO OF TCFC BY ACCOUNT
                                BALANCE AS OF [ ]

                                                        PERCENTAGE OF                 PERCENTAGE OF
                                         RECEIVABLES     RECEIVABLES     NUMBER OF      NUMBER OF
                                           BALANCE        BALANCES       ACCOUNTS       ACCOUNTS
                                         -----------    -------------    ---------    -------------
                                                          (DOLLARS IN MILLIONS)
ACCOUNT BALANCE RANGE
$1 to $999,999.99.....................   $                       %                             %
$1,000,000 to $2,499,999.99...........                           %                             %
$2,500,000 to $4,999,999.99...........                           %                             %
$5,000,000 to $9,999,999.99...........                           %                             %
Over $10,000,000.00...................                           %                             %
                                         -----------        -----                         -----
Total.................................   $                  100.0%                        100.0%
                                         ===========        =====                         =====

 COMPOSITION OF RECEIVABLES IN THE TOTAL U.S. PORTFOLIO OF TCFC BY PRODUCT TYPE
                                    AS OF [ ]

                                                        PERCENTAGE OF                 PERCENTAGE OF
                                         RECEIVABLES     RECEIVABLES     NUMBER OF      NUMBER OF
                                           BALANCE         BALANCES      ACCOUNTS       ACCOUNTS
                                         -----------    -------------    ---------    -------------
                                                          (DOLLARS IN MILLIONS)
PRODUCT TYPE
Recreational Vehicles..................  $                      %                              %
Boats and Boat Motors..................                         %                              %
Motorcycles............................                         %                              %
Accounts Receivable....................                         %                              %
Computers and Related Equipment........                         %                              %
Industrial and Agricultural Equipment..                         %                              %
Power sports Equipment.................                         %                              %
Manufactured Housing...................                         %                              %
Keyboard and Other Musical Instruments.                         %                              %
Consumer Electronics and Appliances....                         %                              %
Lawn and Garden Equipment..............                         %                              %
Other..................................                         %                              %
                                         -----------       -----                          -----
Total..................................  $                 100.0%                         100.0%
                                         ===========       =====                          =====

      The "accounts receivable" category in the preceding table includes asset based lending receivables of $[ ] million. The "Other" category in the preceding table includes, among other product types, sewing, and heating, ventilating, and air conditioning equipment.

   GEOGRAPHIC DISTRIBUTION OF RECEIVABLES IN THE TOTAL U.S. PORTFOLIO OF TCFC
                                    AS OF [ ]

                                                        PERCENTAGE OF                 PERCENTAGE OF
                                         RECEIVABLES     RECEIVABLES     NUMBER OF      NUMBER OF
                                           BALANCE         BALANCES      ACCOUNTS       ACCOUNTS
                                         -----------    -------------    ---------    -------------
                                                          (DOLLARS IN MILLIONS)
STATE
Total.................................   $                  100.0%                        100.0%
                                         ===========        =====                         =====

      The "percentage of receivables balances" represented by receivables in each state not specifically listed in the preceding table is less than [ ]%. The information as to states in the preceding table is based on the mailing addresses of the applicable dealers, manufacturers or distributors in the records of the master servicer.

DESCRIPTION OF INITIAL PORTFOLIO OF THE ISSUER

      The following table sets forth the composition of the initial portfolio of the issuer, as of [ ], by business line. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

 COMPOSITION OF RECEIVABLES IN THE INITIAL PORTFOLIO OF THE ISSUER BY BUSINESS
                                 LINE AS OF [ ]

                                                        PERCENTAGE OF                 PERCENTAGE OF
                                         RECEIVABLES     RECEIVABLES     NUMBER OF      NUMBER OF
                                           BALANCE         BALANCES      ACCOUNTS       ACCOUNTS
                                         -----------    -------------    ---------    -------------
                                                          (DOLLARS IN MILLIONS)
BUSINESS LINE
Floorplan Receivables.................   $                       %                             %
Accounts Receivable...................                           %                             %
Asset Based Lending Receivables.......                           %                             %
                                         -----------        -----                         -----
Total.................................   $                  100.0%                        100.0%
                                         ===========        =====                         =====

      The following tables set forth the composition of the receivables in the initial portfolio of the issuer as of [ ] by account balance, product type and geographic distribution of such receivables. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

  COMPOSITION OF RECEIVABLES IN THE INITIAL PORTFOLIO OF THE ISSUER BY ACCOUNT
                               BALANCE AS OF [ ]

                                                        PERCENTAGE OF                 PERCENTAGE OF
                                         RECEIVABLES     RECEIVABLES     NUMBER OF      NUMBER OF
                                           BALANCE         BALANCES      ACCOUNTS       ACCOUNTS
                                         -----------    -------------    ---------    -------------
                                                          (DOLLARS IN MILLIONS)
ACCOUNT BALANCE RANGE
$1 to $999,999.99.....................   $                       %                             %
$1,000,000 to $2,499,999.99...........                           %                             %
$2,500,000 to $4,999,999.99...........                           %                             %
$5,000,000 to $9,999,999.99...........                           %                             %
Over $10,000,000.00...................                           %                             %
                                         -----------        -----                         -----
Total.................................   $                  100.0%                        100.0%
                                         ===========        =====                         =====

  COMPOSITION OF RECEIVABLES IN THE INITIAL PORTFOLIO OF THE ISSUER BY PRODUCT
                                 TYPE AS OF [ ]

                                                        PERCENTAGE OF                 PERCENTAGE OF
                                         RECEIVABLES     RECEIVABLES     NUMBER OF      NUMBER OF
                                           BALANCE         BALANCES      ACCOUNTS       ACCOUNTS
                                         -----------    -------------    ---------    -------------
                                                          (DOLLARS IN MILLIONS)
PRODUCT TYPE
Recreational Vehicles..................  $                       %                             %
Boats and Boat Motors..................                          %                             %
Motorcycles............................                          %                             %
Accounts Receivable....................                          %                             %
Computers and Related Equipment........                          %                             %
Industrial and Agricultural Equipment..                          %                             %
[Power sports Equipment] [Snowmobiles].                          %                             %
Manufactured Housing...................                          %                             %
Keyboard and Other Musical Instruments.                          %                             %
Consumer Electronics and Appliances....                          %                             %
Lawn and Garden Equipment..............                          %                             %
Other..................................                          %                             %
                                         -----------        -----                         -----
Total..................................  $                  100.0%                        100.0%
                                         ===========        =====                         =====

      The "accounts receivable" category in the preceding table includes asset based lending receivables of $[ ] million. The "Other" category in the preceding table includes, among other product types, sewing, and heating, ventilating, and air conditioning equipment.

 GEOGRAPHIC DISTRIBUTION OF RECEIVABLES IN THE INITIAL PORTFOLIO OF THE ISSUER
                                   AS OF [ ]

                                                        PERCENTAGE OF                 PERCENTAGE OF
                                         RECEIVABLES     RECEIVABLES     NUMBER OF      NUMBER OF
                                           BALANCE         BALANCES      ACCOUNTS       ACCOUNTS
                                         -----------    -------------    ---------    -------------
                                                          (DOLLARS IN MILLIONS)
STATE
Total.................................   $                  100.0%                       100.0%
                                         ===========        =====                        =====

The "percentage of receivables balances" represented by receivables in each state not specifically listed in the preceding table is less than [ ]%. The information as to states in the preceding table is based on the mailing addresses of the applicable dealers, manufacturers or distributors in the records of the master servicer.

YIELD INFORMATION

      The receivables bear interest in their accrual periods at rates generally equal to a rate referred to in the related financing agreement plus a margin. The rate in the financing agreements relating to the receivables usually refers to the "prime rate" announced from time to time by a bank or banks referred to therein. Some receivables do not bear interest for a specified period after their origination.

      For [ ], the receivables in the total U.S. portfolio of CDF had a yield of [ ]% per annum and the receivables in the total U.S. portfolio of TCFC had a yield of [ ]% per annum. As of [ ], the receivables in the initial portfolio of the issuer had a yield of [ ]% per annum.

      The yield on the receivables in the underlying trust will be affected by the interest rates borne by such receivables, the discount factor for the underlying trust and the rate at which the balances of such receivables are paid. The yield on receivables held by the issuer will be affected by the interest rates borne by such receivables, [the discount factor applicable to the issuer] and the rate at which balances of such receivables are paid.

MAJOR CUSTOMERS; MAJOR MANUFACTURERS [AND DISTRIBUTORS]

      At [ ] no one dealer accounted for more than [ ]% of the aggregate balance of the receivables in the total U.S. portfolio of CDF, for more than [ ]% of the aggregate balance of the receivables in the total U.S. portfolio of TCFC, or for more than [ ]% of the aggregate balance of the receivables in the initial portfolio of the issuer. At [ ] no one manufacturer [or distributor] was obligated under repurchase agreements relating to receivables aggregating more than [ ]% of the aggregate balance of the receivables total U.S. portfolio of CDF, for more than [ ]% of the aggregate balance of the receivables in the total U.S. portfolio of TCFC, or for more than [ ]% of the aggregate balance of the receivables in the initial portfolio of the issuer. Such repurchase agreements are used as collateral disposal mechanisms in which risk is spread across dealers. No prediction can be made as to what percentage of the receivables in the future, whether in the issuer or in the underlying trust, may be obligations of a single dealer or be related to a single manufacturer or distributor under its repurchase agreements. See "The Financing Business -- Repurchase Agreements" in the prospectus.

DELINQUENCY EXPERIENCE

         The following tables set forth the delinquency experience as of the dates indicated for the total U.S. portfolio of CDF, the total U.S. portfolio of TCFC and the initial portfolio of the issuer. Because the accounts from which the receivables in the underlying trust or receivables held by the issuer will be generated constitute only a portion of the total U.S. portfolio of CDF and only a portion of the total U.S. portfolio of TCFC, the actual delinquency experience with respect to the accounts in the underlying trust and the accounts relating to the issuer may be different than the experience set forth in the table below. We cannot assure you that the delinquency experience for any receivables in the future will be similar to the experience shown below.

           DELINQUENCY EXPERIENCE FOR THE TOTAL U.S. PORTFOLIO OF CDF

                                                     AS OF   AS OF   AS OF   AS OF   AS OF   AS OF
                                                      [ ]     [ ]     [ ]     [ ]     [ ]     [ ]
                                                     -----   -----   -----   -----   -----   -----
                                                               (DOLLARS IN MILLIONS)
Receivables Balance..............................    $       $       $       $       $       $
Sold and unpaid/Insufficient funds past due 31
   days or more..................................
Scheduled Payment Plan past due 31 days or more..
Total............................................
Sold and unpaid/Insufficient funds past due 31
   days or more/Receivables

   Balance.......................................        %       %       %       %       %       %
Scheduled Payment Plan past due 31 days or more/
   Receivables Balance...........................        %       %       %       %       %       %
Total Sold and unpaid/Insufficient funds and
   Scheduled Payment Plan past due 31 days or
   more/Receivables Balance......................        %       %       %       %       %       %

           DELINQUENCY EXPERIENCE FOR THE TOTAL U.S. PORTFOLIO OF TCFC

                                                     AS OF   AS OF   AS OF   AS OF   AS OF   AS OF
                                                      [ ]     [ ]     [ ]     [ ]     [ ]     [ ]
                                                     -----   -----   -----   -----   -----   -----
                                                               (DOLLARS IN MILLIONS)
Receivables Balance..............................    $       $       $       $       $       $
Sold out of trust/Insufficient funds past due 31
   days or more..................................
Scheduled Payment Plan past due 31 days or more..
Total............................................
Sold out of trust/Insufficient funds past due 31
   days or more/Receivables

   Balance.......................................        %       %       %       %       %       %
Scheduled Payment Plan past due 31 days or more/
   Receivables Balance...........................        %       %       %       %       %       %
Total Sold out of trust/Insufficient funds and
   Scheduled Payment Plan past due 31 days or
   more/Receivables Balance......................        %       %       %       %       %       %

    DELINQUENCY EXPERIENCE FOR THE INITIAL PORTFOLIO OF THE ISSUER AS OF [ ]
                              (DOLLARS IN MILLIONS)

Receivables Balance..............................
Sold and unpaid/sold out of trust/Insufficient
   funds past due 31 days or more................
Scheduled Payment Plan past due 31 days or more..
Total............................................
Sold and unpaid/sold out of trust/Insufficient
   funds past due 31 days or more/Receivables
   Balance.......................................
Scheduled Payment Plan past due 31 days or more/
   Receivables Balance...........................
Total Sold and unpaid/sold out of
   trust/Insufficient funds and Scheduled
   Payment Plan past due 31 days or
   more/Receivables Balance......................

      A receivable was coded "sold and unpaid" or "sold out of trust" if CDF or TCFC, as the case may be, became aware that a dealer has sold a product financed by CDF or TCFC, as the case may be, without making a corresponding payment to CDF or TCFC, if required, as the case may be. A receivable was coded as "insufficient funds" if a dealer [manufacturer of distributor] made a payment to CDF or TCFC, as the case may be, and the applicable bank refused to honor such payment.

LOSS EXPERIENCE

      The following table sets forth the average receivables balance and loss experience for each of the periods shown with respect to the total U.S. portfolio of CDF, the total U.S. portfolio of TCFC [and the portfolio of the issuer]. Because the accounts in the underlying trust and accounts relating to the issuer will be only a portion of the total U.S. portfolio of CDF and the total U.S. portfolio of TCFC, actual loss experience with respect to the accounts in the underlying trust and accounts relating to the issuer may be different than the experience set forth in the table below. We cannot assure you that the loss experience for any receivables in the future will be similar to the historical experience set forth below. The historical experience set forth below includes the effect of the financial obligations of manufacturers [and distributors] in respect of repossessed products as described in the prospectus under "The Financing Business -- Repurchase Agreements." If manufacturers [or distributors] do not perform those obligations in the future, the loss experience in respect of the receivables would be adversely affected.

               LOSS EXPERIENCE FOR THE TOTAL U.S. PORTFOLIO OF CDF


                                                         [ ]MONTHS ENDED    YEAR ENDED AS OF    YEAR ENDED AS OF
                                                               [ ]                [ ]                 [ ]
                                                         ---------------    ----------------    ----------------
                                                                           (DOLLARS IN MILLIONS)
Average Receivables Balance......................
Gross Losses.....................................
Net Losses.......................................
Net Losses/Liquidations..........................
Net Losses/Average Receivables Balance...........


                                                          YEAR ENDED AS OF         YEAR ENDED AS OF    YEAR ENDED AS OF
                                                                [ ]                      [ ]                 [ ]
                                                          ----------------         ----------------    ----------------
Average Receivables Balance
Gross Losses.........................................
Net Losses...........................................
Net Losses/Liquidations..............................
Net Losses/Average Receivables Balance...............

      The "average receivables balance" referred to in the preceding table is the average weekly receivables balance for the twelve months ended on the last day of the period, except that the "average receivables balance" for the [ ] months ended [ ] is the average weekly receivables balance for the [ ] months ended on [ ]. "Net losses" in any period referred to in the preceding table are gross losses less recoveries for such period. The percentages indicated for the [ ] months ended [ ] in the preceding table are not annualized.

              LOSS EXPERIENCE FOR THE TOTAL U.S. PORTFOLIO OF TCFC


                                                         [ ]MONTHS ENDED    YEAR ENDED AS OF    YEAR ENDED AS OF
                                                               [ ]                [ ]                 [ ]
                                                         ---------------    ----------------    ----------------
                                                                           (DOLLARS IN MILLIONS)
Average Receivables Balance..........................
Gross Losses.........................................
Net Losses...........................................
Net Losses/Liquidations..............................
Net Losses/Average Receivables Balance...............


                                                          YEAR ENDED AS OF    YEAR ENDED AS OF    YEAR ENDED AS OF
                                                                [ ]                 [ ]                 [ ]
                                                         -----------------    ----------------    ----------------
Average Receivables Balance
Gross Losses.........................................
Net Losses...........................................
Net Losses/Liquidations..............................
Net Losses/Average Receivables Balance...............

The "average receivables balance" referred to in the preceding table is the average daily receivables balance for the twelve months ended on the last day of the period, except that the "average receivables balance" for the [ ] months ended [ ] is the average daily receivables balance for the [ ] months ended on [ ]. "Net losses" in any period referred to in the preceding table are gross losses less recoveries for such period. The percentages indicated for the [ ] months ended [ ] in the preceding table are not annualized.

           [LOSS EXPERIENCE FOR THE [INITIAL] PORTFOLIO OF THE ISSUER]


                                                         [ ]MONTHS ENDED    YEAR ENDED AS OF    YEAR ENDED AS OF
                                                               [ ]                [ ]                 [ ]
                                                         ---------------    ----------------    ----------------
                                                                          (DOLLARS IN MILLIONS)
Average Receivables Balance..........................
Gross Losses.........................................
Net Losses...........................................
Net Losses/Liquidations..............................
Net Losses/Average Receivables Balance...............


                                                          YEAR ENDED AS OF     YEAR ENDED AS OF    YEAR ENDED AS OF
                                                                [ ]                  [ ]                 [ ]
                                                          ----------------     ----------------    ----------------
Average Receivables Balance
Gross Losses.........................................
Net Losses...........................................
Net Losses/Liquidations..............................
Net Losses/Average Receivables Balance...............

[The "average receivables balance" referred to in the preceding table is the average daily receivables balance for the twelve months ended on the last day of the period, except that the "average receivables balance" for the [ ] months ended [ ] is the average daily receivables balance for the [ ] months ended on [ ]. "Net losses" in any period referred to in the preceding table are gross losses less recoveries for such period. The percentages indicated for the [ ] months ended [ ] in the preceding table are not annualized.]

AGING EXPERIENCE

      The following tables provide the age distribution of floorplan receivables in the total U.S. portfolio of CDF, the total U.S. portfolio of TCFC and the initial portfolio of the issuer, by receivables balances and as a percentage of the total U.S. portfolio of CDF, the total U.S. portfolio of TCFC or the initial portfolio of the issuer, as the case may be, outstanding at the dates indicated. [The data in the following tables for [ ] and [ ] excludes accounts receivable and asset based lending receivables.] For purposes of the following table, aging commences on the date of the applicable invoice provided by the applicable manufacturer to CDF or TCFC, as applicable, and ends on the date that the receivable has been paid in full. Because the floorplan receivables in the issuer and in the underlying trust will only be a portion of the entire U.S. portfolio of CDF and only a portion of the total U.S. portfolio of TCFC, actual age distribution of floorplan receivables in the issuer and in the underlying trust may be different than the distribution shown below.

 AGE DISTRIBUTION OF FLOORPLAN RECEIVABLES IN THE TOTAL U.S. PORTFOLIO OF CDF(1)

                              RECEIVABLES BALANCES

                                                                      AS OF DECEMBER 31
                                                           --------------------------------------
                DAYS                       AS OF [ ],      2003     2002    2001    2000    1999
-------------------------------------      ----------      -----    -----   -----   -----   -----
                                                                    (DOLLARS IN MILLIONS)
1-30.................................
31-60................................
61-90................................
91-120...............................
121-180..............................
181-270..............................
Over 270.............................
Total................................        100.0%        100.0%   100.0%  100.0%  100.0%  100.0%
                                             =====         =====    =====   =====   =====   =====

                       PERCENTAGE OF RECEIVABLES BALANCES

                                                                      AS OF DECEMBER 31
                                                           --------------------------------------
                DAYS                       AS OF [ ]       2003     2002    2001    2000    1999
-------------------------------------      ---------       -----    -----   -----   -----   -----
1-30.................................
31-60................................
61-90................................
91-120...............................
121-180..............................
181-270..............................
Over 270.............................
Total................................        100.0%        100.0%   100.0%  100.0%  100.0%  100.0%
                                             =====         =====    =====   =====   =====   =====

------------------------

(1) Data for [ ] and [ ] excludes accounts receivable and asset based lending receivables.

  AGE DISTRIBUTION OF FLOORPLAN RECEIVABLES IN THE TOTAL U.S. PORTFOLIO OF TCFC

                              RECEIVABLES BALANCES

                                                                      AS OF DECEMBER 31
                                                           --------------------------------------
                MONTHS                     AS OF [ ],      2003     2002    2001    2000    1999
-------------------------------------      ----------      -----    -----   -----   -----   -----
                                                                    (DOLLARS IN MILLIONS)
1-12.................................
12-18................................
18-24................................
Total................................        100.0%        100.0%   100.0%  100.0%  100.0%  100.0%
                                             =====         =====    =====   =====   =====   =====

                       PERCENTAGE OF RECEIVABLES BALANCES

                                                                      AS OF DECEMBER 31
                                                           --------------------------------------
                MONTHS                     AS OF [ ]       2003     2002    2001    2000    1999
-------------------------------------      ---------       -----    -----   -----   -----   -----
                                                                    (DOLLARS IN MILLIONS)
1-12.................................
12-18................................
18-24................................
Over 24..............................
Total................................        100.0%        100.0%   100.0%  100.0%  100.0%  100.0%
                                             =====         =====    =====   =====   =====   =====

AGE DISTRIBUTION OF FLOORPLAN RECEIVABLES IN THE INITIAL PORTFOLIO OF THE ISSUER
                                   AS OF [ ]
                             (DOLLARS IN MILLIONS)

                              RECEIVABLES BALANCES

              MONTHS                       AS OF [ ],
-------------------------------------      ----------
1-12.................................
12-18................................
18-24................................
Total................................        100.0%
                                             =====

                       PERCENTAGE OF RECEIVABLES BALANCES

              MONTHS                       AS OF [ ],
-------------------------------------      ----------
1-12.................................
12-18................................
18-24................................
Over 24..............................
Total................................        100.0%
                                             =====

CERTAIN PAYMENT PLAN INFORMATION

The floorplan business of CDF provides two basic payment terms to dealers, manufacturers or distributors: pay-as-sold or scheduled payment plan. See "The Financing Business -- Payment Terms" in the prospectus. As of [ ], the floorplan receivables in the total U.S. portfolio of CDF, by number of accounts, consisted of [ ]% pay-as-sold receivables, and [ ]% scheduled payment plan receivables. Because the floorplan receivables in the underlying trust and in the issuer will only be a portion of the entire U.S. portfolio of CDF, the actual distribution of floorplan receivables in the underlying trust and in the issuer by payment plan may be different than the distribution described in the previous sentence.

The floorplan business of TCFC provides two basic payment terms to dealers, manufacturers or distributors: pay-as-sold or scheduled payment plan. See "The Financing Business -- Payment Terms" in the prospectus. As of [ ], the floorplan receivables in the total U.S. portfolio of TCFC, by number of accounts, consisted of [ ]% pay-as-sold receivables, and [ ]% scheduled payment plan receivables. Because the floorplan receivables in the issuer will only be a portion of the entire U.S. portfolio of TCFC, the actual distribution of floorplan receivables in the issuer by payment plan may be different than the distribution described in the previous sentence.

                             MATURITY CONSIDERATIONS

      Your series will always be in one of three periods -- the revolving period, the controlled accumulation period or the early amortization period. Unless an early amortization event occurs, each class of notes will not receive payments of principal until the expected principal payment date for that class. The expected principal payment date for the Class A, Class B and Class C notes is set forth on the front cover page of this prospectus supplement. We expect, but cannot assure you, that the issuer will have sufficient funds to pay the full principal amount of each class of notes of your series on the expected principal payment date. However, if an early amortization event occurs, principal payments for the notes of your series may begin prior to the expected principal payment date.

CONTROLLED ACCUMULATION PERIOD

      During the controlled accumulation period, principal allocated to the notes of your series will accumulate in the principal account in an amount calculated to pay the Class A, Class B and Class C notes in full on the expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal account on the expected principal payment date will be sufficient to pay in full the outstanding principal amount of the notes of your series. If there are not sufficient funds on deposit in the principal account to pay any class of notes in full on the expected principal payment date, an early amortization event will occur and the early amortization period will begin.

EARLY AMORTIZATION PERIOD

      If an early amortization event occurs during either the revolving period or the controlled accumulation period, then the revolving period or the controlled accumulation period will end and the early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, on the next payment date any amount on deposit in the principal account will be paid:

      - first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

      - then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and

      - then to Class C noteholders, up to the outstanding principal balance of the Class C notes.

      In addition, if the outstanding principal balance of the notes of your series has not been paid in full, the issuer will continue to pay principal in the priority noted above to the noteholders on each payment date during the early amortization period until the final maturity date for the notes of your series, which is set forth on the front cover page of this prospectus supplement. No principal will be paid on the Class B notes until the Class A notes have been paid in full. No principal will be paid on the Class C notes until the Class A and Class B notes have been paid in full.

PAYMENT RATES

      The payment rate on the receivables will affect the size of principal payments during an early amortization period and whether the issuer has funds available to repay the notes on the expected principal payment date. The following tables set forth the highest and lowest Monthly Payment Rates for the total U.S. portfolio of CDF and the total U.S. portfolio of TCFC during any month in the periods shown, and the average of the Monthly Payment Rates for the total U.S. portfolio of CDF and the total U.S. portfolio of TCFC for all months during the periods shown. The Monthly Payment Rates for the total U.S. portfolio of CDF and the total U.S. portfolio of TCFC may be affected by the addition or removal of accounts from time to time. See "Description of the Notes -- Addition of Accounts" and " -- Removal of Accounts" in the prospectus.

      "Monthly Payment Rate" means, for any month, a fraction (expressed as a percentage) (a) the numerator of which is the principal collections on the receivables in the total U.S. portfolio of CDF or the total U.S. portfolio of TCFC, as applicable, and (b) the denominator of which is the aggregate balance of the principal receivables in the total U.S. portfolio of CDF or the total U.S. portfolio of TCFC, as applicable, at the beginning of such month.

      We cannot assure you that the rate of collections on the underlying trust receivables, or on the receivables held by the issuer, will be similar to the historical experience set forth below.

                TOTAL U.S. PORTFOLIO OF CDF MONTHLY PAYMENT RATES

                                                                          YEAR ENDED DECEMBER 31,
                                                            ----------------------------------------------------
                                                            2003        2002        2001        2000        1999
                                                            ----        ----        ----        ----        ----
Highest Month........................................
Lowest Month.........................................
Average of the Months in the Period..................

               TOTAL U.S. PORTFOLIO OF TCFC MONTHLY PAYMENT RATES

                                                                           YEAR ENDED DECEMBER 31,
                                                            ----------------------------------------------------
                                                            2003        2002        2001        2000        1999
                                                            ----        ----        ----        ----        ----
Highest Month........................................
Lowest Month.........................................
Average of the Months in the Period..................

                        DESCRIPTION OF SERIES PROVISIONS

      We have summarized certain terms of the notes of your series below and under "Description of the Notes" in the accompanying prospectus. Such summaries are not complete and are qualified by reference to the terms of the applicable transaction documents.

GENERAL

      The Class A, Class B and Class C notes comprise the notes of your series and will be issued under the indenture, as supplemented by an indenture supplement for your series, in each case between the issuer and the indenture trustee.

      The notes of your series will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See "Description of the Notes -- General," " -- Book-Entry Registration" and " -- Definitive Notes" in the accompanying prospectus. Interest on and principal of the notes of your series will be payable on each payment date on which those amounts are due to the noteholders in whose names the notes of your series were registered on the related record date. The record date will be the last day of the calendar month preceding each payment date.

      [We will apply to list the notes of your series on the Luxembourg Stock Exchange; however, we cannot assure you that the listing will be obtained. You should consult with the Luxembourg listing agent for the notes of your series, [Address] Luxembourg, phone number ([ ] ) [ - ] , for the status of the listing.]

COLLATERAL AMOUNT

      The "collateral amount" for your series initially will be equal to the "initial collateral amount" specified under "Summary of Terms" in this prospectus supplement, and thereafter will be reduced by:

      (a) all principal collections applied to make principal payments on the notes of your series or deposited into the principal account; and

      (b) defaulted receivables allocated to your series or reallocations of principal collections to cover interest or the servicing fee [or other fees] for your series that have not been reversed.

      The collateral amount cannot be less than zero.

      Reductions described in clause (b) above will be reversed to the extent that non-principal collections are available for that purpose on any subsequent payment date.

ALLOCATION PERCENTAGES

      Principal collections, non-principal collections and defaulted receivables will be allocated among the collateral amount for your series of notes and the collateral amount for other series of notes based on the allocation percentage for your series and the allocation percentages of other series of notes. [This will include principal collections, non-principal collections, and defaulted receivables in respect of the underlying trust that are allocated to the note trust certificate.]

      On any day, the allocation percentage for your series will be the percentage equivalent -- which may not exceed 100%--of a fraction:

      -     the numerator of which is:

            - for purposes of allocating non-principal collections and defaulted receivables at all times and principal collections during the revolving period, equal to the collateral amount as measured at the end of the prior Monthly Period (or, in the case of the month during which the closing date occurs, on the closing date); and

            - for purposes of allocating principal collections during the controlled accumulation period and the early amortization period, equal to the collateral amount as of the end of the revolving period; and

      -     the denominator of which is the greater of:

            (a)   the [Aggregate Principal Receivables as of a specified date];
                  and

            (b) the sum of the numerators used to calculate the applicable allocation percentages for all series of notes outstanding as of the date of determination.

      The denominator referred to above will initially be set as of the closing date. The denominator will be reset for purposes of allocating principal collections, non-principal collections and defaulted receivables at all times as follows:

      -     at the end of each Monthly Period;

      - on each date on which additional accounts are designated with respect to the underlying trust or the issuer;

      - on each date on which accounts are removed with respect to the underlying trust or the issuer;

      - on each date on which there is an increase in the outstanding balance of any variable interest issued by the issuer; and

      - on each date on which a new series of notes or a class of notes relating to a multiple issuance series is issued.

INTEREST PAYMENTS

      The notes of your series will accrue interest during each interest period at the applicable rates per year specified on the front cover page of this prospectus supplement.

      Each interest period for your series will begin on and include a payment date and end on but exclude the next payment date. However, the first interest period for your series will begin on and include the closing date.

      Interest on the notes will be calculated on the basis of the [actual number of days in the related interest period and] a 360-day year [of twelve 30-day months].

      If the issuer does not pay interest as calculated above to any class on a payment date, the amount not paid will be due on the next payment date, together with interest on the overdue amount of regular monthly interest at [ ]% plus the interest rate payable on the notes for the applicable class.

PRINCIPAL PAYMENTS

      During the revolving period, no principal payments will be made on your notes. During the controlled accumulation period and the early amortization period, deposits to the principal account and principal payments on the notes of your series, if applicable, will be made on each payment date from the following sources:

      (a) principal collections allocated to your series based on your allocation percentage and required to be deposited into the collection account for your series, less any amounts required to be reallocated to cover interest payments on the notes of your series or servicing fee payments; plus

      (b) any amount on deposit in the excess funding account allocated to your series on that payment date; plus

      (c) any non-principal collections or other amounts required to be treated as principal collections in order to cover the share of defaulted receivables allocated to your series or to reinstate prior reductions to the collateral amount; plus

      (d) any principal collections from other series that are shared with your series.

CONTROLLED ACCUMULATION PERIOD

      The controlled accumulation period is scheduled to begin on the applicable date specified under "Summary of Terms -- Commencement of Controlled Accumulation Period (subject to adjustment)" in this prospectus supplement. On each determination date until the controlled accumulation period begins, the master servicer, on behalf of the issuer, will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal account by the expected principal payment date as described under "Description of the Notes -- Length of Controlled Accumulation Period" in the accompanying prospectus. If the number of months needed to fully fund the principal account by the expected principal payment date is less than or more than the number of months in the scheduled controlled accumulation period, the issuer will either postpone the controlled accumulation period or start the controlled accumulation period earlier than the then-currently scheduled controlled accumulation period, as applicable, so that the number of months in the scheduled controlled accumulation period equals the number of months expected to be needed to fully fund the principal account by the expected principal payment date. In no event will the issuer postpone the beginning of the controlled accumulation period to later than [ ] months prior to the expected principal payment date.

      On each payment date relating to the controlled accumulation period, funds will be deposited in the principal account in an amount equal to the least of:

      (1) funds available for this purpose for your series with respect to that payment date;

      (2) the outstanding principal balance of the notes of your series as of the last day of the revolving period, divided by the number of months in the controlled accumulation period;

      (3) an amount equal to the outstanding principal amount of the notes of your series, minus the amount on deposit in the principal account prior to any deposits on that date; and

      (4)   the collateral amount.

      Any remaining funds not deposited in the principal account first will be made available to investors in other series as shared principal collections and second will either be deposited in the excess funding account under the circumstances described under "Description of the Notes -- Excess Funding Account" in the accompanying prospectus or distributed to us or our assigns.

      Unless an early amortization period commences prior to the expected principal payment date, amounts in the principal account will be paid on the expected principal payment date to the Class A noteholders until the outstanding principal balance of the Class A notes has been paid in full, then to the Class B noteholders until the outstanding principal balance of the Class B notes has been paid in full, and then to the Class C noteholders until the outstanding principal balance of the Class C notes has been paid in full.

EARLY AMORTIZATION PERIOD

      On each payment date relating to the early amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for your series of notes for the related Monthly Period in an amount up to the outstanding principal balance of the Class A notes.

      After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each payment date relating to the early amortization period, the remaining available funds for principal payments for your series of notes for the related Monthly Period in an amount up to the outstanding principal balance of the Class B notes.

      After payment in full of the outstanding principal balance of the Class A notes and the Class B notes, the Class C noteholders will be entitled to receive, on each payment date relating to the early amortization period, the remaining available funds for principal payments for your series of notes for the related Monthly Period in an amount up to the outstanding principal balance of the Class C notes.

      See " -- Early Amortization Events" below for a discussion of events that might lead to the commencement of the early amortization period.

SUBORDINATION

      The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes. The excess collateral amount is subordinated to all three classes of notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes.

      Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full.

      The collateral amount for your series will be reduced as the collateral is applied for the benefit of your series, for instance as principal payments are made on your series. In addition, the collateral amount can be applied for the benefit of your series in two other ways:

      - by reallocating principal collections to make interest payments and certain other payments for your series, when non-principal collections are not sufficient to make these payments, as described under "Description of Series Provisions -- Reallocation of Principal Collections"; and

      - to absorb your series' share of defaulted receivables, when non-principal collections are not sufficient to cover these amounts.

      The excess collateral amount provides credit enhancement by absorbing these types of reductions. If the total amount of these latter two types of reductions exceeds the excess collateral amount, then the Class C notes may not be repaid in full. If the total amount exceeds the excess collateral amount and the principal amount of the Class C notes, then the Class B notes may not be repaid in full. If the total amount exceeds the sum of principal amounts of the Class C and Class B notes, then the Class A notes may not be repaid in full.

      If receivables are sold after an event of default, the net proceeds of that sale allocable to your series would be paid first to the Class A notes, then to the Class B notes and finally to the Class C notes, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class have been paid in full.

APPLICATION OF NON-PRINCIPAL COLLECTIONS

      On each payment date, your series' share of non-principal collections (and your series' share of any available non-principal collections from other series) for the prior month will be applied in the following order:

      (1) to pay, pro rata, (a) the accrued and unpaid fees and other amounts owed to the indenture trustee up to a maximum amount of $[ ] for each [month], (b) the accrued and unpaid fees and other amounts owed to the trustee for the underlying trust up to a maximum amount of $[ ] for each [month], (c) the accrued and unpaid fees and other amounts owed to the Owner Trustee up to a maximum amount of $[ ] for each [month], and (d) the accrued and unpaid fees and other amounts owed to the administrator for the issuer up to a maximum amount of $[ ] for each [month];

      (2) to pay the servicing fee for your series for the prior Monthly Period and any overdue servicing fee (to the extent not previously paid [, and to reimburse the master servicer for any servicer advances and accrued and unpaid interest thereon]);

      (3) to pay, pro rata, interest on the Class A notes, including any overdue interest and additional interest on the overdue interest, to the extent permitted by applicable law;

      (4) to pay, pro rata, interest on the Class B notes, including any overdue interest and additional interest on the overdue interest, to the extent permitted by applicable law;

      (5) to pay, pro rata, interest on the Class C notes, including any overdue interest and additional interest on the overdue interest, to the extent permitted by applicable law;

      (6) to deposit into the principal account, during the controlled accumulation period or the early amortization period, an amount (treated as a portion of Available Principal Collections) equal to the Aggregate Investor Default Amount for the Monthly Period;

      (7) to deposit into the principal account, during the controlled accumulation period or early amortization period, an amount (treated as a portion of Available Principal Collections) equal to the sum of the aggregate amount of investor charge-offs and the amount of reallocated principal collections which have not been previously reimbursed;

      (8) to deposit into the reserve account an amount equal to the amounts, if any, required to be deposited in the reserve account;

      (9) to pay to the persons listed in clause (1) above on a pari passu basis any amounts owed to such persons and not paid pursuant to clause (1) above;

      (10) if the early amortization period has not occurred and is not continuing, the balance, if any, will constitute a portion of excess non-principal collections for such payment date and will be applied in accordance with the indenture; and

      (11) if an early amortization period has occurred and is continuing, to make principal payments on the Class A, Class B and Class C notes, in that order of priority.

      For a description of non-principal collections, see "Structural Summary -- Application of Non-Principal Collections" in this prospectus supplement.

REALLOCATION OF PRINCIPAL COLLECTIONS

      If non-principal collections available to your series are not sufficient to pay the aggregate amount of payments on a payment date described in clauses
(1) through (5) and (8) under " -- Application of Non-Principal

Collections" above, and if the withdrawal from [the reserve account for such payment date, as described under "-- Reserve Account" below], is not sufficient to make the payments described in clauses (1) though (5) under "-- Application of Non-Principal Collections" above, then principal collections allocated to your series will be reallocated to cover these amounts. Any reallocation of principal collections is a use of the collateral for your notes. Consequently, these uses will reduce the remaining collateral amount by the amount that was reallocated. The amount of principal collections that will be reallocated on any payment date will not exceed the Monthly Principal Reallocation Amount for the related Monthly Period.

INVESTOR CHARGE-OFFS

      A portion of [the issuer's share of] the defaulted principal receivables in each charged-off account will be allocated to the collateral amount for your series in an amount equal to your series' allocation percentage on the date the account is charged-off. The allocation percentage is described under "-- Allocation Percentages" above. The issuer's pro rata share of the defaulted principal receivables will be calculated as described in the accompanying prospectus under the caption "The Trust Portfolio."

      On each payment date, if the sum of the defaulted principal receivables allocated to your series is greater than non-principal collections used to cover those amounts, then the collateral amount will be reduced by the amount of the excess. Any reductions in the collateral amount on account of defaulted principal receivables will be reversed to the extent that non-principal collections are available for that purpose on any subsequent payment date.

[SHARING PROVISIONS

      Your series is in group one for purposes of sharing excess non-principal collections. Your series will share excess non-principal collections with other series in group one. See "Description of the Notes -- Shared Excess Non-Principal Collections" in the accompanying prospectus.

      Your series is a principal sharing series; however, your series will not be entitled to share excess principal collections from other series on any payment date during the early amortization period that is prior to the expected principal payment date. See "Description of the Notes -- Shared Principal Collections" and "-- Excess Funding Account" in the accompanying prospectus.]

PRINCIPAL ACCOUNT

      The issuer will establish and maintain a segregated trust account to serve as the principal account. During the controlled accumulation period, the master servicer, on behalf of the issuer, will make deposits to the principal account as described under "-- Principal Payments" in this prospectus supplement.

      Funds on deposit in the principal account will be invested to the following payment date in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings, net of investment losses and expenses, on funds on deposit in the principal account will be deposited in the collection account and treated as non-principal collections available to your series for the related interest period.

EXCESS COLLATERAL AMOUNT

      An excess collateral amount provides credit enhancement for your series. The initial excess collateral amount is set forth under "Summary of Terms" in this prospectus supplement.

      [On each payment date during the controlled accumulation period, the excess collateral amount will be decreased by the amount of funds that are available, but not required, to be deposited into the principal account on that payment date. However, no such reduction will be permitted to reduce the excess collateral amount below the required excess collateral amount. See "Description of Series Provisions -- Controlled Accumulation Period" in this prospectus supplement and "Credit Enhancement -- Excess Collateral Amount" in the accompanying prospectus.]

      [The required excess collateral amount for your series on any day is currently equal to [____]% of the total collateral amount on that day. However, a percentage lower than [___]% may be used to calculate the required excess collateral amount in the future if each rating agency confirms that the use of a lower percentage will not impair its ratings of the notes. In addition:

      (a) except as provided in clause (c), the required excess collateral amount will never be less than [ ]% of the initial collateral amount,

      (b) except as provided in clause (c), the required excess collateral amount will not reduce during an early amortization period, and

      (c) the required excess collateral amount will never exceed the aggregate outstanding principal amount of the notes, minus the balance on deposit in the principal account.]

RESERVE ACCOUNT

      [The issuer will establish and maintain a segregated account to serve as the reserve account. On each payment date, non-principal collections available to your series will be applied to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.]

      [We will either:

      [1. fund the reserve account on the closing date for your series, in an amount equal to the required reserve account amount, with proceeds of the issuance of notes of your series; or]

      [2. not fund the reserve account as of the closing date for your series; it will be funded on each payment date after the closing date for your series as described below; or]

      [3. on the closing date for your series, issue or direct [      ] to issue
a [promissory note] to the indenture trustee in an amount equal to the required reserve account amount. From time to time, if amounts are required to be withdrawn from the reserve account, the indenture trustee will demand payment on such [promissory note], will deposit the proceeds of such draw in the reserve account and will disburse such proceeds as described below.]

      [The required reserve account amount for any payment date will be equal to
(a) the result of the Required Reserve Account Percentage multiplied by the outstanding principal balance of the notes of your series, or (b) any other amount designated by us. We may only designate a lesser amount if each rating agency confirms that the designation will not impair its rating of any class of the notes of your series and we will certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for your series.]

      [On each payment date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that payment date, the issuer will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, and the amount withdrawn will no longer be available for your notes. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.]

      [All amounts on deposit in the reserve account on any payment date--after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that payment date--will be invested to the following payment date by the issuer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be either retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount or deposited in the collection account and treated as non-principal collections available to your series.]

      [On or before each payment date, the issuer will withdraw from the reserve account and deposit in the collection account an amount equal to the lesser of:

      (1) the amount then on deposit in the reserve account with respect to that payment date; and

      (2) the amount of the shortfall in non-principal collections available to make payments described in clauses (1) through (5) under " -- Application of Non-Principal Collections" above.]

[Amounts withdrawn from the reserve account on any payment date will be included as non-principal collections available to your series for that payment date.]

      [The reserve account will be terminated upon the earliest to occur of:

      (1)   the first payment date for the early amortization period;

      (2)   the expected principal payment date; and

      (3)   the termination of the trust.]

      [Upon the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date, will be distributed to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.]

EARLY AMORTIZATION EVENTS

      An early amortization event may occur for the notes of your series upon the occurrence of any of the following events:

      (a) our failure (1) to make any payment or deposit on the date required to be made under the transfer agreement between us and the issuer on or before the date that is five business days after the date the payment or deposit is required to be made or (2) to observe or perform in any material respect our other covenants or agreements set forth in the transfer agreement between us and the issuer, which failure has a material adverse effect on the noteholders of your series and which continues unremedied for a period of sixty (60) days after written notice of the failure, requiring the same to be remedied, has been given to us by the indenture trustee or to us and the indenture trustee by any holder of the notes of your series;

      (b) any representation or warranty made by us in the transfer agreement between us and the issuer or any information required to be given by us to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of sixty (60) days after written notice of the failure, requiring us to remedy the same, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that an early amortization event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;

      (c) our failure to convey receivables in additional accounts or participations to the issuer when required to do so;

      (d) any material servicer default after giving effect to applicable grace periods;

      (e) (i) on any determination date occurring in the months of [July through October], the average of the Monthly Payment Rates for the three preceding Monthly Periods is less than [ ] percent ([ ]%) (or a lower percentage if each rating agency confirms that using a lower percentage will not impair its rating of any class of the notes of your series) or (ii) on any determination date occurring in the months of [November through June], the average of the Monthly Payment Rates for the three preceding Monthly Periods is less than
            [ ] percent ([ ]%) (or a lower percentage if each rating agency confirms that using a lower percentage will not impair its rating of any class of the notes of your series); [provided that if we provide
            additional credit enhancement in an amount equal to [      ] then an
            early amortization event that would otherwise occur pursuant to this clause (e) will be deemed not to have occurred];

      (f) the outstanding principal balance of the Class A notes, the Class B notes or the Class C notes are not paid in full on the expected principal payment date;

      (g) specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or a Material Originator;

      (h) we are unable for any reason to transfer receivables to the issuer, or a Material Originator is unable to transfer receivables to us;

      (i) the issuer or the underlying trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

      (j)   an event of default for your series occurs under the indenture; or

      (k) [the amount on deposit in the reserve account is less than the required reserve account amount on any [ ] ([ ]) consecutive payment dates after giving effect to all payments and deposits on such payment dates.]

      In the case of any event described in clause (a), (b) or (d) above, an early amortization event will occur with respect to the notes of your series only if, after any applicable grace period, either the indenture trustee or the holders of not less than a majority of the then-outstanding principal balance of the notes of your series, by written notice to the issuer, with a copy to the indenture trustee, if notice is given by the noteholders of your series, declare that an early amortization event has occurred with respect to the notes of your series as of the date of the notice.

      In the case of any event described in clause (c), (e), (f), (g), (h), (i),
(j) or (k), an early amortization event with respect to the notes of your series will occur without any notice or other action on the part of the indenture trustee or the noteholders of your series immediately upon the occurrence of the event.

      On the date on which an early amortization event is deemed to have occurred, the early amortization period will begin.

      See "Description of the Notes -- Early Amortization Events" in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us or a Material Originator.

      Notwithstanding the foregoing, an early amortization period that commences before the scheduled end of the revolving period may terminate, and the revolving period may recommence, if [ ].

      [Notwithstanding the foregoing, the occurrence of an early amortization event will not result in a payment of principal on the notes prior to the expected principal payment date. Instead, collections will be accumulated and held in the principal account until the expected principal payment account until the expected principal payment date, at which time those collections, to the extent available, will be used to repay the principal amounts of the notes.]

EVENTS OF DEFAULT

      The events of default for your series, as well as the rights and remedies available to the indenture trustee and the noteholders of your series when an event of default occurs, are described under "The Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

      In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuer, the principal amount of the notes of your series automatically will be deemed to be immediately due and payable. If any other event of default for your series occurs, the indenture trustee or the holders of not less than a majority of the then-outstanding principal balance of the notes of your series may declare the notes of your series to be immediately due and payable. If the notes of your series are accelerated, you may receive principal prior to the expected principal payment date for your class of notes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The servicing fee rate for your series is set forth under "Summary of Terms--Servicing Fee Rate" in this prospectus supplement. Your series' share of the servicing fee for each month will be calculated as described under "Description of the Notes--Servicing Compensation and Payment of Expenses" in the accompanying prospectus.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement among us, the issuer and the underwriters named below, the issuer has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

                                           PRINCIPAL AMOUNT OF
CLASS A UNDERWRITERS                          CLASS A NOTES
--------------------                       -------------------
                                           $
      Total                                $

                                           PRINCIPAL AMOUNT OF
CLASS B UNDERWRITERS                          CLASS B NOTES
--------------------                       -------------------
                                           $
      Total                                $

                                           PRINCIPAL AMOUNT OF
CLASS C UNDERWRITERS                          CLASS C NOTES
--------------------                       -------------------
                                           $
      Total                                $

      In the underwriting agreement, the underwriters of each class of notes have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes in that class offered by this prospectus supplement if any of the notes in that class are purchased.

      The underwriters of each class of notes have advised us that they propose initially to offer the notes in that class to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriters at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriters of each class of notes and those dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to
be $[       ].

                                           CLASS A     CLASS B    CLASS C
                                            NOTES       NOTES      NOTES
                                           -------     -------    -------
Concessions.....................              %           %          %
Reallowances....................              %           %          %

The underwriters will be compensated as set forth in the following table:

                                         UNDERWRITERS'       AMOUNT
                                         DISCOUNTS AND     PER $1,000
                                          COMMISSIONS     OF PRINCIPAL    TOTAL AMOUNT
                                         -------------    ------------    ------------
Class A Notes                                  %          $               $
Class B Notes                                  %          $               $
Class C Notes                                  %          $               $
     Total Class A, Class B and Class
     C Notes                                              $               $
                                                                          ============

      Each underwriter has represented and agreed that:

      (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the notes in, from or otherwise involving, the United Kingdom:

      (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us or the issuer; and

      (c) it has not offered or sold and, prior to the date which is six months after the date of issue of the notes, will not offer or sell any note to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the Regulations.

      We will indemnify the underwriters for certain liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities as described in the underwriting agreement.

      The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

      In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates.

                                  LEGAL MATTERS

      Certain legal matters relating to the issuance of the notes of your series will be passed upon for us by Mayer, Brown, Rowe & Maw LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the notes of your series will be passed upon for us by Mayer, Brown, Rowe & Maw LLP. Certain legal matters relating to the issuance of the notes of your series will be passed upon for the underwriters by [_____________________].

                   GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

      "Aggregate Investor Default Amount" means, as to any Monthly Period, the sum of the Investor Default Amounts in respect of such Monthly Period.

      "Aggregate Principal Receivables" means, as of any date of determination, the aggregate outstanding balance of principal receivables as of such date.

      "Available Principal Collections" means, for any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, minus
(b) the amount of reallocated principal collections with respect to such Monthly Period which are required [to be treated as non-principal collections] on the related payment date, plus (c) the sum of (i) any shared principal collections with respect to other principal sharing series (including any amounts on deposit in the excess funding account that are allocated to your series for application as shared principal collections), (ii) the aggregate amount to be treated as available principal collections pursuant to clauses (6) and (7) under "Description of Series Provisions -- Application of Non-Principal Collections" in this prospectus supplement and (iii) during an early amortization period, the amount of available non-principal collections used to pay principal on the notes of your series pursuant to clause (11) under "Description of Series Provisions -- Application of Non-Principal Collections" in this prospectus supplement for the related payment date.

      "CDF" means GE Commercial Distribution Finance Corporation, a Nevada corporation.

      "Dealer Overconcentration" means, with respect to a dealer (an "Overconcentrated Dealer"), the aggregate outstanding balance of the principal receivables (that are transferred receivables held by the issuer) owed by such dealer minus the applicable Dealer Concentration Limit. The "Dealer Concentration Limit" is a dollar amount calculated as a percentage (the "Concentration Limit Percentage") of the outstanding balance of principal receivables (that are held by the issuer) as of the end of each Monthly Period. If the dealer is among the [ ] dealers owing the largest amount of principal receivables as of the end of a Monthly Period (the "Top Dealers"), the Concentration Limit Percentage shall equal [ ]%. If the dealer is not among the Top Dealers, the Concentration Limit Percentage shall equal [ ]%. For purposes of the definitions of Dealer Overconcentration, Overconcentrated Dealer and Top Dealers, a dealer and all of its affiliates that are dealers will be considered to be a single dealer.

      "Default Amount" means, as to any defaulted account [relating to receivables held by the issuer], the amount of principal receivables (other than ineligible receivables, unless there is an insolvency event with respect to the related originator or with respect to us) in such defaulted account on the day it became a defaulted account [; provided that the amount of principal receivables included in the Overconcentration Amount will be excluded in determining Default Amounts].

      ["Discount Portion" means, with respect to a receivable, the portion thereof equal to the product of the discount factor and the outstanding principal balance of such receivable.]

      "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

      "Free Equity Amount" means, on any date of determination, (a) the Note Trust Principal Balance, minus (b) the aggregate of the collateral amounts for all outstanding series of notes.

      "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

      "Investor Default Amount" means, for any Monthly Period, the sum, for all accounts that became defaulted accounts during such Monthly Period, of the following amount: the product of (a) the Default Amount with respect to each such defaulted account and (b) the allocation percentage for your series on the day such account became a defaulted account.

      "Investor Principal Collections" means, for any Monthly Period, an amount equal to the aggregate amount of principal collections retained or deposited in the principal account for your series for such Monthly Period.

      "LIBOR" means, with respect to any interest period (or portion thereof), the rate per annum shown on page 3750 of the Bridge Telerate Services Report screen or any successor page as the composite offered rate for London interbank deposits for a period equal to such interest period (or portion thereof), as shown under the heading "USD" as of 11:00 a.m., London time, two LIBOR business days prior to the first day of such interest period (or portion thereof); provided that in the event no such rate is shown, LIBOR will be the rate per annum based on the rates at which dollar deposits for a period equal to such interest period (or portion thereof) are displayed on page "LIBOR" of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two LIBOR business days prior to the first day of such interest period (or portion thereof) (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further that in the event fewer than two such rates are displayed, or if no such rate is relevant, LIBOR will be the rate per annum at which deposits in United States dollars are offered by prime banks in the London interbank market at approximately 11:00 a.m. (London time) two LIBOR business days before the first day of such interest period (or portion thereof), for a period of time comparable to such interest period (or such portion thereof).

      "LIBOR Business Day" means any business day on which commercial banks are open for dealings in United States dollar deposits in London.

      "Manufacturer Overconcentration" means, on any determination date, with respect to all accounts covered by a floorplan agreement with the same manufacturer as obligor, the excess, if any, of (a) the aggregate outstanding balance of principal receivables (that are transferred receivables held by the issuer) in such accounts on the last day of the Monthly Period immediately preceding such determination date that are covered by such floorplan agreement over (b) [ ]% of the outstanding balance of principal receivables (that are held by the issuer) on the last day of such Monthly Period (in the case of each of the manufacturers that is among the [ ] manufacturers which are parties to floorplan agreements covering the largest aggregate outstanding balance of principal receivables that are transferred receivables), or [ ]% of the outstanding balance of principal receivables (that are held by the issuer) on the last day of such Monthly Period (in the case of manufacturers other than such top [ ] manufacturers) or, in each case, if [we consent], such larger percentage of the outstanding balance of principal receivables as [to which we consent].

      "Material Originator" means an Originator of principal receivables consisting of at least [ ]% (by dollar amount) of the total amount of principal receivables held by the issuer.

      "Minimum Free Equity Amount" means, as of any date of determination
[        ].

      "Monthly Payment Rate" means, for any Monthly Period, a fraction (expressed as a percentage), (a) the numerator of which is the principal collections of receivables held by the issuer [(without excluding therefrom the Discount Portions)] collected during such Monthly Period, and (b) the denominator of which is the aggregate balance of the principal receivables [(without deducting therefrom the Discount Portions)] held by the issuer as of the beginning of such Monthly Period.

      "Monthly Period" means, as to each payment date, the preceding calendar month; provided that the Monthly Period relating to the first payment date for your series means the period from and including [ ], 2004 to and including the end of the calendar month preceding such first payment date. The first payment date for your series is the first interest payment date specified on the front cover of this prospectus supplement.

      "Monthly Principal Reallocation Amount" means, for any Monthly Period, an amount equal to the lesser of (i) the Required Amount and (ii) (x) the initial excess collateral amount minus (y) [the sum of (I)] the amount of unreimbursed investor charge-offs (after giving effect to investor charge-offs for such Monthly Period) and unreimbursed reallocated principal collections (as of the previous payment date) [and (II) any reductions to the collateral amount on account of reductions to the required excess collateral amount,] but not less than zero.

      "Note Principal Balance" means the outstanding principal amount of the notes of your series.

      "Note Trust Principal Balance" means, as of any time of determination falling within or relating to a Monthly Period, the sum of

            (a)   the Aggregate Principal Receivables at that time; and

            (b) the amount on deposit in the excess funding account at that time (exclusive of any investment earnings on such amount).

      "Originator" is defined under "The Accounts -- General" in this prospectus supplement.

      "Overconcentration Amount" means, on any determination date, the sum of the Dealer Overconcentration, the Manufacturer Overconcentration, the Product Line Overconcentration and the Unsecured Receivable Overconcentration on such determination date.

      "Owner Trustee" is defined under "Summary of Terms" in this prospectus supplement.

      "Product Line Overconcentration" means, on any determination date, the excess, if any, of (a) the aggregate outstanding balance of principal receivables (that are held by the issuer that represent financing for a single product line (according to the applicable originator's classification system) on the last day of the Monthly Period immediately preceding such determination date over (b)(i) [ ]% of the outstanding balance of principal receivables (that are held by the issuer) on the last day of such Monthly Period if such product line is not recreational vehicles or boats or boat motors, (ii) [ ]% of that outstanding balance of principal receivables (that are held by the issuer) if such product line is recreational vehicles, or (iii) [ ]% of that outstanding balance of principal receivables (that are held by the issuer if such product line is boats or boat motors or, in the case of clause (i), (ii) or (iii), if [we consent], such larger percentage of the outstanding balance of principal receivables as is stated in the applicable notice from [us] providing the consent.

      "Required Amount" means, for any payment date, an amount equal to the excess, if any, of (a) the sum of the amounts described in clauses (1) through
(5) and (8) under "Description of Series Provisions -- Application of Non-Principal Collections" in this prospectus supplement, over (b) available non-principal collections [and, in the case of clauses (1) through (5), withdrawals from the reserve account] applied to pay such amount.

      "Required Reserve Account Percentage" is defined under "Summary of Terms" in this prospectus supplement.

      "Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

      "TCFC" means Transamerica Commercial Finance Corporation, a Delaware corporation.

      "Unsecured Receivable Overconcentration" means, on any determination date, the excess, if any, of (a) the outstanding balance of principal receivables (that are held by the issuer) in accounts created pursuant to unsecured receivable financing agreements as of the last day of the Monthly Period immediately preceding such determination date over (b) [ ]% of the outstanding balance of principal receivables (that are held by the issuer) on the last day of such Monthly Period or, if [we consent], such larger percentage of the outstanding balance of principal receivables as is stated in the notice from [us] providing that consent.

                                     ANNEX I

                  OTHER SERIES OF NOTES ISSUED AND OUTSTANDING

      The principal characteristics of the other outstanding series of notes previously issued by the issuer are set forth in the table below. All of the outstanding series of notes are in group one. For more specific information with respect to any series of notes, any prospective investor should contact the administrator for the issuer at the following address:

                           General Electric Capital Corporation
                           1600 Summer Street, 4th Floor
                           Stamford, Connecticut 06927
                           Telephone: (203) 357-4000
                           Attention: Securitization Investor Relations Manager

                                     A-I-1

                                    ANNEX II

                             OTHER SERIES ISSUED BY
             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST

      This Annex II sets forth certain information regarding series issued by the underlying trust that are outstanding or are expected to be outstanding at the date of the issuance of your series of notes.

SERIES 2000-2 CERTIFICATES

Initial principal balance.....................    $500,000,000
Payment dates.................................    The fifteenth day of each month (or, if that
                                                  day is not a business day, the next business day)

Expected final payment date...................    April 2005 payment date
Series termination date.......................    April 2007 payment date

[SERIES 2000-4 CERTIFICATES

Current maximum principal balance.............    $500,000,000
Outstanding principal balance as of [   ],
  2004........................................    $[       ]
Payment dates.................................    Varies; certain types of funding tranches
                                                  provide for monthly payments; others can
                                                  provide for payment more or less frequently
Commitment termination date...................    July 22, 2004
Series termination date.......................    July 2005 payment date]

SERIES 2003-1 CERTIFICATES

Initial principal balance.....................    $750,000,000
Payment dates.................................    The fifteenth day of each month (or, if that
                                                  day is not a business day, the next business day)

Expected final payment date...................    April 2005 payment date
Series termination date.......................    April 2007 payment date

SERIES 2003-2 CERTIFICATES

Initial principal balance.....................    $1,000,000,000
Payment dates.................................    The fifteenth day of each month (or, if that
                                                  day is not a business day, the next business day)

Expected final payment date...................    April 2006 payment date
Series termination date.......................    April 2008 payment date

                                     A-II-1

                      GE DEALER FLOORPLAN MASTER NOTE TRUST
                                     ISSUER

   CDF FUNDING, INC.                      GENERAL ELECTRIC CAPITAL CORPORATION
      TRANSFEROR                                   MASTER SERVICER

                                 SERIES 2004-___

             $[ ] CLASS A [FLOATING RATE] [___%] ASSET BACKED NOTES

             $[ ] CLASS B [FLOATING RATE] [___%] ASSET BACKED NOTES

             $[ ] CLASS C [FLOATING RATE] [___%] ASSET BACKED NOTES

                              PROSPECTUS SUPPLEMENT

                        UNDERWRITERS OF THE CLASS A NOTES

                        UNDERWRITERS OF THE CLASS B NOTES

                        UNDERWRITERS OF THE CLASS C NOTES

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until [ ], 2004.

                   Subject to Completion dated ________, 2004

                                   PROSPECTUS

                      GE DEALER FLOORPLAN MASTER NOTE TRUST
                                     ISSUER

          CDF FUNDING, INC.           GENERAL ELECTRIC CAPITAL CORPORATION
             TRANSFEROR                       MASTER SERVICER

                               ASSET BACKED NOTES

THE ISSUER  --

      - may periodically issue asset backed notes in one or more series with one or more classes; and

      -     will own a direct or indirect interest in --

            - floorplan receivables, accounts receivable and asset based lending receivables generated from or derived from a portfolio of revolving accounts owned by GE Commercial Distribution Finance Corporation, Transamerica Commercial Finance Corporation and other permitted originators from time to time;

            -     payments due on those receivables; and

            - other property described in this prospectus and in the accompanying prospectus supplement.

THE NOTES --

      -     will be secured by, and paid only from, the assets of the issuer;

      - offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

      -     may have one or more forms of credit enhancement; and

      - will be issued as part of a designated series which may include one or more classes of notes.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [ ] IN THIS PROSPECTUS.

The notes are obligations of GE Dealer Floorplan Master Note Trust only and are not obligations of CDF Funding, Inc., CDF Financing, L.L.C., Distribution Financial Services Floorplan Master Trust, GE Commercial Distribution Finance Corporation, Transamerica Commercial Finance Corporation, General Electric Capital Corporation, General Electric Capital Services, Inc. or any other person or entity.

This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                __________, 2004

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We (CDF Funding, Inc.) provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

      -     the terms, including interest rates, for each class;

      -     the timing of interest and principal payments;

      -     information about credit enhancement, if any, for each class;

      -     the ratings for each class being offered;

      -     the method for selling the notes; and

      -     information about the receivables.

      IF THE TERMS OF YOUR SERIES OF NOTES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

      We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which those captions are located.

TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
SUMMARY:  OVERVIEW OF TRANSACTIONS.................................................................                1

RISK FACTORS.......................................................................................                3

         Bankruptcy of an Originator or the Transferor Could Result in Delays and Reductions in
                  Payments on the Notes............................................................                3
         Prior Interests in Receivables Could Result in Delays and Reductions in Payments on the
                  Notes............................................................................                5
         Commingling by the Master Servicer May Result in Delays and Reductions in Payments on
                  the Notes........................................................................                5
         Insolvency Laws May Adversely Affect the Collection of Receivables........................                5
         Lack of Security Interest Could Result in Delays and Reductions in Payments on the Notes..                5
         Reduced Collections or Originations of Receivables Could Result in Early Repayment,
                  Delayed Payment or Reduced Payment of the Notes..................................                6
         Potential Delays and Reductions in Payments on Notes Due to Addition of Accounts..........                7
         Potential Delays and Reductions in Payments on Notes Due to Removal of Accounts...........                7
         Potential Delays and Reductions in Payments on Notes Due to Dependence on the
                  Originators, the Master Servicer and the Servicer for the Underlying Trust.......                8
         Potential Delays and Reductions in Payments on Notes Due to Decrease in Sales of
                  Products.........................................................................                8
         Potential Delays and Reductions in Payments on the Notes Due to Default or Fraud By a
                  Dealer, Manufacturer or Distributor..............................................                8
         You May Not Be Able to Influence Actions of the Issuer or the Underlying Trust............                9
         The Existence or Issuance of Additional Series May Result in Delays and Reductions in
                  Payments on Notes................................................................                9
         Possible Delays and Reductions in Payments on Notes Due to Priority Differences Among
                  the Classes......................................................................               10
         Potential Delays and Reductions in Payments on Notes Due to Change in Payment Terms.......               10
         You Will Not Receive Physical Notes Representing the Notes of Your Series.................               10

IMPORTANT PARTIES..................................................................................               10

         The Issuer................................................................................               10
         CDF Financing, L.L.C......................................................................               11
         CDF Funding, Inc..........................................................................               11
         Distribution Financial Services Floorplan Master Trust....................................               11
         General Electric Capital Corporation......................................................               11
         GE Commercial Distribution Finance Corporation............................................               12
         Transamerica Commercial Finance Corporation...............................................               13

THE FINANCING BUSINESS.............................................................................               13

         General  ...............................................................................                 13
         Credit Underwriting Process.............................................................                 15
         Creation of Floorplan Receivables.......................................................                 15
         Payment Terms...........................................................................                 16
         Repurchase Agreements ..................................................................                 17
         Billing Procedures......................................................................                 18
         Dealer Monitoring.......................................................................                 18
         Realization on Receivables..............................................................                 19
         Charge-Off Policy.......................................................................                 19
         Asset Based Lending Receivables.........................................................                 20
         Participation Arrangements..............................................................                 20

TABLE OF CONTENTS
(continued)

                                                                                                                 Page
                                                                                                                 ----
USE OF PROCEEDS..................................................................................                 21

DESCRIPTION OF THE NOTES.........................................................................                 21

         General  ...............................................................................                 21
         Book-Entry Registration.................................................................                 22
         Definitive Notes........................................................................                 25
         Interest Payments.......................................................................                 25
         Principal Payments......................................................................                 26
         Length of Controlled Accumulation Period................................................                 27
         Multiple Issuance Series................................................................                 28
         New Issuances of Notes..................................................................                 28
         Representations and Warranties..........................................................                 29
         Addition of Accounts....................................................................                 31
         Removal of Accounts.....................................................................                 32
         Discount Option.........................................................................                 32
         Issuer Accounts.........................................................................                 33
         Funding Period..........................................................................                 33
         Application of Collections..............................................................                 34
         Overconcentrations......................................................................                 35
         Shared Excess Non-Principal Collections.................................................                 35
         Shared Principal Collections............................................................                 35
         Excess Funding Account..................................................................                 35
         Defaulted Receivables; Investor Charge-Offs.............................................                 36
         Final Payment of Principal..............................................................                 36
         Early Amortization Events...............................................................                 36
         Matters Regarding the Transferor Interest...............................................                 37
         Reports to Noteholders..................................................................                 37
         Amendments..............................................................................                 38

THE INDENTURE....................................................................................                 39

         Events of Default; Rights upon Event of Default.........................................                 39
         Covenants                                                                                                42
         Modification of the Indenture...........................................................                 44
         Annual Compliance Statement.............................................................                 46
         Indenture Trustee's Annual Report.......................................................                 46
         List of Noteholders.....................................................................                 46
         Satisfaction and Discharge of Indenture.................................................                 46
         The Indenture Trustee...................................................................                 46
         Matters Regarding the Administrator.....................................................                 47

POOLING AND SERVICING AGREEMENT FOR DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST.......                 47

         New Issuances of Investor Certificates..................................................                 47
         Amendments..............................................................................                 47
         Note Trust Certificate..................................................................                 48

DESCRIPTION OF THE SERVICING AGREEMENT...........................................................                 48

         General  ...............................................................................                 48
         Servicing Procedures....................................................................                 48
         Servicing Compensation and Payment of Expenses..........................................                 48
         Matters Regarding the Master Servicer...................................................                 49
         Representations, Warranties and Covenants of the Master Servicer........................                 50
         Servicer Default........................................................................                 51
         Evidence as to Compliance...............................................................                 52

TABLE OF CONTENTS
(continued)

                                                                                                                Page
                                                                                                                -----
         Subservicing............................................................................                 52

CREDIT ENHANCEMENT...............................................................................                 52

         General  ...............................................................................                 52
         Subordination...........................................................................                 53
         Letter of Credit........................................................................                 54
         Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral..................                 54
         Surety Bond or Insurance Policy.........................................................                 54
         Spread Account..........................................................................                 55
         Reserve Account.........................................................................                 55

DESCRIPTION OF THE RECEIVABLES SALE AGREEMENT....................................................                 55

         Sale of Receivables.....................................................................                 55
         Representations and Warranties..........................................................                 55
         Covenants                                                                                                57
         Merger or Consolidation.................................................................                 57
         Amendments..............................................................................                 58
         Other Originators.......................................................................                 58
         Termination.............................................................................                 58

DESCRIPTION OF TRANSFER AGREEMENT................................................................                 58

         Sale of Receivables and Note Trust Certificate..........................................                 58
         Representations and Warranties..........................................................                 58
         Merger or Consolidation.................................................................                 58
         Amendments..............................................................................                 59

NOTE RATINGS.....................................................................................                 59

U.S. FEDERAL INCOME TAX CONSEQUENCES.............................................................                 59

         Tax Characterization of the Issuer......................................................                 60
         Tax Consequences to the Holders of the Notes............................................                 60

STATE TAX CONSEQUENCES...........................................................................                 62

ERISA CONSIDERATIONS.............................................................................                 63

PLAN OF DISTRIBUTION.............................................................................                 64

REPORTS TO NOTEHOLDERS...........................................................................                 64

WHERE YOU CAN FIND MORE INFORMATION..............................................................                 64

GLOSSARY OF TERMS FOR PROSPECTUS.................................................................                 66

ANNEX I:  Global Clearance, Settlement and Tax Documentation Procedures..........................               A-I-1

                        SUMMARY: OVERVIEW OF TRANSACTIONS

                                 [TRANSACTION CHART]

Each series of notes will be issued by GE Dealer Floorplan Master Note Trust and will include one or more classes of notes constituting debt of the issuer. Each series and class may differ as to timing and priority of payments, interest rates, amount of payments in respect of principal or interest and credit enhancement. We, CDF Funding, Inc., will disclose the details of the timing and priority of payments and other matters in a prospectus supplement.

The issuer will have a direct interest in receivables originated by Originators. As of the closing date for your series, the Originators are GE Commercial Distribution Finance Corporation ("CDF") and by Transamerica Commercial Finance Corporation ("TCFC"). An Originator sells receivables to us, and we, in turn, transfer the receivables to the issuer. In the future, affiliates of Originators may originate receivables that are transferred to us and that we transfer to the issuer. Except where the context otherwise requires, all references in this prospectus or the accompanying prospectus supplement to an Originator in its capacity as an originator of receivables should be understood to include any affiliate of such Originator, including any joint venture to which an Originator is a party, that may, in the future, originate or own receivables that are transferred to us.

The issuer also will have indirect interests in receivables originated by CDF by holding a note trust certificate that Distribution Financial Services Floorplan Master Trust will issue to us, and we will transfer to the issuer. We refer to Distribution Financial Services Floorplan Master Trust as the underlying trust. The note trust certificate represents a beneficial ownership interest in receivables that are owned by the underlying trust and related assets of the underlying trust. We refer to the receivables in which the note trust certificate represents a beneficial ownership interest as the underlying trust receivables. The underlying trust receivables arise in accounts of CDF, CDF transfers those receivables to CDF Floorplan Receivables, L.P., which transfers those receivables to CDF Financing,

L.L.C., which in turn transfers those receivables to the underlying trust. We refer to CDF Floorplan Receivables, L.P. as the limited partnership.

If specified in the prospectus supplement for your series, the issuer may enter into one or more derivative contracts for the benefit of your series. Derivative contracts include interest rate swaps, currency swaps, credit swaps, interest rate caps or interest rate floors.

The receivables arise in accounts designated by an Originator or from its portfolio of revolving accounts. An Originator may, from time to time, designate additional accounts, and we will buy the receivables arising in those accounts from such entity and transfer them to the issuer. Once an account has been designated, all new receivables generated in that account will be automatically sold to us and transferred to the issuer. The total amount of transferred receivables will fluctuate daily as new transferred receivables are generated and payments are received on existing transferred receivables. The applicable Originator continues to own the designated accounts. An account may be removed from the list of designated accounts, in which case receivables related to that account will no longer be transferred to the issuer. See "Description of the Notes -- Addition of Accounts" and "Description of the Notes -- Removal of Accounts" in this prospectus.

CDF has been hired to service the receivables in the underlying trust. GE Capital guarantees the performance of CDF as servicer of the receivables in the underlying trust. GE Capital has been hired to service the transferred receivables held by the issuer, and may be referred to in this prospectus or the accompanying prospectus as the "master servicer." From time to time, the master servicer may retain one or more Originators to act as sub-servicers of receivables held by the issuer.

After all interests issued by the underlying trust, other than the note trust certificate, have been retired, the underlying trust will end after a period of time, at which time the receivables remaining in the underlying trust will be transferred by the underlying trust to [CDF Financing, L.L.C., by CDF Financing, L.L.C. to us and by us to the issuer]. Thereafter, CDF will transfer receivables from time to time to us, and we will transfer those receivables to the issuer. References to the transferred receivables in this prospectus and the prospectus supplement also include any receivables that we transfer directly to the issuer.

Wilmington Trust Company is the trustee for the underlying trust, and Wilmington Trust Company will act as indenture trustee for the issuer. The issuer will grant a security interest in its assets to the indenture trustee for the benefit of the noteholders.

                                  RISK FACTORS

      In addition to the other information contained in this prospectus and the prospectus supplement, you should consider the following risk factors, and the "Risk Factors" set forth in the prospectus supplement, in deciding whether to purchase notes. The disclosures below and in the "Risk Factors" set forth in the prospectus supplement do not purport to be complete; to fully understand and evaluate those disclosures, you should also read the rest of this prospectus and the related prospectus supplement.

BANKRUPTCY OF AN ORIGINATOR OR THE TRANSFEROR COULD RESULT IN DELAYS AND REDUCTIONS IN PAYMENTS ON THE NOTES

      Each Originator will represent and warrant in the receivables sale agreement among the Originators and us that the receivables sale agreement constitutes a valid sale, transfer and assignment to us of all right, title and interest of such Originator in the receivables. However, if an Originator were to become a debtor in a bankruptcy case, a bankruptcy trustee or creditor of such Originator, or such Originator as debtor in possession, may take the position that the transfer of the receivables to us should be characterized as a pledge of the receivables. If so, the indenture trustee would be required to go through bankruptcy court proceedings to establish its rights to collections on the receivables, and, if the transfer were held to be a pledge, to establish the amount of claims secured by the pledge. These proceedings could result in delays and reductions in payments on your notes.

      Similar issues may arise in connection with the underlying trust receivables. In connection with its origination of receivables that become underlying trust receivables, CDF has represented and warranted that the receivables contribution and sale agreement between it and the limited partnership or the related assignment constitutes a valid sale, transfer and assignment of all right, title and interest of CDF in the receivables transferred by CDF to the limited partnership. However, if CDF were to become a debtor in a bankruptcy case, a bankruptcy trustee or creditor of CDF, or CDF as debtor in possession, may take the position that the transfer of the receivables to the limited partnership should be characterized as a pledge of such receivables. If so, the trustee of the underlying trust would be required to go through bankruptcy court proceedings to establish its rights to collections on such receivables and, if the transfer were held to be a pledge, to establish the amount of claims secured by the pledge. Such proceedings could result in delays and reductions in payments on your notes.

      If we were to become a debtor in a bankruptcy case and a bankruptcy trustee or creditor, or we as debtor in possession, were to take the position that the transfer of the receivables or the note trust certificate by us to the issuer should be characterized as a pledge of those receivables, then delays and reductions in payments on your notes could result.

      Payments made by an Originator pursuant to the receivables sale agreement, or by us pursuant to the transfer agreement between us and the issuer, may be recoverable by such Originator or us, as applicable, as debtor in possession, or by a creditor or a bankruptcy trustee of such Originator or us, as a preferential transfer from such Originator or us, as applicable, if those payments are made within one year prior to the filing of a bankruptcy case relating to such Originator or us.

      If the limited partnership, CDF Financing, L.L.C., us, the master servicer, the servicer for the underlying trust, a Material Originator or the issuer were to become the subject of bankruptcy proceedings, an early amortization event would occur.

      - The bankruptcy of CDF Financing, L.L.C. will result in the trustee of the underlying trust selling the receivables in which the underlying trust has an interest unless holders of more than 50% of the aggregate unpaid principal amount of each class of outstanding certificates issued by the underlying trust, and each holder of a certificate issued in exchange for part of the interest of CDF Financing, L.L.C. in the underlying trust, instruct the trustee of the underlying trust not to sell the receivables.

      - The bankruptcy of the issuer may result in the issuer having to sell principal receivables. See "The Indenture -- Events of Default; Rights Upon Event of Default" in this prospectus.

      - You will suffer a loss if the sale of the receivables produced insufficient net proceeds to pay you in full.

      A bankruptcy court may have the power:

      - regardless of the terms of the relevant agreements, (a) to prevent the beginning of an early amortization period, (b) to prevent the early sale of the receivables and termination of the issuer or the underlying trust, (c) to require new receivables to continue being transferred to the issuer or the underlying trust, (d) to prevent the transfer of receivables to the issuer or the underlying trust,
            (e) to prevent the addition or removal of accounts, or (f) to prevent the limited partnership, CDF Financing, L.L.C., us, an Originator, the issuer, the underlying trust, the servicer for the underlying trust or the master servicer from making any payments contemplated by this prospectus or the accompanying prospectus supplement.

      There is a time delay between the receipt of collections by the master servicer on behalf of the issuer and its deposit of those collections in a deposit account of the issuer. There is a time delay between the receipt of collections by the servicer for the underlying trust and the deposit of those collections in a deposit account of the underlying trust. If the master servicer or the servicer for the underlying trust becomes a debtor in a bankruptcy case, the claim of the indenture trustee, or the claim of the trustee of the underlying trust, to collections in the possession of the master servicer, or in the possession of the servicer for the underlying trust, at the time of the bankruptcy filing would not be perfected. In this event, delays and reductions on your notes may occur.

      If the master servicer or the servicer for the underlying trust becomes a debtor in a bankruptcy case, the bankruptcy court would have the power to prevent the appointment of a new servicer. If the master servicer or the servicer for the underlying trust becomes a debtor in a bankruptcy case, the ability of the master servicer or the servicer for the underlying trust to service the receivables could be impaired by its bankruptcy and its actions would be supervised by a court, which could cause delays and reductions in payments on your notes.

      In addition, in a case decided by the United States Court of Appeals for the Tenth Circuit in 1993, the court said, in effect, that receivables transferred by a seller to a buyer would remain property of the debtor's bankruptcy estate. If, following a bankruptcy of any Originator, the limited partnership, CDF Financing L.L.C. or us, a court were to follow the reasoning of the court in that case, delays and reductions in payments on your notes could result.

      We have agreed to take steps in order to reduce the likelihood that our assets and liabilities would be consolidated in a bankruptcy proceeding with those of an Originator. However, we cannot assure you that a court would refrain from consolidating our assets and liabilities with those of an Originator, or with those of another person or entity, in a bankruptcy or similar proceeding. If our assets and liabilities were consolidated into the bankruptcy or insolvency estate of an Originator or any other person or entity, delays and reductions in payments on your notes could result. Likewise, if the assets and liabilities of the limited partnership or CDF Financing, L.L.C. were consolidated with the assets of CDF or any other person or entity in a bankruptcy or similar proceeding, delays and reductions in payments or your notes could result.

      The receivables sale agreement between the Originators and us provides that upon the occurrence of one or more specified early amortization events, the Originators will stop selling receivables to us, except as otherwise provided in the receivables sale agreement. The transfer agreement between us and the issuer provides that upon the occurrence of one or more specified early amortization events, we will stop transferring receivables to the issuer. If an Originator stops selling receivables to us, or we stop transferring receivables to the issuer, and the master servicer allocates collections to receivables that are not held by the issuer, delays and reductions in payments on your notes would occur. Likewise, if CDF stops selling receivables to the limited partnership, if the limited partnership stops selling receivables to CDF Financing, L.L.C., or CDF Financing, L.L.C. stops transferring receivables to the underlying trust, delays and reductions in payments on your notes may occur.

      In addition, if an insolvency event were to occur involving any Originator, any delayed funding receivables that had not yet been funded may not become funded and may be executory contracts that can be disaffirmed by the trustee-in-bankruptcy of CDF, in which case the related dealers, manufacturers or distributors would no longer be obligated to pay those delayed funding receivables, which the underlying trust has already treated as part of the underlying trust assets and in respect of which funds have been paid to CDF Financing, L.L.C., and the underlying trust would suffer a loss on those receivables. A delayed funding receivable is a receivable for which the related floorplan agreement permits CDF to delay payment of the purchase price of the related product to the manufacturer for a specified period after the invoice date for the product.

      Under federal or state fraudulent transfer laws, a court could, among other things, subordinate the rights of CDF Financing, L.L.C., the limited partnership, the trustee of the underlying trust, the indenture trustee or us in the receivables to the rights of creditors of an Originator if a court were to find, among other things, that the Originator received less than reasonably equivalent value or fair consideration for those receivables from the limited partnership or from us, as the case may be.

PRIOR INTERESTS IN RECEIVABLES COULD RESULT IN DELAYS AND REDUCTIONS IN PAYMENTS ON THE NOTES

      A court could conclude that the government or other persons or entities have a lien or other interest in the receivables with priority over the interest of CDF Financing, L.L.C., the limited partnership, the trustee of the underlying trust, the indenture trustee or us in the receivables. Claims of the government or other persons or entities in the receivables could result in delays and reductions in payments on your notes.

COMMINGLING BY THE SERVICER MAY RESULT IN DELAYS AND REDUCTIONS IN PAYMENTS ON THE NOTES

      The servicing agreement allows the master servicer, on behalf of the issuer, to retain collections on the receivables in which the issuer has an interest. So long as rating agencies that have rated outstanding series have approved of the retention of collections by the master servicer, on behalf of the issuer, the master servicer does not have to deposit collections into the collection account until the related payment date. The master servicer, on behalf of the issuer, is currently retaining collections on the receivables in which the issuer has an interest and will not deposit collections into the collection account for any calendar month until the related payment date. Likewise, the servicer for the underlying trust is currently retaining collections on the underlying trust receivables and will not deposit collections into the collection account for the underlying trust for any calendar month until the related payment date.

      If the master servicer became insolvent, failure by the master servicer to deposit collections in the collection account may result in delays and/or reductions in payments on your notes. If the servicer for the underlying trust became insolvent, failure by the servicer for the underlying trust to deposit collections in an account of the underlying trust may ultimately result in delays and/or reductions in payment on your notes.

INSOLVENCY LAWS MAY ADVERSELY AFFECT THE COLLECTION OF RECEIVABLES

      If a dealer, manufacturer or distributor becomes bankrupt or insolvent, federal and state bankruptcy and debtor relief laws may result in delays and reductions in payments due on receivables owed by such dealer, manufacturer or distributor and, in turn, could result in delays and reductions in payments on your notes.

LACK OF SECURITY INTEREST COULD RESULT IN DELAYS AND REDUCTIONS IN PAYMENTS ON THE NOTES

      Each Originator has represented and warranted in the receivables purchase agreement that each of its receivables is at the time of creation generally secured by a first priority perfected security interest in the related product or account receivable securing that receivable.

      - Notwithstanding the foregoing, a receivable need not be secured by a first priority security interest if the rating agencies rating the outstanding series have confirmed that the absence of a first priority security interest will not result in a reduction or withdrawal of the ratings of the outstanding series or classes of series rated by those rating agencies. The failure of receivables to be secured by a first priority security interest as described above will not constitute a breach of the representation and warranty by an Originator as to perfection matters.

      - Even if a receivable is secured by a product held by a dealer, manufacturer or distributor, the Originator's security interest in the product will terminate at the time that the product is sold. If the dealer, manufacturer or distributor is not required to remit, or fails to remit, to the Originator amounts owed on products that have been sold, the related receivables will no longer be secured by the products. As a result, delays or reductions in the amounts of collections on the related receivables could occur and, in turn, delays and reductions in payments on your notes could occur.

REDUCED COLLECTIONS OR ORIGINATIONS OF RECEIVABLES COULD RESULT IN EARLY REPAYMENT, DELAYED PAYMENT OR REDUCED PAYMENT OF THE NOTES

      You may suffer delays and reductions in payments on your notes because of the performance of the dealers, manufacturers or distributors or the receivables.

      - The receivables arising from the purchase of inventory are generally payable by dealers either after retail sale of the related product or, in some cases, in accordance with a predetermined schedule whether or not the product has been sold. The timing of sales of products is uncertain and varies depending on the product type.

      - We refer to receivables payable in accordance with a predetermined schedule, regardless of whether the product has been sold, as scheduled payment plan receivables. If products securing scheduled payment plan receivables sell more quickly than anticipated, then the receivables may, from time to time, not be secured by products. Conversely, when products sell more slowly than anticipated, scheduled payment plan receivables may have the benefit of excess inventory collateral. We cannot assure you that the collateral for any receivable would be of sufficient value, if repossessed or sold, to repay that receivable.

      - Some receivables in the underlying trust, or in which the issuer has a direct interest, may be secured by products, and others may be secured by receivables. The relative portions of the receivables secured by products and receivables secured by other assets may vary over time and cannot be predicted. The mix of products securing receivables may also be expected to vary over time and cannot be predicted. As a result, it is possible that the credit quality of the receivables in the underlying trust, or of the receivables in which the issuer has a direct interest, may decline as a result of the addition of additional receivables.

      - We cannot assure you that there will be additional receivables created under the accounts or that any particular pattern or amount of dealer, manufacturer or distributor repayments will occur. For example, an Originator may cease to provide financing to a dealer, manufacturer or distributor under an account that is designated for the benefit of the issuer or the underlying trust, and may thereafter provide financing to the same dealer, manufacturer or distributor under a new or different account that is not designated for the benefit of the issuer or the underlying trust. Payment of principal on the notes depends on dealer, manufacturer or distributor repayments. Collections during the accumulation period described in the related prospectus supplement may not be sufficient to fully amortize your notes on the date referred to in the prospectus supplement.

      - Reductions in the amount or frequency of payments by dealers, manufacturers or distributors could result in delays and reductions in payments to you.

      In addition, a significant decline in the amount of receivables generated could cause an early amortization event and could result in payment of your notes earlier or later than expected.

      [A discount factor will be applied to the receivables [in the underlying trust] in order to increase the amount of what we call non-principal collections.]

      Reductions in the payment rate by dealers, manufacturers or distributors will result in a reduction in the amount of non-principal collections, which in turn will reduce the amounts available to pay interest on the notes, to pay the servicing fee and to cover defaults and delinquencies on the receivables.

POTENTIAL DELAYS AND REDUCTIONS IN PAYMENTS ON NOTES DUE TO ADDITION OF ACCOUNTS

      You may suffer delays and reductions in payments on your notes because of the addition of accounts relating to the issuer or the underlying trust.

      - Pursuant to the transfer agreement between us and the issuer, we may designate, and in some cases we will be obligated to designate, additional accounts, the receivables in which will be transferred to the issuer. Pursuant to the pooling and servicing agreement among CDF Financing, L.L.C., the trustee of the underlying trust, and CDF, as servicer, CDF Financing, L.L.C. may designate, and in some cases CDF Financing, L.L.C. will be obligated to designate, additional accounts the receivables in which will be transferred to the underlying trust.

      - Additional accounts may include accounts originated under criteria different from those which were applied to previously designated accounts. Additional accounts may also provide financing for products of types different from those applicable to the receivables held by the issuer or the underlying trust at or prior to the time that your series is issued.

      - Additional accounts designated in the future may not be of the same credit quality, and may not relate to the same types of products, as previously designated accounts. If additional accounts are not of the same credit quality as previously designated accounts or if new product types that secure the receivables in new accounts do not provide security that is as favorable as that provided by existing product types, then delays and reductions in payments on your notes could result.

POTENTIAL DELAYS AND REDUCTIONS IN PAYMENTS ON NOTES DUE TO REMOVAL OF ACCOUNTS

      You may suffer delays and reductions in payments on your notes because of the removal of accounts relating to the issuer or the underlying trust.

      - Pursuant to the transfer agreement between us and the issuer, we may remove, and in some cases we will be obligated to remove, accounts from the list of accounts that generate receivables which are transferred to the issuer. Pursuant to the pooling and servicing agreement among CDF Financing, L.L.C., the trustee of the underlying trust, and CDF as the servicer, CDF Financing, L.L.C. may remove, and in some cases CDF Financing, L.L.C. will be obligated to remove, accounts from the list of accounts that generate receivables that are transferred to the underlying trust. Receivables in those accounts will remain in the underlying trust unless the applicable account was an ineligible account at the time it was originally designated as an account.

      - Following the removal of an account, some receivables relating to the account will be outside of the issuer or the underlying trust and other receivables relating to the account may remain in the issuer or the underlying trust.

      - If the master servicer applies collections relating to an account to receivables that are outside of the issuer or the underlying trust rather than to receivables that remain in the issuer or the underlying trust, then delays and reductions in payments on your notes could occur.

      - The removal of accounts may result in delays and reductions in payments on your notes.

POTENTIAL DELAYS AND REDUCTIONS IN PAYMENTS ON NOTES DUE TO DEPENDENCE ON THE ORIGINATORS, THE MASTER SERVICER AND THE SERVICER FOR THE UNDERLYING TRUST.

      You may suffer delays and reductions in payments on your notes if an Originator does not generate a sufficient level of receivables, if GE Capital does not perform its obligations as master servicer, if the servicer for the underlying trust does not perform its obligations as servicer, or if an Originator, the master servicer, or the servicer for the underlying trust otherwise does not perform its obligations under the transaction documents.

      - The issuer and the underlying trust depend entirely on the Originators to generate new receivables. Each Originator competes with various other financing sources, including independent finance companies, manufacturer-affiliated finance companies and banks, which are in the business of providing financing arrangements to dealers, manufacturers or distributors. Competition from other financing sources may result in a reduction in the amount of receivables generated by the Originators. We cannot assure you that the Originators will continue to generate receivables at the same rate as in prior years. A reduction in the amount of receivables generated by the Originators may result in delays and reductions in payments on your notes.

      - If GE Capital were to cease acting as master servicer or to fail to perform its obligations as master servicer, or if the servicer for the underlying trust were to cease acting as servicer for the underlying trust or to fail to perform its obligations as servicer for the underlying trust, then delays in processing payments on the receivables and in processing information relating to the issuer and the underlying trust and the receivables could occur and could result in delays and reductions in payments to you.

      - Pursuant to the transfer agreement between us and the issuer, we agree to repurchase receivables upon certain breaches of specified representations and warranties. However, we may be unable to fulfill those obligations unless we receive a corresponding payment from an Originator pursuant to the receivables sale agreement among us and the Originators.

POTENTIAL DELAYS AND REDUCTIONS IN PAYMENTS ON NOTES DUE TO DECREASE IN SALES OF PRODUCTS

      You may suffer delays or reductions in payments on your notes due to decreased sales of the products relating to the receivables.

      - The ability of the Originators to generate new receivables, and the ability of a dealer, manufacturer or distributor to make payments on the receivables, will depend on the sales of the products relating to those receivables. A variety of social and economic factors will affect the level of sales of products relating to the receivables, including national and regional unemployment levels and levels of economic activity in general, interest rates and consumer perceptions of economic conditions.

      - A reduction in sales of products of the type that secure receivables would reduce payments to the issuer and the underlying trust, which, in turn, could result in delays and reductions in payments to you.

POTENTIAL DELAYS AND REDUCTIONS IN PAYMENTS ON THE NOTES DUE TO DEFAULT OR FRAUD BY A DEALER, MANUFACTURER OR DISTRIBUTOR

      If a dealer, manufacturer or distributor fails to perform its obligations relating to the receivables, or if a dealer, manufacturer or distributor commits fraud, delays and reductions in payments on your notes could occur. A dealer, manufacturer or distributor may misrepresent various matters to an Originator, including, without limitation, its financial condition or the existence or value of accounts receivable or other collateral for receivables owed by it. This type of misrepresentation may be intentional, or fraudulent. Fraud by a dealer, manufacturer or distributor may result in delays and reductions in payments on the applicable receivables, which could result in delays and reductions in payments on your notes.

      Payment of receivables may depend on the performance of repurchase obligations by manufacturers or distributors as described under "The Financing Business --Repurchase Agreements." To the extent that the amount of repurchase obligation is less than the amount owed by the manufacturer or distributor to an Originator, or if a manufacturer or a distributor does not fulfill its repurchase obligations, then delays and reductions in payments on your notes could occur.

      In administering the receivables, the master servicer or the servicer for the underlying trust may exercise a right of set-off in a repurchase agreement against a manufacturer or a distributor that becomes insolvent. It is possible that the exercise of a right of set-off may take the form of not funding a delayed funding receivable owned by the issuer or the underlying trust and applying the funds toward an obligation of the manufacturer or a distributor in respect of a receivable owned by an Originator or one of its affiliates. The dealer, manufacturer or distributor obligated under that delayed funding receivable may in turn take the position that an Originator has failed to perform its obligation under the delayed funding receivable and, consequently, that it is discharged from its obligation to pay that delayed funding receivable.

YOU MAY NOT BE ABLE TO INFLUENCE ACTIONS OF THE ISSUER OR THE UNDERLYING TRUST

      You may be unable to influence or otherwise control the actions of the issuer or the underlying trust, and, as a result, you may be unable to stop actions that are adverse to you.

      - Noteholders of any series or any class within a series may need the approval or consent of other noteholders, whether in the same or a different series, to take or direct various actions, including amending the indenture and directing us to purchase the noteholders' interest in the underlying trust.

      - The interests of the noteholders of any class or series may not coincide with your interests, making it more difficult for you to achieve your desired results in a situation requiring the consent or approval of other noteholders.

      In addition, the issuer and the indenture trustee may amend the indenture or the indenture supplement for your series without your consent in the circumstances described in this prospectus.

      Any of the foregoing could result in a delay or reduction in payments on your notes.

THE EXISTENCE OR ISSUANCE OF ADDITIONAL SERIES MAY RESULT IN DELAYS AND REDUCTIONS IN PAYMENTS ON NOTES

      The existence of other series issued by the issuer or issuance of additional series by the issuer could result in delays or reductions in payments on your series. The issuer is expected to issue additional series -- which may be represented by different classes within a series -- from time to time without your consent. The terms of any series may be different from your series. Some series may be in accumulation or amortization periods while your series is in a revolving period; principal collections will be paid to those series while your series is not receiving principal payments. It is a condition to the issuance of each new series that each rating agency, if any, that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating. However, a ratings confirmation does not guarantee that the timing or amount of payments on your series will remain the same.

      The existence of series issued by the underlying trust, or issuance of other series by the underlying trust, could result in delays or reductions in payments on your series. The underlying trust has issued series before issuing the note trust certificate. The underlying trust may issue additional series -- which may be represented by different classes within a series -- from time to time without your consent. The terms of any underlying trust series may be different from your series. Some underlying trust series may be in accumulation or amortization periods while your series is in a revolving period; principal collections will be paid to those series while your series is not receiving principal payments. It is a condition to the issuance of each new series by the underlying trust that each rating agency, if any, that has rated an outstanding series issued by the underlying trust confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating. However, a ratings confirmation in respect of a series issued by the underlying trust does not guarantee that the timing or amount of payments on your series will remain the same.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON NOTES DUE TO PRIORITY DIFFERENCES AMONG THE CLASSES

      Each class of notes of a series may have a different priority in the ranking of payments of principal and interest. Because of this priority structure, if you hold a class that is paid later than another class, you bear more risk of delay and loss than holders of prior classes and you could experience delays and/or reductions in payments on your notes.

POTENTIAL DELAYS AND REDUCTIONS IN PAYMENTS ON NOTES DUE TO CHANGE IN PAYMENT TERMS APPLICABLE TO RECEIVABLES

      Pursuant to the pooling and servicing agreement for the underlying trust, the servicer for the underlying trust is authorized to change the terms of receivables in the underlying trust without your consent -- including payment terms, finance charges and other fees it charges -- if the servicer for the underlying trust believes such change will not cause an early amortization event. Changes in relevant law, changes in the marketplace or business practice could lead the servicer for the underlying trust to change the terms of receivables in the underlying trust, which could result in delays and/or reductions in payments on your notes.

      Pursuant to the servicing agreement, the issuer has authorized the master servicer, after a receivable held by the issuer becomes delinquent, to adjust, settle or compromise any payments due thereunder without your consent. Adjustments, settlements or compromises of payments due under the receivables held by the issuer could result in delays and/or reductions in payments on your notes.

YOU WILL NOT RECEIVE PHYSICAL NOTES REPRESENTING THE NOTES OF YOUR SERIES

      Your ownership of the notes will be registered electronically through DTC, Clearstream, or Euroclear, and you will not receive a physical note except in certain limited circumstances. The lack of physical notes could:

      - cause you to experience delays in receiving payments on the notes because the indenture trustee will be sending payments on the notes owned by you through DTC instead of directly to you;

      -     limit or prevent you from using your notes as collateral; and

      - hinder your ability to resell your notes or reduce the price that you receive for them.

                                IMPORTANT PARTIES

THE ISSUER

      The issuer of your notes will be GE Dealer Floorplan Master Note Trust. The issuer will be a statutory trust created under the laws of the State of Delaware. It will be operated under an amended and restated trust agreement between us and The Bank of New York (Delaware), as Owner Trustee.

      The activities of the issuer consist of:

      - acquiring and owning receivables, the note trust certificate and the proceeds of those assets;

      -     issuing and making payments on the notes; and

      -     engaging in related activities.

      The issuer's principal offices are at the following address: c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711,
Attention: Corporate Trust Administration.

CDF FINANCING, L.L.C.

      CDF Financing, L.L.C. is a limited liability company formed under the laws of the State of Delaware and is owned by its two members: the limited partnership and General Electric Capital Services, Inc. CDF Financing, L.L.C. was organized for limited purposes, which include acquiring receivables from the limited partnership.

CDF FUNDING, INC.

      We--CDF Funding, Inc.--are a corporation incorporated under the laws of the State of Delaware on February 5, 2004, and are owned by GE Capital and General Electric Capital Services, Inc. General Electric Capital Services, Inc. is also the indirect parent of CDF and TCFC and the direct parent of GE Capital. We were organized for the purpose of purchasing, holding, owning and transferring receivables and related activities.

DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST

      Distribution Financial Services Floorplan Master Trust is a trust formed in accordance with the laws of the State of New York pursuant to a pooling and servicing agreement with CDF, as servicer. We may refer to Distribution Financial Services Floorplan Master Trust as the underlying trust. The underlying trust is not a statutory business trust. The outstanding series issued by the underlying trust as of the closing date for any series of notes will be disclosed in Annex II to the prospectus supplement for the related series.

      The underlying trust has issued a note trust certificate to us that represents a beneficial ownership interest in receivables arising under certain accounts of CDF. We will transfer the note trust certificate to the issuer under a transfer agreement, and the issuer will grant a security interest in the note trust certificate to the indenture trustee.

      After all interests issued by the underlying trust in the receivables held by it other than the note trust certificate, have been retired, we expect that the underlying trust will end after a period of time, at which time the receivables held by it would be transferred by the underlying trust to CDF Financing, L.L.C. and then to CDF. Thereafter, CDF will transfer those receivables to the issuer.

      The trustee of the underlying trust is Wilmington Trust Company, the principal office of which is at 1100 N. Market Street, Wilmington, Delaware 19890.

GENERAL ELECTRIC CAPITAL CORPORATION

      General Electric Capital Corporation, a Delaware corporation (often referred to as GE Capital), is the parent of CDF and TCFC, and acts in several capacities in connection with the issuer: (1) it acts as master servicer of the receivables held by the issuer, (2) it guarantees the obligations of the Originators as originators of the receivables, and (3) it acts as administrator for the issuer.

      All of GE Capital's outstanding common stock is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company ("GE"). Financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital and its predecessor entities, which was financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital. GE Capital's principal executive offices are at 260 Long Ridge Road, Stamford, Connecticut 06927-1600. As of December 31, 2003, GE Capital's employment totaled approximately 83,700.

      GE Capital's financial information, including filings with the U.S. Securities and Exchange Commission ("SEC"), is available at www.ge.com/en/company/investor/secfilings.htm. Copies are also available, without charge, from GE Corporate Investor Communications, 3135 Easton Turnpike, Fairfield, Connecticut 06828-0001.

Alternatively, reports filed with the SEC may be viewed or obtained at the SEC Public Reference Room in Washington, D.C., or at www.sec.gov.

      GE Capital provides a wide variety of financing, asset management, and insurance products and services which are organized into the following four operating segments:

      - Commercial Finance. Commercial Finance offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data telecommunications, and healthcare. Commercial Finance has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific.

      - Consumer Finance. Consumer Finance offers a broad range of financial products, including private-label credit cards, personal loans, bank cards, auto loans, leases and inventory financing, residential mortgages, corporate travel and purchasing cards, debt consolidation, home equity loans, and credit insurance. Consumer Finance's operations are located principally in the United States, and in Europe, Asia, Latin and South America, Australia and New Zealand.

      - Equipment Management and Other Services. Equipment Management and Other Services helps customers manage, finance and operate a wide variety of business equipment worldwide. This operating segment provides rentals, leases, sales, asset management services and loans for portfolios of commercial and transportation equipment, including tractors, trailers, railroad rolling stock, intermodal shipping containers, modular space units, computer networks, marine containers and autos. Equipment Management and Other Services has offices throughout the United States and in Canada, Mexico and Europe.

      - Insurance. Insurance offers a broad range of insurance and investment products that help consumers create and preserve personal wealth, protect assets and enhance their lifestyles. For lenders and investors, these insurance products protect against the risk of default on low-down-payment mortgages. For businesses, it provides reinsurance and primary commercial insurance products to insurance companies, Fortune 100 companies, self-insurers and healthcare providers. Through December 2003, for state and local governments and other public entities, Insurance offered financial guarantees for a variety of debt securities. Insurance has offices throughout the United States and in Canada, Europe, Latin America and Australia.

      In November 2003 GE Capital announced its intent to make an initial public offering of a new company, Genworth Financial, Inc., comprising most of the Insurance operating segment's life and mortgage insurance businesses. On May 28, 2004, GE completed the sale of approximately one-third of Genworth Financial, Inc.'s equity in the initial public offering, and expects (subject to market conditions) to reduce its ownership over the next three years as Genworth Financial, Inc. transitions to full independence.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

      CDF was incorporated in Nevada in 1969. CDF is a financial services company that provides inventory financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. Industries served by CDF include, but are not limited to:

      -     computers and related equipment;

      -     recreational vehicles;

      -     boats and boat motors;

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      -     consumer electronics and appliances;

      -     keyboards and other musical instruments;

      -     industrial and agricultural equipment;

      -     manufactured housing units;

      -     snowmobiles; and

      -     motorcycles.

      CDF has offices in major metropolitan areas of the United States. Its principal executive offices are located at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192. The telephone number of that office is (847) 747-6800.

      As of the date of this prospectus, no dealer, manufacturer or distributor is an affiliate of CDF and no product being financed by the receivables arising in CDF accounts was made or distributed by an affiliate of CDF.

      As of the date of this prospectus, CDF provides inventory financing, accounts receivable financing or asset-based lending to over 10,000 dealers in the United States and its approved U.S. manufacturer/distributor list exceeds 950.

      CDF is a wholly owned subsidiary of GE Capital. GE Capital acquired CDF from a subsidiary of Deutsche Bank AG in 2002. CDF was formerly known as Deutsche Financial Services Corporation.

TRANSAMERICA COMMERCIAL FINANCE CORPORATION

      TCFC was incorporated in Delaware in 1987. TCFC is a financial services company that provides inventory financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. Industries served by TCFC include, but are not limited to:

      -     computers and related equipment;

      -     recreational vehicles;

      -     boats and boat motors;

      -     consumer electronics and appliances;

      -     keyboards and other musical instruments;

      -     industrial and agricultural equipment;

      -     [office automation products;]

      -     manufactured housing units;

      -     power sports equipment;

      -     consumer electronics and appliances

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      -     lawn and garden equipment; and

      -     motorcycles.

      TCFC [has offices in major metropolitan areas of the United States]. Its principal executive offices are located at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192. The telephone number of that office is (847) 747-6800.

      As of the date of this prospectus, no dealer, manufacturer or distributor is an affiliate of TCFC and, except for products made or distributed by GE Appliances, a division of General Electric Company, no product being financed by the receivables arising in TCFC accounts was made or distributed by an affiliate of TCFC.

      As of the date of this prospectus, TCFC provides inventory financing, accounts receivable financing or asset-based lending to over 19,000 dealers in the United States, and more than 1000 manufacturers or distributors are on its approved U.S. manufacturer/distribution list.

      TCFC is a wholly owned, indirect subsidiary of GE Capital. GE Capital acquired TCFC from an affiliate of Aegon U.S. Corporation in January 2004.

                             THE FINANCING BUSINESS

GENERAL

      The receivables sold or to be sold by an Originator to us will generally be selected from extensions of credit made by such Originator to dealers in the floorplan business, the accounts receivable business and the asset based lending business.

      The products financed within the floorplan business may include, among others:

      -     computers and related equipment;

      -     recreational vehicles;

      -     boats and boat motors;

      -     consumer electronics and appliances;

      -     keyboards and other musical instruments;

      -     lawn and garden equipment;

      -     industrial and agricultural equipment;

      -     [office automation products;]

      -     manufactured housing units;

      -     power sports equipment; and

      -     motorcycles.

      The types of products financed may change over time.

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      The floorplan receivables are generally secured by the products being financed and, in limited cases, by other personal property, personal guarantees, mortgages on real estate, assignments of certificates of deposit, or letters of credit. The amounts of the advances are generally equal to 100% of the invoice price of the product, less a discount, if applicable.

      In the accounts receivable business, an Originator generally makes loans that are secured by accounts receivable owed to the dealer, manufacturer or distributor against which an extension of credit was made and, in limited cases, by other personal property, mortgages on real estate, assignments of certificates of deposit or letters of credit. The accounts receivable which are pledged to an Originator as collateral may or may not be secured by collateral. The amount advanced by an Originator generally does not exceed 80%-85% of the amount of the accounts receivable that the applicable dealer, manufacturer or distributor represents and warrants meet eligibility criteria specified in the agreement between such Originator and that dealer, manufacturer or distributor. Some transactions under the accounts receivable business are documented as sales of receivables to an Originator.

      For a description of asset based lending receivables, see "The Financing Business -- Asset Based Lending Receivables" in this prospectus.

      Floorplan receivables, accounts receivable and asset based lending receivables may be non-recourse, partial recourse or full recourse obligations, in each case, of the related dealer, manufacturer or distributor.

      The master servicer services receivables of the Originators from its office in [Hoffman Estates, Illinois]. Each Originator originates its receivables from its [principal] office in [Hoffman Estates, Illinois] and in branch offices located in other parts of the United States. The number and location of these originating offices may change from time to time. In the future, receivables in the trust may include receivables originated by affiliates of an Originator, including any joint venture to which an Originator is a party, if the Rating Agency Condition is satisfied as to the designation of the affiliate as an approved affiliate. References in this prospectus to originations by an Originator will be deemed to include originations by any affiliate of such Originator, including any joint venture to which an Originator is a party, if the Rating Agency Condition has been satisfied regarding the affiliate.

CREDIT UNDERWRITING PROCESS

      A dealer, manufacturer or distributor requesting the establishment of a credit line with an Originator is required to submit an application and financial information, including audited or unaudited financial statements and, in some cases, tax returns. The Originator attempts to talk to, or receive reference letters from, several of the applicant's current creditors and may also obtain a credit agency report on the applicant's credit history. In addition to that financial information and credit information, the Originator will consider the following factors:

      -     the reason for the request for the extension of credit;

      -     the need for the credit line;

      - the products to be financed and the financial status of the manufacturer or distributor of those products, if any, that would enter into a related repurchase agreement; and

      - the experience of the dealer's, manufacturer's or distributor's management.

      The determination of whether to extend credit and of the amount to be extended is based on a weighing of the above factors. The dealer credit underwriting process of CDF also involves the use of a system that CDF refers to as the "enterprise credit system." The dealer credit underwriting process of TCFC involves the use of a system that TCFC refers to as "BIAS" (which is an acronym for TCFC's "business statistical behavioral scoring system"). [Each of BIAS and] the enterprise credit system employs artificial intelligence technology to simulate the analytical approach of senior underwriting personnel. By utilizing a standardized review process to analyze credit information, CDF believes that the enterprise credit system, and TCFC believes that BIAS, adds greater consistency to underwriting decisions across geographic areas and product lines. While all dealer, manufacturer or distributor applications for CDF are processed through the enterprise credit system, CDF does not use the enterprise credit

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

system as a credit scoring system that results in a numerical score that approves or disapproves the extension of credit or that indicates what amount of credit may be extended with respect to small dealers, [manufacturers and distributors] TCFC may use BIAS as a credit scoring system that results in a numerical score that approves or disapproves the extension of credit or that indicates what amount of credit may be extended. We cannot assure you that, in the future, any Originator will use or continue to use any of the systems described above.

      The size and risk weighting of a credit line to a dealer, manufacturer or distributor determines whether personnel within an Originator or above an Originator must approve the credit line.

      - Extensions of credit lines of more than $50,000,000 if secured and $7.5 million if unsecured require approval by GE Capital.

      Each Originator reviews individual dealer, manufacturer and distributor credit limits:

      - prior to any increase in the credit limit for that dealer, manufacturer or distributor;

      -     generally every 12 to 18 months; and

      - after becoming aware that the dealer, manufacturer or distributor is experiencing financial difficulties or is in default of its obligations under its agreement with such Originator.

      However, unless otherwise indicated by a BIAS score, TCFC generally does not review credit limits for dealers, manufacturers and distributors whose credit limit is less than $300,000.

CREATION OF FLOORPLAN RECEIVABLES

      The floorplan business is typically documented by an agreement between an Originator and a dealer which provides for both the extension of credit and a grant of security interest.

      - The agreement generally is for an unspecified period of time and creates a discretionary line of credit, which an Originator may terminate at any time in its sole discretion. However, termination of a line of credit may be limited by prevailing standards of commercial reasonableness and good faith, which may require commercially reasonable notice and other accommodations by such Originator.

      - After the effective date of termination, an Originator is under no obligation to continue to provide additional financing, but, absent default by the dealer, the then current outstanding balance will be repayable in accordance with the pay-as-sold or scheduled payment plan terms of that dealer's program with such Originator, as described below.

      - Receivables may be accelerated upon default by the dealer following any notice or cure period negotiated with the dealer.

      In the floorplan business, advances made for the purchase of inventory are most commonly arranged in the following manner. The dealer will contact the manufacturer and place a purchase order for a shipment of inventory. If the manufacturer has been advised that an Originator is the dealer's inventory financing source, the manufacturer will contact such Originator to obtain an approval number for the purchase order. At the time of that request, such Originator will determine whether:

      - the manufacturer is in compliance with its repurchase agreement, if applicable;

      - the dealer is in compliance with its program with such Originator, if applicable; and

      -     the purchase order is within the dealer's credit limit.

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

      If so, such Originator will issue an approval number to the manufacturer.

      The manufacturer will then ship the inventory to the dealer and directly submit its invoice for the purchase order to the Originator for payment. Interest or finance charges normally begin to accrue on the dealer's account as of the invoice date. The proceeds of the loan being made by the Originator to the dealer are paid directly to the manufacturer in satisfaction of the invoice price.

      An Originator may negotiate with each manufacturer whether to pay the loan proceeds reflecting the invoice immediately or following a mutually agreed delay. Typically, funding delays will range from a few days to up to 30 days, and in some cases ranges up to 90 days, after the date of the invoice. These delayed funding receivables will be transferred to the issuer or the underlying trust, as applicable, on the date of the invoice, and will be treated as part of the pool balance and the issuer or the underlying trust, as applicable, will release funds to us or to CDF Financing, L.L.C., as applicable, relating to delayed funding receivables even though the delayed funding receivables are not funded by an Originator until a later time -- that is, when such Originator pays the advance to the manufacturer in payment of the invoice price.

      An Originator and the manufacturer may also agree that such Originator may discount the invoice price of the inventory ordered by the dealer. Under this arrangement, the manufacturer will deem itself paid in full when it receives the discounted amount. Typically, in exchange for the float and income permitted by the payment delay and/or the discount, such Originator will agree to provide the manufacturer's dealers with reduced interest, or perhaps no interest, for some period of time. Thus, the dealer's financing program may provide for so-called "interest free" or "free flooring" periods during which no interest or finance charges will accrue on the receivables owed by that dealer.

PAYMENT TERMS

      The floorplan business of the Originators provides two basic payment terms to dealers:

      -     pay-as-sold; or

      -     scheduled payment plan.

      Under a "pay-as-sold" program, the dealer, is obligated to pay interest or finance charges monthly, but principal repayment on any particular item of inventory financed by an Originator is due and payable only at the time of sale of that item by the dealer, or at a predetermined maturity date. On occasion, an Originator may require particular dealers, to begin repaying principal in installments if the unit has not been sold within a specified period of time. These payments are referred to as "curtailments." Even if a curtailment schedule has not yet elapsed, the outstanding balance owing on that unit will be payable in full if the unit is sold. Pay-as-sold programs are principally offered in the motorcycle, recreational vehicle, boat and motor, agricultural equipment, manufactured housing, outdoor power equipment and other product lines in which the individual inventory price is relatively high and the product inventory turn is relatively slow.

      "Scheduled payment plans", in contrast, require that principal be repaid in accordance with a particular schedule. Depending upon the product line and the particular inventory turns of the individual dealer, the majority of these payment terms are generally no longer than 90 days. Under a scheduled payment plan, the dealer, is obligated to make payments in accordance with an agreed on schedule that approximates the average inventory turnover, regardless of when the item of inventory is actually sold [or more quickly if a material amount is sold more quickly than the agreed upon scheduled.] The Originators offer scheduled payment plans principally in the computer, consumer electronics and other product lines where the individual inventory price is relatively low, and the product inventory turnover is relatively fast.

      In the case of accounts receivable, the dealer, manufacturer or distributor is obligated to pay interest or finance charges monthly. Principal repayment is due at the end of the term of the credit facility, or, if earlier, when and to the extent principal outstandings exceed eligible accounts receivable at negotiated advance rates.

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

      In the case of asset based lending receivables, interest is payable monthly, while principal is payable at the end of the term of the credit facility, or, if earlier, when and to the extent principal outstandings exceed eligible collateral at negotiated advance rates.

REPURCHASE AGREEMENTS

      In the floorplan business, an Originator will provide financing for products for a particular dealer, in most instances, only if the Originator has also entered into a repurchase agreement with the manufacturer or the distributor of the product. Pursuant to a repurchase agreement, the manufacturer or the distributor will agree, among other matters, to purchase from the Originator those products sold by the manufacturer or distributor to a dealer and financed by such Originator if such Originator acquires possession of the products pursuant to repossession, voluntary surrender, or other circumstances. This arrangement maximizes collateral value, and reduces the time, expense and risk of damage normally associated with a secured lender's disposition of collateral.

      The terms of repurchase obligations of manufacturers and distributors may vary, by industry, by manufacturer and by distributor.

      - In some instances, the manufacturer or the distributor will be obligated to repurchase the product for a price equal to the unpaid principal balance owed by the dealer for the product in question whenever the applicable Originator acquires possession of that product.

      - Different terms may be negotiated by manufacturers and distributors with an Originator. The terms may provide for a smaller purchase price, or a purchase price which declines over time, or time periods beyond which no obligation to purchase by the manufacturer or the distributor will apply, or may cap the annual repurchase obligation at an aggregate dollar amount.

      - [Some repurchase agreements may also eliminate the repurchase obligation or reduce the purchase price payable by the manufacturer or the distributor, depending on the condition of the inventory acquired by the applicable Originator.]

      - [Some repurchase agreements obligate the applicable manufacturer or dealer to provide assistance in remarketing repossessed products.]

      In determining whether to include a manufacturer's products in its floorplan business, each Originator considers:

      - the manufacturer's financial status, including the liquidity and risk of bankruptcy of such manufacturer;

      - the spread of risk and any related concentrations within its customer base as it relates to the manufacturer's liquidity;

      -     its number of years in the business;

      -     the number of years the product has been sold;

      -     the credit quality of its customer base; and

      -     whether its products are sold nationally or in a limited area.

      In general, a more favorable determination by an Originator of those factors will increase the amount of dealer, outstanding payables to such Originator that such Originator will allow. Each Originator generally reviews manufacturers and distributors annually in the case of manufacturers or distributors whose dealers have outstanding payables to such Originator of more than [$2,000,000], and less frequently in the case of manufacturers whose

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dealers have smaller outstanding payables to such Originator or in the case of manufacturers that have credit ratings that are at least "investment grade."

BILLING PROCEDURES

      At the beginning of each month each Originator sends to each dealer, a billing statement for the interest, if any, and any other non-principal charges accrued or arising in the prior month for pay-as-sold products. Payment is generally due in respect of that statement by the 15th of that month. Billings may be generated more frequently for scheduled payment plan receivables.

DEALER MONITORING

      TCFC utilizes an online, real time proprietary collection system called "portfolio control system" or "PCS" as its primary dealer monitoring tool. PCS is an exception-based, rules driven system that is fully interfaced with "IMAX" (which is the computer system that TCFC uses to service receivables. Over the next 36 months, CDF intends to implement and use IMAX to service receivables it has originated). On a daily basis, PCS tracks more than thirty deficiencies, if applicable, for each dealer, rank-orders those deficiencies in a pre-determined order, and then drives such data to a specific credit or operations representative for collection or credit action depending on the nature of the deficiency. Additional dealer monitoring techniques used by the Originators include physical inspections of inventory, bill of sale and bank deposit audits, field examinations of a dealer's, books and records and monthly BIAS reviews.

      Each Originator performs inventory inspections in connection with pay-as-sold financing programs in order to physically verify the collateral used to secure a dealer's loan, check the condition of the inventory, account for any missing inventory and collect funds due to such Originator. The inventory inspection, or "floorcheck," is one of the key tools for monitoring inventory financed by an Originator on pay-as-sold terms.

      - Floorchecks are usually performed every 30-90 days (although risk based cycles may extend to 180 days).

      - Floorchecks are performed by field service representatives who are specially trained to audit dealer inventory. The Originators have a computerized field audit communications network providing field service representatives with timely and accurate inventory reports on the day of inspection. Any discrepancies in a dealer's inventory or payment schedule, or other problems discovered by a field service representative, are reported to management of the applicable Originator.

      Floorchecks generally are not performed on dealers on scheduled payment plans (unless there are risk issues identified) or in the accounts receivables business. However, the Originators conduct field audits, during which an accounts receivable auditor reviews certain books and records of an account receivable dealer [, manufacturer or distributor]. The audits are performed generally on a quarterly basis. Any deficiencies revealed during the audit are discussed with the dealer[, manufacturer or distributor] and reported to appropriate management of the applicable Originator.

REALIZATION ON RECEIVABLES

      If a dealer, manufacturer or distributor has defaulted on its obligations to an Originator under the related financing agreement:

      - After learning of the default, the Originator generally makes contact with the dealer, manufacturer or distributor to determine whether it can develop a workout arrangement with the dealer, manufacturer or distributor to cure all defaults. If disputes with the dealer, manufacturer or distributor exist, those disputes may be submitted to arbitration or may become subject to litigation.

      - After expiration of any and all applicable notice and cure periods that may have been agreed to between the Originator and that dealer, manufacturer or distributor, the Originator may declare the

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

            dealer's, manufacturer's or distributor's obligations immediately due and payable and enforce all of its legal rights and remedies, including commencement of proceedings to foreclose on any collateral, limited by the prevailing standards of commercial reasonableness and good faith.

      - In the case of accounts receivable, the Originator attempts to collect directly from the obligors on the accounts receivable; for some accounts relating to accounts receivable, the Originator will already control the collection of accounts receivable through the use of lockboxes.

      - If a manufacturer or distributor is obligated to repurchase the collateral under a repurchase agreement as described above under "-- Repurchase Agreements," and if an Originator has recovered the collateral, then such Originator will arrange for the collateral to be delivered to the related manufacturer or distributor.

      An Originator may be unable to recover some or all of the amount owing on a receivable. For some historical information as to loss experience in the total U.S. portfolios of the Originators, see "The Accounts -- Loss Experience" in the prospectus supplement.

CHARGE-OFF POLICY

      The charge-off policy of the Originators is based on aging.

      - Pay-as-sold receivables which are coded as "sold out of trust," "sold and unpaid" or "insufficient funds" are charged off at the end of the month in which those receivables have been so coded for at least 181 days.

      - For delinquent scheduled payment plan receivables, each Originator performs inventory comparisons and collateral inspections to evaluate its collateral position with the related dealer as described above under "-- Dealer Monitoring." If the inspection reveals an uncollateralized position, the shortage is coded "sold out of trust" or "sold and unpaid" and will be charged off on or before 181 days after being coded as "sold out of trust" or "sold and unpaid."

      - For accounts receivable and asset based lending receivables, the Originator will assess the credit and establish a specific reserve if it believes that one is appropriate, e.g. the overadvance or shortfall will not be cured.

ASSET BASED LENDING RECEIVABLES

      Asset based lending receivables arise from asset based revolving credit facilities provided to some dealers, manufacturers or distributors.

      - These facilities typically involve a revolving line of credit, usually discretionary but occasionally for a contractually committed period of time, pursuant to which the borrower may draw the lesser of the maximum amount of the line of credit or a specifically negotiated loan availability amount. The loan availability amount is determined by multiplying agreed advance rates against the value of certain classes of assets.

      - In these facilities, an Originator will most typically lend against finished inventory, used inventory and parts at liquidation advance rates which the dealer, manufacturer or distributor represents are subject to a perfected security interest in favor of such Originator and otherwise in compliance with specified standards. An Originator may also lend in accordance with an advance rate against the dealer's, manufacturer's or distributor's accounts receivable.

      - The asset based revolving credit facilities of an Originator are usually secured by the assets which constitute the borrowing base against which the loan availability amount is calculated and, occasionally, by other personal property, mortgages or other assets of the borrower. Asset based

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

            lending receivables may or may not be supported by a repurchase agreement with a manufacturer or a distributor.

PARTICIPATION AND SYNDICATION ARRANGEMENTS

      From time to time an Originator may enable other financing sources to participate in certain of its credit facilities.

      - Pursuant to a typical participation agreement, the documentation for the underlying line of credit will remain in the name of the Originator, as lender. In a separate contractual arrangement with the Originator, the participant will agree to provide a portion of the funding for that facility in exchange for an agreed interest rate and repayment of the principal amount of the portion funded. Occasionally, fees and other charges may also be shared with the participant. Losses and recoveries from defaulted accounts are shared with the participants in proportion to their share of the fundings.

      - In most situations, if participants cease to participate, the size of the credit facility may be reduced.

      - The receivables held by the issuer or the underlying trust may include the non-participated portion of receivables in which participation interests have been created.

      - In addition, participation interests in receivables may be created after those receivables have been transferred to the issuer or the underlying trust. [The proceeds of the sales of such participations will be treated as collections.] Amounts payable by the related dealers, manufacturers or distributors that are allocable to participation interests will not be part of the receivables and will not belong to the issuer or the underlying trust. Participation interests may be transferred to one or more third parties.

      - In addition, an Originator may, from time to time, enter into syndicated credit facilities, pursuant to which multiple lenders, including such Originator, will jointly establish a credit facility administered by a lender agent. Under these facilities, an Originator and its co-lenders will agree, pursuant to the terms of the loan agreement with the borrower, to provide a portion of the overall credit facility up to their respective maximum commitment amounts. In return, such Originator and its co-lenders generally share in the interest and principal payments and other fees and charges on a pro rata basis.

                                 USE OF PROCEEDS

      We will receive the net proceeds from the sale of each series of notes offered by this prospectus and will use those proceeds for general corporate purposes.

                            DESCRIPTION OF THE NOTES

      The issuer will issue one or more series of notes under a master indenture and one or more indenture supplements entered into by the issuer and the indenture trustee. The following summaries describe some provisions that we expect will be common to each series of notes. The accompanying prospectus supplement describes additional terms specific to the notes of your series. The summaries are qualified by all of the provisions of the pooling and servicing agreement for the underlying trust, the transfer agreement, the receivables sale agreement, the servicing agreement, the trust agreement for the issuer, the indenture and the related indenture supplement. We have filed a form of an indenture supplement and forms of each of the other agreements with the SEC as exhibits to the registration statement relating to the notes.

GENERAL

      The notes will be secured by and paid from the assets of the issuer. The amount of receivables constituting collateral for any series of notes, called its collateral amount, will be specified in the related prospectus supplement, and initially will generally equal the initial outstanding principal amount of the notes of that series plus the initial excess collateral amount, if any, for that series of notes. The amount available to make payments on each series of notes on each payment date will be a portion of the principal collections and non-principal collections received by the issuer based on the allocation percentage for that series of notes, which will be based on the collateral amount for that series and will be calculated as described in the related prospectus supplement.

      Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive specified payments of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

      -     principal payments;

      -     maturity date;

      -     interest rate; and

      -     availability and amount of enhancement.

      We or our assigns will have the right to receive all cash flows from the assets of the issuer other than the amounts required to make payments for any series. Our interest is called the transferor interest.

      During the revolving period, the amount of collateral for a series of notes offered under this prospectus will remain constant unless reduced on account of:

      -     defaulted receivables; or

      - reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from non-principal collections.

See "Description of the Notes--Defaulted Receivables; Investor Charge-Offs" in this prospectus. The amount of transferred principal receivables and the Note Trust Principal Balance, however, will vary each day as new principal receivables are created and others are paid. The transferor interest will fluctuate each day to absorb the changes in the amount of the Note Trust Principal Balance. When a series is amortizing, the collateral amount for that series will decline as transferred principal receivables are collected and paid, or accumulated for payment, to the noteholders. As a result, the transferor interest will generally increase to reflect reductions in the collateral amount for that series and will also change to reflect the variations in the amount of transferred principal receivables. The transferor interest may also be reduced as the result of new issuances by the issuer. See "Description of the Notes--New Issuances of Notes" in this prospectus.

      Generally, notes offered under this prospectus and the accompanying prospectus supplement:

      - will be represented by notes registered in the name of a DTC nominee;

      - will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

      -     will be available for purchase in book-entry form only.

      The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

      DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial ownership interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from DTC participants.

      The accompanying prospectus supplement may state that an application will be submitted to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

BOOK-ENTRY REGISTRATION

      This section describes the form your notes will take, how your notes may be transferred and how payments will be made to you.

      The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

      You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

      Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

      Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

      DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

      Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of various currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

      Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United

States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

DEFINITIVE NOTES

      Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:

      - the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the issuer is unable to locate a qualified successor;

      - we determine at any time that the notes shall no longer be represented by global notes, we will inform DTC of such determination, who will, in turn, notify participants of their right to withdraw their notes from DTC; or

      - after the occurrence of an event of default, note owners representing not less than fifty percent (50%)--or another percentage specified in the accompanying prospectus supplement--of the outstanding principal amount of the notes of that series or class advise DTC through participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interest of those note owners.

      If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the issuer will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

      Payment of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Payments will be made [by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee]. However, the final payment on any note--whether definitive notes or the notes registered in the name of Cede & Co. representing the notes--will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final payment to noteholders. The indenture trustee will mail such notice to registered noteholders not later than the fifth day of the month of the final distributions.

      Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the issuer and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

INTEREST PAYMENTS

      Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

      Interest payments or deposits on any payment date will be paid from:

      - non-principal collections allocated to the series during the preceding Monthly Period or Monthly Periods, including any collections of transferred principal receivables treated as non-principal collections as described under "Description of the Notes--Discount Option" in this prospectus;

      - non-principal collections allocated to other series and made available as described under "Description of the Notes--Shared Excess Non-Principal Collections" in this prospectus;

      - investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement;

      - any credit enhancement or derivative instrument, to the extent available for the series, as described in the related prospectus supplement; and

      -     reallocated principal collections, if any.

      If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account. In addition, for any series, any accrued and unpaid interest not paid as of the final maturity date for that series will be due and payable on the final maturity date for that series.

PRINCIPAL PAYMENTS

      Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. However, if specified in the accompanying prospectus supplement, principal may be payable on any class of notes during the revolving period in connection with a partial amortization. A partial amortization would occur if we were required to add receivables and the applicable Originator did not designate sufficient eligible accounts and we elected to avoid an early amortization event by commencing a partial amortization.

      The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be used to repay the notes of that series. That new period is called an amortization period if partial principal payments are made each month, and is called an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class of notes in full on an expected payment date. If the amount paid or accumulated each month is limited to some specified figure, then the period is called a controlled amortization period or controlled accumulation period, respectively.

      However, each series will also be subject to early amortization events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon an early amortization event, an early amortization period will begin, during which available principal will be paid to noteholders monthly and will not be subject to any controlled amount or accumulation provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than early amortization events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.

      Principal payments for any class of notes will be paid from collections of transferred principal receivables allocated to the related series and from other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

      Funds on deposit in any principal account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds if specified in the related prospectus supplement. In order to enhance the likelihood of the payment in full of the principal amount of a class of notes at the end of an accumulation period, that class of notes may be subject to a principal guaranty or other similar arrangement if specified in the related prospectus supplement.

LENGTH OF CONTROLLED ACCUMULATION PERIOD

      The prospectus supplement for any series having a controlled accumulation period will specify the date on which that period is scheduled to commence and the scheduled length of that period. On each determination date until the controlled accumulation period begins for any series, the master servicer, on behalf of the issuer, will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal account by the related expected principal payment date for each class of notes in that series. If the number of months needed to fully fund the principal account by the related expected principal payment date for each class of notes is less than or more than the number of months in the scheduled controlled accumulation period, the issuer may either postpone the controlled accumulation period or start the controlled accumulation period earlier than the then-currently scheduled controlled accumulation period, as applicable, so that the number of months in the scheduled controlled accumulation period equals the number of months expected to be needed to fully fund the principal account by the expected principal payment date. In making its decision, the issuer is required to assume that (1) the principal payment rate will be no greater than the lowest monthly principal payment rate for the prior twelve (12) months, (2) the total amount of transferred principal receivables in the trust and the amounts on deposit in the excess funding account will remain constant, (3) no early amortization event for any series will occur and (4) no additional series will be issued after the related determination date. In no case will the controlled accumulation period for any series be reduced to less than one month.

      If specified in the prospectus supplement for any series having a controlled accumulation period, the issuer will also suspend the controlled accumulation period if the issuer:

      - obtains a qualified maturity agreement in which an Eligible Institution agrees to deposit in the related principal account on the expected principal payment date for each class of notes of that series an amount equal to the outstanding principal amount of those notes as of their respective expected principal payment dates; and

      - delivers an opinion of counsel to the indenture trustee to the effect that the qualified maturity agreement is enforceable against the provider of that agreement.

      The issuer will pledge as security to the indenture trustee, for the benefit of the noteholders of the related series, all right, title and interest in any qualified maturity agreement.

      If the issuer obtains a qualified maturity agreement, the issuer will cause the provider of that agreement to deposit in the principal account for the related series or class on or before its expected principal payment date an amount equal to the outstanding principal amount of that series or class. However, on the expected principal payment date for any series or class, the issuer may instead elect to fund all or a portion of the required deposit from either the proceeds of a new series or collections of transferred principal receivables and other amounts allocated to that series or class for that purpose.

      A qualified maturity agreement for any series or class will terminate at the close of business on the related expected principal payment date. However, the issuer will terminate a qualified maturity agreement earlier than the expected principal payment date if one of the following occurs:

      (1) the institution providing the qualified maturity agreement ceases to be an Eligible Institution and the issuer either obtains a substitute qualified maturity agreement or is permitted to terminate the qualified maturity agreement without obtaining a substitute qualified maturity agreement under the circumstances described in the following paragraph; or

      (2)   an early amortization event occurs for the related series.

      If the institution providing a qualified maturity agreement ceases to be an Eligible Institution, the issuer will use its best efforts to obtain a substitute qualified maturity agreement, unless the issuer would be permitted to terminate the qualified maturity agreement without obtaining a substitute qualified maturity agreement. The issuer will not be required to obtain a substitute qualified maturity agreement when a qualified maturity agreement is terminated if:

      - the termination occurs prior to the date on which the controlled accumulation period is scheduled to begin based on the master servicer's estimate of the number of months needed to fully fund the principal account, as determined on the determination date preceding the termination of the qualified maturity agreement; and

      - the available reserve account amount equals the required reserve account amount, unless the qualified maturity agreement is terminated prior to the first date on which a deposit to the reserve account would have been required to be made pursuant to the related indenture supplement.

      If the issuer is unable to obtain a substitute qualified maturity agreement and the conditions described in the preceding sentence are not satisfied, the controlled accumulation period will commence on the date described in the following paragraph and the issuer will not terminate the qualified maturity agreement until the amount on deposit in the principal account is sufficient to pay in full all classes of notes that were covered by such qualified maturity agreement.

      If the institution providing a qualified maturity agreement ceases to qualify as an Eligible Institution prior to the earlier of the expected principal payment date for the related series or class and the commencement of the early amortization period for that series and the issuer does not obtain a substitute qualified maturity agreement, the controlled accumulation period will begin on the later of:

      - the date on which the controlled accumulation period was scheduled to begin based on the master servicer's estimate of the number of months needed to fully fund the principal account; and

      - the first day of the Monthly Period following the day on which the institution providing the qualified maturity agreement ceased to be an Eligible Institution.

MULTIPLE ISSUANCE SERIES

      If specified in the accompanying prospectus supplement, a series may be a multiple issuance series. In a multiple issuance series, notes of any class can be issued on any date so long as the issuer has received confirmation from the rating agencies then rating any outstanding notes of the multiple issuance series that the issuance will not impair its rating and the other conditions of issuance set forth in the indenture are met. All of the subordinated notes of a multiple issuance series provide subordination protection to all of the senior notes of the same series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series. As part of a multiple issuance series, we expect the issuer to issue different classes of notes or additional notes of an already issued class, at different times. Neither you nor any other noteholder will have the right to consent to the issuance of future notes of a multiple issuance series.

NEW ISSUANCES OF NOTES

      The issuer may, from time to time, issue one or more new series or for any multiple issuance series, notes of any class for that series. We will define all principal terms of each new series in an indenture supplement. Each series issued may have terms and enhancements that are different than those for any other series. No prior noteholders' consent will be required for the issuance of an additional series, and we do not expect to request such consents. We may offer any series or class relating to a multiple issuance series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act either directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

      No new series or for any multiple issuance series, notes of any class for that series, may be issued unless we satisfy various conditions, including that:

      (1) each rating agency confirms that the new issuance will not impair its rating of any outstanding class of notes;

      (2) we certify, based on the facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially and adversely affect the amount or timing of distributions to be made to any class of noteholders;

      (3) after giving effect to the new issuance, the principal balance of the receivables held by the issuer, plus the amount or deposit in the excess funding account, is not less than an amount specified in the related indenture supplement; and

      (4) we deliver an opinion of counsel to the effect that, for federal income tax purposes:

            (a) except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;

            (b) the issuance will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;

            (c) the new issuance will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

            (d) the new issuance will not cause or constitute an event in which tax gain or loss would be recognized by any noteholder.

      For any multiple issuance series, there are no restrictions on the timing or amount of any additional issuance of notes, so long as the conditions described above are met. As of the date of any additional issuance of an outstanding class of notes, the outstanding principal amount for that class will be increased to reflect the principal amount of the additional notes. When issued, the additional notes of an outstanding class will be equally and ratably entitled to the benefits of the indenture and the related indenture supplement as the other outstanding notes of that class without preference, priority or distinction.

      The issuer may, from time to time, issue a series that will be allocated receivables and/or collections relating to excess concentrations. "Excess concentrations" may be determined to be receivables of one or more dealers, manufacturers or distributors, or receivables secured by one or more types of products.

REPRESENTATIONS AND WARRANTIES

      As of the date on which any receivables are transferred by us to the issuer, we represent to the issuer that, among other things:

      - such receivables are Eligible Receivables on the date of such transfer;

      - the transfer agreement between us and the issuer creates a valid and continuing security interest in such receivables, which will be prior to all liens other than liens permitted by the transfer agreement or by the receivables purchase agreement among us and the Originators;

      - subject to liens permitted by the transfer agreement, we have not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of such receivables and have not authorized the filing of and are not aware of any financing statements filed against us that included a description of collateral covering such receivables;

      - we own and have good and marketable title to, or have a valid security interest, in each such receivable free and clear of any lien, other than liens permitted by the transfer agreement or by the receivables purchase agreement among us and the Originators;

      - all required governmental approvals in connection with the transfer of each such receivable to the issuer have been obtained and remain in full force and effect; and

      - we have caused, or will have caused within 10 days of each designation of additional accounts, filings of all appropriate financing statements in the appropriate offices in the appropriate jurisdictions under applicable law in order to perfect the security interest of the issuer in such receivables.

      For purposes of the representations above, liens permitted by the transfer agreement or by the receivables purchase agreement among us and the Originators include liens for taxes or assessments or other governmental charges not yet due and payable, unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business and liens created in favor of, or created by, the issuer.

      If any of these representations is not true in any material respect for any receivable transferred by us to the issuer, as of the date specified in the representation, and as a result of the breach such receivable becomes a defaulted receivable or the issuer's rights in such receivable or the proceeds of such receivables are impaired or are not available to the issuer free and clear of any lien, other than liens permitted by the transfer agreement or by the receivables purchase agreement among us and the Originators, such receivable will be deemed to be an "ineligible receivable" as will be deemed to have a principal balance of zero for purposes of calculating the total amount of receivables in the issuer, and we will be required to accept reassignment of the ineligible receivable. We will be permitted 60 days to cure the breach or a longer period not to exceed 120 days agreed to by the issuer after we discover the breach or receive notice of the breach from the issuer.

      Except under the circumstances described in the following sentence, we will purchase each ineligible receivable for a cash purchase price equal to the principal amount of such receivable, plus accrued finance charges as of the end of the preceding Monthly Period, by no later than the date on which collections of receivables for the related Monthly Period are required to be deposited in the collection account as described under "Description of the Notes--Application of Collections." However, we are not required to make the payment described in the preceding sentence if, after giving effect to the exclusion of the ineligible receivable from the Aggregate Principal Receivables

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

the principal balance of receivables held by the issuer, plus the amount held in the excess funding account, is above a level specified in the transfer agreement between us and the issuer.

      On each day on which we transfer receivables to the issuer, we will also make representations and warranties to the issuer as to:

      - our valid existence and good standing as a corporation and our ability to perform our obligations under the receivables purchase agreement and the transfer agreement;

      - our qualification to do business and good standing in each jurisdiction where our ownership or lease of property or the conduct of our business requires us to be qualified, subject to materiality qualifiers;

      - our due authorization, execution, delivery and performance of each transaction document to which we are a party; and

      - the enforceability of each transaction document against us as legal, valid and binding obligations subject to permitted insolvency- and equity-related exceptions.

      If any of the representations and warranties described in the immediately preceding paragraph is false in any material respect and the breach of the representation or warranty has a material adverse effect on the receivables transferred by us to the issuer or the availability of the proceeds of such receivables to the issuer, then we will be obligated to accept retransfer of all of the receivables transferred by us to the issuer. We will be permitted 60 days after we receive notice of such breach, or a longer period, not to exceed 150 days, as may be specified in the notice, to cure the breach.

      The reassignment price would equal the aggregate amount of outstanding receivables held by the issuer as of the end of the last preceding Monthly Period, but will in no event be less than the aggregate outstanding principal amounts for all series of notes, in each case as of the payment date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on all series of notes through the payment date, plus any other applicable amounts specified in any prospectus supplement.

      Reassignment of any affected receivables or all of the transferred receivables to us, as the case may be, is the sole remedy respecting any breach of the representations and warranties described above.

      On each day on which transferred receivables are transferred by CDF Financing, L.L.C. to the underlying trust prior to the date on which the note trust certificate is retired, we will also make the following representations and warranties to the issuer:

      - the transfer agreement between us and the issuer creates a valid and continuing security interest in the note trust certificate in favor of the issuer, which is prior to all other liens, other than liens permitted by the transfer agreement;

      - immediately prior to the conveyance of the note trust certificate pursuant to the transfer agreement, we had good and marketable title to the note trust certificate free and clear of all liens, other than liens permitted by the transfer agreement;

      - all actions necessary under the applicable Uniform Commercial Code have been taken to perfect the security interest in the note trust certificate granted by us to the issuer; and

      - all authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by us in connection with the conveyance of the note trust certificate to the issuer have been duly obtained, effected or given and are in full force and effect.

ADDITION OF ACCOUNTS

      We have the option to designate additional accounts in respect of the issuer, the receivables in which will be sold to us and assigned by us to the issuer, if an Originator is willing to designate additional accounts under the receivables sale agreement among us and the Originators. We may continue designating additional accounts without obtaining confirmation of the rating of any outstanding notes, so long as the following limits are not exceeded:

      [to be provided]

      In addition, if at the end of any Monthly Period, the principal balance of receivables held by the issuer, plus the amount on deposit in the excess funding account, is below a prescribed level, we will be required to designate additional accounts in respect of the issuer on or before the tenth business day following that Monthly Period.

      When we designate additional accounts in respect of the issuer, we must satisfy several conditions, including:

      - we must give the issuer prior notice of such designation, and if the additional accounts would exceed the limits described above for additional accounts or include accounts purchased by an Originator from any other entity, then each rating agency must confirm that the addition will not impair its rating of any outstanding class of notes;

      -     we must deliver a written assignment to the issuer;

      -     we must represent and warrant that:

                  - each additional account is an Eligible Account and each receivable in such additional account is an Eligible Receivable as of the date the additional accounts are designated in respect of the issuer;

                  - no selection procedures that we believe to be materially adverse to the issuer or any of its creditors were used in selecting the additional accounts from the available eligible accounts;

                  -     we are not insolvent on the addition date;

                  - the transfer agreement or receivables purchase agreement, as applicable, and the related assignment create a valid security interest in the receivables in such accounts free and clear of any liens except for liens permitted under the receivables purchase agreement or the transfer agreement; and

      - we must deliver an opinion of counsel with respect to the perfection of the transfer and related matters.

REMOVAL OF ACCOUNTS

      We also have the right, from time to time, to remove one or more accounts from the list of designated accounts and to require the reassignment to us of all receivables in the removed accounts, whether the receivables already exist or arise after the designation. If an account is removed from the list of designated accounts, receivables related to that account will no longer be transferred to the issuer. Our right to remove accounts is subject to the satisfaction of several conditions, including that:

      (1) each rating agency confirms that the removal will not impair its rating of any outstanding class of notes;

      (2)   we certify that:

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

            (a) [we reasonably believe that individual accounts or administratively convenient groups of accounts were chosen for removal on a random basis;]

            (b) we reasonably believe that no selection procedures believed by us to be materially adverse to the issuer or its creditors were used in selecting the removed accounts from among any pool of accounts of a similar type; and

            (c) in our reasonable belief, the removal will not cause an early amortization event; and

      (3) the principal amount of the receivables in the removed accounts will not exceed a specified amount.

      The issuer may transfer receivables to us from time to time, whether or not in connection with a removal of the related account. We may transfer such receivables to one of our shareholders or to another affiliate of ours that is not at that time an Originator.

      In addition, we may remove receivables and/or accounts relating to a dealer, manufacturer or distributor if the dealer, manufacturer or distributor exercises its right, if any, to purchase receivables relating to such dealer, manufacturer or distributor.

      In addition an Originator may also choose to stop making advances to a dealer, manufacturer or distributor under a particular account from time to time.

[DISCOUNT OPTION

      We have the option to reclassify a percentage of collections of transferred principal receivables as non-principal collections. [We also have the option to reclassify a percentage of collections of transferred principal receivables arising in selected groups of accounts as non-principal collections. For example, we may choose to apply discounting to only those accounts arising in one or more selected dealer, manufacturer or distributor programs. If we do so,] the reclassified percentage of collections of transferred principal receivables will be considered non-principal and will be allocated with all other non-principal collections in which the issuer has an interest.

      [We may exercise this option in order to compensate for a decline in the portfolio yield, but only if there would be sufficient transferred principal receivables to allow for that discounting. Exercise of this option would result in a larger amount of non-principal collections and a smaller amount of collections of transferred principal receivables. By doing so, we would increase the likelihood that we will have to add principal receivables to the trust. We may not exercise our option to reclassify non-principal collections as non-principal collections if we reasonably believe that doing so would cause an early amortization event, or any event that with notice or lapse of time or both, would constitute an early amortization event for any series of notes.]

      In addition, the rating agencies may limit the percentage of transferred principal receivables that may be reclassified from time to time.]

ISSUER ACCOUNTS

      On or prior to the closing date for the first series issued by the issuer, the issuer will establish, and thereafter will maintain, a collection account and an excess funding account. Both the collection account and the excess funding account must be a segregated account maintained in the corporate trust department of the indenture trustee or maintained with a depository institution that has either a short-term or long-term unsecured debt rating acceptable to each of the rating agencies.

      The funds on deposit in these accounts may only be invested in highly rated liquid investments that meet the criteria described in the indenture or the related indenture supplement.

FUNDING PERIOD

      On the closing date for any series of notes, the total amount of transferred principal receivables available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period, which is the period from that series' closing date to the earliest of:

      - the date that series' collateral amount equals the sum of the principal amount of that series of notes and any required excess collateral amount for that series;

      - the date specified in the related prospectus supplement, which will be no later than one year after that series' closing date; and

      -     the commencement of an early amortization period.

      During the funding period, the portion of the collateral amount not invested in principal receivables will be maintained by the issuer either as cash held in a prefunding account or, if the maximum funding period for any series is longer than one month, in the form of eligible investments of a type approved by the rating agencies for the related series. On the closing date for that series of notes, this amount may be up to one hundred percent (100%) of the principal balance of that series of notes. The collateral amount for that series will increase as new principal receivables are transferred to the issuer or as the collateral amounts of other outstanding series of notes are reduced. The collateral amount may decrease due to investor charge-offs allocated to the series.

      During the funding period, the issuer will pay to us funds on deposit in the prefunding account as the collateral amount increases. If the portion of the collateral amount that is not invested in principal receivables will be maintained by the issuer in the form of eligible investments, rather than cash, then on the maturity date for any eligible investment the issuer will either pay the proceeds of the eligible investment to us to the extent of any increase in the collateral amount or, if the collateral amount has not been increased by an amount at least equal to those proceeds, will deposit any remaining proceeds not transferred to us into the excess funding account. If the collateral amount for that series is not increased so that the initial collateral amount equals the sum of the initial principal balance of the notes of that series and the required excess collateral amount for that series by the end of the funding period, the issuer will repay to noteholders any amount remaining in the prefunding account or any proceeds of eligible investments held in the excess funding account.

      The prospectus supplement for a series with a funding period will set forth:

      -     the series' initial collateral amount;

      -     the initial principal balance of the series of notes;

      - the date on which the series' collateral amount is expected to equal the sum of the series' initial principal balance and the required excess collateral amount for that series; and

      -     the date by which the funding period will end.

APPLICATION OF COLLECTIONS

      The issuer currently is required to deposit, or will cause to be deposited by the master servicer, into the collection account, all payments made on receivables held by the issuer during any Monthly Period by no later than the business day preceding the first payment date after the end of that Monthly Period. The issuer may continue making monthly deposits of these collections, so long as GE Capital remains the master servicer and one of the following conditions is satisfied:

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

      (1) the master servicer provides to the issuer a letter of credit, surety bond or other arrangement covering risk of collection from the master servicer acceptable to the rating agencies;

      (2) the master servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch, if rated by Fitch; or

      (3) with respect to collections allocated to any series, any other conditions specified in the related indenture supplement are satisfied.

      If in the future the above requirements are no longer satisfied, the issuer or the master servicer, on behalf of the issuer, will be required to deposit all payments made on the receivables held by the issuer into the collection account by no later than the second business day after processing.

      The master servicer, on behalf of the issuer, is only required to make daily or periodic deposits to the collection account during any Monthly Period to the extent that the funds are expected to be needed for deposit into other issuer accounts or for distribution to noteholders or other parties on or prior to the related payment date. For this purpose, estimates of interest due on each series of notes and other issuer expenses will be used to determine what funds are expected to be needed for deposit or distribution, based on the assumption that no early amortization event or event of default will occur, unless the issuer has actual knowledge that such an event has occurred. If the collection account balance ever exceeds the amount expected to be needed for those deposits or distributions, the master servicer, on behalf of the issuer, may withdraw the excess and release it to the issuer for the issuer's own use. Subject to the immediately preceding sentence, the issuer may retain and pay, or cause to be paid, directly to the master servicer the servicing fee for any series and will not be required to deposit those amounts in the collection account.

      The master servicer, on behalf of the issuer, will allocate all non-principal collections and collections on principal receivables held by the issuer among each series of securities and us based on the respective allocation percentages for each series and our allocation percentage. An allocation percentage at any time will equal one hundred percent (100%) minus the total of the applicable allocation percentages for all outstanding series. Our allocation percentage of non-principal collections and principal collections will first be deposited in the excess funding account to the extent required to cause the amount held in the excess funding account, plus the principal balance of receivables held by the issuer, to equal a specified amount. Any remaining non-principal collections and principal collections will be available for distribution by the issuer to us or our assigns. Subject to the limitation described above, the collections allocated to each series will be retained in the collection account or applied as described in the related prospectus supplement.

OVERCONCENTRATIONS

      The prospectus supplement for a series of notes may specify limitations or procedures applicable to "overconcentrators" relating to particular types of receivables, products securing receivables, dealers, manufactures or distributors. If so specified in a prospectus supplement:

      -     overconcentrations may be allocated to a separate series; or

      - overconcentrations may be subtracted in the calculation of eligible receivables; or

      - overconcentrations may be covered in part or in whole by credit enhancements, which may or may not constitute "dynamic" credit enhancement.

SHARED EXCESS NON-PRINCIPAL COLLECTIONS

      If a series is identified in the prospectus supplement for that series as included in a group, non-principal collections allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series may be shared with other series that are included in the same group. The master servicer on behalf of the issuer will allocate the aggregate of the excess non-principal collections for all series in the same group to cover any

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

payments required to be made out of non-principal collections for any series in that group that have not been covered out of the non-principal collections allocable to those series. If the non-principal shortfalls exceed the excess non-principal collections for any group for any Monthly Period, excess non-principal collections will be allocated pro rata among the applicable series based on the relative amounts of non-principal shortfalls.

SHARED PRINCIPAL COLLECTIONS

      Each series will share excess principal collections with each other series unless the related prospectus supplement excludes that series from this sharing arrangement. If a principal sharing series is allocated principal in excess of the amount needed for deposits or distributions of principal collections, that excess will be shared with other principal sharing series. The master servicer, on behalf of the issuer, will allocate the aggregate of the shared principal collections for all principal sharing series to cover any principal shortfalls for other principal sharing series and, if applicable, to cover any other applicable amounts specified for that purpose in the related prospectus supplements. Principal shortfalls for each series will be calculated as described in the related prospectus supplements.

      If the principal shortfalls exceed the amount of shared principal collections for any Monthly Period, shared principal collections for all series will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be available for distribution by the issuer to us or our assigns or will be deposited in the excess funding account under the circumstances described under "--Excess Funding Account" below.

EXCESS FUNDING ACCOUNT

      On each business day on which the amount or deposit in the excess funding account, plus the principal balance of receivables held by the issuer, is less than a prescribed amount, the master servicer, on behalf of the issuer, will deposit collections of transferred principal receivables allocable to us, as described in "--Application of Collections" above, and excess shared principal collections otherwise distributable to us or our assigns, into the excess funding account until the amount on deposit in the excess funding account, plus the principal balance of receivables held by the issuer, equals the prescribed amount. Thereafter, funds on deposit in the excess funding account will be treated as shared principal collections to the extent that the principal balance of receivables held by the issuer is less than the amount specified in the related prospectus supplement.

      Investment earnings on amounts on deposit in the excess funding account will be treated as non-principal collections and allocated to each series based on the respective allocation percentages for each series.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

      Receivables in any account will be charged-off by the master servicer on behalf of the issuer as uncollectible in accordance with the credit and collection policies and [its usual policies and procedures] for receivables comparable to the receivables.

      Each series will be allocated a portion of defaulted receivables in each charged-off account in an amount equal to its allocation percentage on the date the receivable is charged-off, as specified in the related prospectus supplement, from the issuer's share of the aggregate amount of transferred principal receivables in that account. In addition, prior to the termination of the underlying trust, the issuer will be allocated an amount of defaulted receivables that are underlying trust receivables equal to the Note Trust Ownership Percentage of such defaulted receivables.

      On each payment date, if the sum of the defaulted receivables allocated to any series is greater than the non-principal collections and other funds available to cover those amounts as described in the related prospectus supplement, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of defaulted receivables will be reinstated to the extent that non-principal collections and other amounts on deposit in the collection account are available for that purpose on any subsequent payment date as described in the related prospectus supplement.

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

FINAL PAYMENT OF PRINCIPAL

      If so specified in the prospectus supplement relating to a series, we will have a clean-up call with respect to that series at any time after the remaining outstanding principal amount of the notes of that series is ten percent (10%) or less of the initial principal amount of the notes of that series, but only if the purchase price paid to the issuer is sufficient to pay all amounts owing to the noteholders of that series and all other amounts specified for that series in the related indenture supplement, as described in the prospectus supplement for that series. The purchase price will equal:

      -     the collateral amount of the notes of that series; plus

      - any accrued and unpaid interest on the notes of that series through the day preceding the payment date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the payment date immediately following the repurchase date.

      For any series, the related prospectus supplement may specify additional conditions to our purchase option.

      Each prospectus supplement will specify the final maturity date for the related notes, which will generally be a date falling substantially later than the expected principal payment date. For any class of notes, principal will be due and payable on the final maturity date. Additionally, the failure to pay principal in full not later than the final maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "The Indenture--Events of Default; Rights upon Event of Default" in this prospectus.

EARLY AMORTIZATION EVENTS

      The revolving period for your series will continue through the date specified in the accompanying prospectus supplement unless an early amortization event occurs prior to that date.

      An early amortization event may occur with respect to any series upon the occurrence of any event specified in the prospectus supplement for such series. On the date on which an early amortization event with respect to a series occurs, the early amortization period or, if so specified in the prospectus supplement for such series, the controlled accumulation period will commence. If, because of the occurrence of an early amortization event with respect to a series, the early amortization period for such series begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date for such series, noteholders of such series will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes of such series.

      In addition to the consequences of an early amortization event discussed above, unless otherwise specified in the accompanying prospectus supplement, if insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to us, on the day of that event we will immediately cease to transfer principal receivables to the issuer and promptly give notice to the indenture trustee and the Owner Trustee of this event. Any principal receivables or participation interests transferred to the issuer prior to the event, as well as collections on those principal receivables, participation interests and non-principal collections accrued at any time with respect to those transferred principal receivables, will continue to be part of the assets in which the issuer has an interest.

      If the only early amortization event to occur is our insolvency, the court may have the power to require the continued transfer of receivables to us, in which event we will continue to transfer receivables to the issuer. See "Risk Factors-- Bankruptcy of an Originator or the Transferor Could Result in Delays and Reductions in Payments on the Notes" in this prospectus.

MATTERS REGARDING THE TRANSFEROR INTEREST

      The trust agreement for the issuer provides that we may sell, assign, pledge or otherwise transfer our interest in all or a portion of our interest in the issuer, which we may refer to as the "transferor interest." Before we may transfer our interest in the transferor interest, the following must occur:

      (1) each rating agency confirms that the transfer will not impair its rating of any outstanding class of notes;

      (2) we deliver an opinion of counsel to the effect that, for federal income tax purposes:

            (a) the transfer will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;

            (b) the transfer will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

            (c) the transfer will not cause or constitute an event in which tax gain or loss would be recognized by any noteholder; and

      (3) we deliver an opinion to the effect that the transfer does not require registration of the interest under the Securities Act or state securities laws except for any registration that has been duly completed and become effective.

REPORTS TO NOTEHOLDERS

      Noteholders of each series issued by the issuer will receive reports with information on the series and the issuer. The indenture trustee will forward to each noteholder of record a report, prepared by the master servicer, for its series on the payment dates for that series. The report will contain the information specified in the related indenture supplement. If a series has multiple classes, information will be provided for each class, as specified in the related indenture supplement.

      Periodic information to noteholders of a series generally will include:

      -     the total amount distributed;

      -     the amount of principal and interest for distribution;

      - non-principal collections and principal collections allocated to the issuer and each series of notes;

      - the aggregate amount of principal receivables held by the issuer and the Note Trust Principal Balance;

      - the collateral amount and the collateral amount as a percentage of the Note Trust Principal Balance;

      - the aggregate outstanding balance of accounts broken out by delinquency status;

      -     the aggregate defaults allocated to the series;

      - the amount of reductions, if any, to the collateral amount due to defaulted receivables allocated to the series and any reimbursements of previous reductions to the collateral amount;

      -     the monthly servicing fee for that series;

      - the amount available under the credit enhancement, if any, for the series or each class of the series;

      - the "pool factor," which is the ratio of the current collateral amount to the initial collateral amount;

      - the base rate and portfolio yield, each as defined in the related indenture supplement for the series;

      - if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

      - for any payment date during a funding period, the remaining balance in the prefunding account; and

      - for the first payment date that is on or immediately following the end of a funding period, the amount of any remaining balance in the prefunding account that has not been used to fund the purchase of receivables and is being paid as principal on the notes.

      The issuer will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement containing the information that is required to enable the noteholders to prepare their federal, state and other income tax returns.

AMENDMENTS

      The transfer agreement may be amended by us and the issuer. The servicing agreement may be amended by the master servicer and the issuer; however, in the case of any amendment, modification, termination or waiver that could reasonably be expected to have a material adverse effect on the performance of the receivables, the rating agencies must have provided confirmation that the amendment, modification, termination or waiver would not impair their rating of any outstanding class of notes. The receivables purchase agreement may be amended by us and the Originators. The issuer will covenant to the indenture trustee that it will not amend the transfer agreement or the servicing agreement or consent to any amendment of the receivables purchase agreement, unless:

      (1) the issuer has received a certificate from one of our authorized officers stating that, in our reasonable belief, the amendment will not materially and adversely affect the interests of the noteholders; or

      (2) each rating agency confirms that the amendment will not impair its rating of any outstanding class of notes; or

      (3) the issuer obtains the consent of noteholders representing more than sixty-six and two-thirds percent (66 2/3%) of the then-outstanding principal balance of the notes of each series affected by the amendment for which we have not delivered to the issuer a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:

            (a) result in the occurrence of an early amortization event or an event of default; or

            (b) materially and adversely affect the amount or timing of distributions to be made to the noteholders of that series.

      The issuer will also covenant to the indenture trustee that, notwithstanding the foregoing clauses (1) through (3) above, the issuer will not enter into any amendment of the transfer agreement or the servicing agreement or consent to any amendment of the receivables purchase agreement if the amendment:

      (1)   reduces the amount of, or delays the timing of:

            (a)   any distributions to be made to noteholders of any series; or

            (b) the amount available under any credit enhancement, in each case, without the consent of each affected noteholder;

      (2) changes the manner of calculating the interest of any noteholder without the consent of each affected noteholder;

      (3) reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

      (4) adversely affects the rating of any series or class by each rating agency, without the consent of noteholders representing more than sixty-six and two-thirds percent (66 2/3%) of the then-outstanding principal balance of the notes of each affected series or class.

      For purposes of clause (1) above, changes in early amortization events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions.

                                  THE INDENTURE

      We have summarized some of the terms of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:

      (1) the issuer fails to pay principal when it becomes due and payable on the final maturity date for that series of notes;

      (2) the issuer fails to pay interest when it becomes due and payable and the default continues for a period of thirty-five (35) days;

      (3)   bankruptcy, insolvency or similar events relating to the issuer;

      (4) the issuer fails to observe or perform covenants or agreements made in the indenture in respect of the notes of that series, and:

            (a) the failure continues, or is not cured, for sixty (60) days after notice to the issuer by the indenture trustee or to the issuer and the indenture trustee by noteholders representing twenty-five percent (25%) or more of the then-outstanding principal amount of that series of notes; and

            (b) as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the sixty (60) day period; or

      (5) any additional event specified as an event of default in the indenture supplement related to that series.

      An event of default will not occur if the issuer fails to pay the full principal amount of a note on its expected principal payment date.

      An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

      If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding a majority of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and

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

interest due on the notes automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee with respect to the notes of a particular series, noteholders holding a majority of the then-outstanding principal balance of the notes of that series may rescind the declaration of acceleration of maturity if:

      (1) the issuer has paid or deposited with the indenture trustee all principal and interest due on such notes and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and

      (2)   all events of default for such series have been cured or waived.

      Subject to those provisions for indemnification and those limitations contained in the indenture, noteholders holding not less than a majority of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee if an event of default has occurred and is continuing. Prior to the acceleration of the maturity of the notes of the affected series, the noteholders holding not less than a majority of the then-outstanding principal balance of each class of the notes of the affected series or, with respect to any series with two or more classes, each class may also waive any event of default with respect to the notes of such series, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder of that series.

      After acceleration of a series of notes, principal collections and non-principal collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account and the other trust accounts for an accelerated series of notes and funds in the excess funding account that are available to that series will be applied immediately to pay principal of and interest on those notes.

      Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

      In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

      - the noteholder or noteholders have previously given the indenture trustee written notice of a continuing event of default;

      - the noteholders of at least twenty-five percent (25%) of the then-outstanding principal balance of each affected series request the indenture trustee in writing to institute a proceeding as indenture trustee;

      - the noteholders offer indemnification to the indenture trustee that is satisfactory to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

      -     the indenture trustee has not instituted a proceeding within sixty
            (60) days after receipt of the request and offer of indemnification; and

      - during the sixty (60)-day period following receipt of the request and offer of indemnification, the indenture trustee has not received from noteholders holding more than fifty percent (50%) of the then-outstanding principal balance of the notes of that series a direction inconsistent with the request.

      If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of any affected series, each representing no more than fifty percent (50%) of the then-outstanding principal balance of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken.

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

      Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may do one or more of the following:

      - institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series, enforce any judgment obtained and collect from the issuer money determined to be due; or

      - take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

      Subject to the conditions described in the following sentence, the indenture trustee also may cause the issuer to sell principal receivables, which will be randomly selected, in an amount equal to the collateral amount for the series of accelerated notes [plus such series' share of the non-principal receivables held by the issuer]. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:

      - receipt by the indenture trustee of the consent of all noteholders of the affected series;

      - determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee obtains the consent of noteholders holding more than fifty percent (50%) of the then-outstanding principal balance of the affected series; or

      - determination by the indenture trustee that the assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding principal balance of each class of the notes of the affected series.

      The remedies described above are the exclusive remedies provided to noteholders, and each noteholder by accepting its interest in the notes of any series and the indenture trustee expressly waive any other remedy that might have been available under the Uniform Commercial Code.

      The indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if:

      (1) the indenture trustee is advised by counsel that the action it is directed to take is in conflict with applicable law or the indenture;

      (2) the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

      (3) the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

      The indenture trustee and the noteholders will covenant that they will only institute against the issuer any reorganization or other proceeding under any federal or state law if noteholders holding not less than sixty-six and

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

two-thirds percent (66 2/3%) of the outstanding principal amount of each class of notes have approved such filing. They will also covenant not to institute this type of proceeding against us or the underlying trust in any case.

      None of us, the administrator, the Owner Trustee, the indenture trustee, the master servicer, or the underlying trust, nor any holder of an ownership interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the indenture. The notes will represent obligations solely of the issuer, and the notes will not be insured or guaranteed by us, the master servicer, the administrator, the Owner Trustee, the indenture trustee, or any other person or entity.

COVENANTS

      The indenture provides that the issuer may not consolidate with, merge into or sell its business to, another entity, unless:

      (1)   the entity:

            (a) is organized under the laws of the United States or any one of its states;

            (b) is not subject to regulation as an "investment company" under the Investment Company Act of 1940;

            (c) expressly assumes, by supplemental indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance of every covenant of the issuer under the indenture;

            (d) in the case of a sale of the issuer's business, expressly agrees, by supplemental indenture that (i) all right, title and interest so conveyed or transferred by the issuer will be subject and subordinate to the rights of the noteholders and
                  (ii) it will make all filings with the SEC required by the Exchange Act in connection with the notes; and

            (e) in the case of a sale of the issuer's business, expressly agrees to indemnify the indenture trustee for any loss, liability or expense arising under the indenture and the notes;

      (2) no event of default will exist immediately after the merger, consolidation or sale;

      (3) each rating agency confirms that the transaction will not impair its rating of any outstanding class of notes;

      (4) the issuer will have received an opinion of counsel to the effect that for federal income tax purposes:

            (a) the transaction will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;

            (b) the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

            (c) the transaction will not cause or constitute an event in which tax gain or loss would be recognized by any noteholder;

      (5) any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

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

      (6) the issuer has delivered to the indenture trustee an opinion of counsel stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

      As long as the notes are outstanding, the issuer will not, among other things:

      - except as expressly permitted by the indenture, the transfer agreement or the receivables purchase agreement, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer; however, you should be aware that the issuer may sell receivables from time to time to one or more of our affiliates or to one or more third parties so long as the Rating Agency Condition has been satisfied.

      - claim any credit on, or make any deduction from payments in respect of the principal and interest payable in respect of, the notes--other than amounts withheld under the Code or applicable state law--or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the assets of the issuer that secure the notes;

      - voluntarily dissolve or liquidate in whole or in part or reorganize its business or affairs;

      - permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the issuer securing the notes or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuer that secure the notes;

      - engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and servicing of the transferred receivables and the other property securing the notes, the issuance of the notes and the other transactions contemplated by the trust agreement and related documents as described under "The Issuer" in this prospectus;

      - incur, assume or guarantee any indebtedness other than the notes, except as contemplated by the indenture and related documents;

      -     make any loan or advance to any person; or

      - consent to any reduction in periodic finance charges assessed on any transferred receivable transferred under the transfer agreement without the consent of noteholders representing more than a majority of the outstanding principal balance of each affected series of notes if the reduction would cause the issuer to fail to make required payments under the indenture on any payment date.

MODIFICATION OF THE INDENTURE

      The issuer and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

      - to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

      - to reflect the agreement of another entity to assume the role of the issuer when permitted under the indenture;

      - to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power of the issuer if such surrender would not have a material adverse effect on the noteholders;

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

      - to transfer or pledge any property to the indenture trustee for the benefit of the noteholders;

      - to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions concerning matters arising under the indenture as long as that action would not materially adversely affect the interests of the noteholders;

      - to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture, in each case subject to the applicable terms of the indenture;

      - to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute later enacted; or

      - to permit the issuance of one or more new series of notes under the indenture.

      The issuer and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture or any indenture supplement, upon:

      (1) receipt of written confirmation from each rating agency that the action will not impair its rating of any outstanding series or class of notes;

      (2) the issuer's delivery of a certificate from one of our authorized officers to the effect that all requirements for the amendment have been satisfied and, in the reasonable belief of the certifying officer, the action will not (i) cause an early amortization event or an event of default or (ii) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class; and

      (3) receipt by the issuer of an opinion of counsel to the effect that for federal income tax purposes:

            (a) the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

            (b) the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable a corporation; and

            (c) the transaction will not cause or constitute an event in which tax gain or loss would be recognized by any noteholder.

      The issuer and the indenture trustee may also, without the consent of the noteholders of any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuer to avoid the imposition of state or local income or franchise taxes on the issuer's property or its income. Prior to any amendment described in this paragraph, each rating agency must confirm that the amendment will not impair its rating of any outstanding class of notes. In addition, no amendment described in this paragraph or the preceding paragraph may affect the rights, duties or obligations of the indenture trustee or the issuer under the indenture.

      The issuer and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:

      - change the due date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note or interest thereon is payable;

      - impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

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

      - reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

      - reduce the percentage of the aggregate principal amount of the notes required to direct the indenture trustee to direct the issuer to sell or liquidate assets of the issuer if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

      - decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

      - modify provisions of the indenture prohibiting the voting of notes held by the issuer, any other party obligated on the notes, us, or any of our or their affiliates; or

      - permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

      The issuer and the indenture trustee may otherwise, with the consent of noteholders holding more than sixty-six and two-thirds percent (66 2/3%) of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.

ANNUAL COMPLIANCE STATEMENT

      The issuer will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

      If required under the Trust Indenture Act of 1939, the indenture trustee will be required to mail to the noteholders each year a brief report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any change in the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported. If none of the events described in the preceding sentence occurred during the previous twelve (12) months, no report will be required to be delivered.

LIST OF NOTEHOLDERS

      Holders of not less than ten percent (10%) of the outstanding principal balance of any series of notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

SATISFACTION AND DISCHARGE OF INDENTURE

      The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

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

THE INDENTURE TRUSTEE

      The indenture trustee may resign at any time. Noteholders holding not less than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding principal balance of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the issuer will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the issuer will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within sixty (60) days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or noteholders representing not less than a majority of the aggregate outstanding principal balance of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

      If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

      The indenture trustee is not responsible for the accuracy, validity or adequacy of any of the information contained in this prospectus.

MATTERS REGARDING THE ADMINISTRATOR

      The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the issuer other administrative obligations required by the indenture.

       POOLING AND SERVICING AGREEMENT FOR DISTRIBUTION FINANCIAL SERVICES
                             FLOORPLAN MASTER TRUST

      Following is a summary of selected terms of the pooling and servicing agreement for the underlying trust. The summary is not complete and is qualified in its entirety by reference to the pooling and servicing agreement for the underlying trust.

NEW ISSUANCES OF INVESTOR CERTIFICATES

      The pooling and servicing agreement for the underlying trust provides that, in any one or more issuance supplements to the pooling and servicing agreement, CDF Financing, L.L.C. may direct the trustee for the underlying trust to issue one or more new beneficial ownership interests in the underlying trust receivables. An issuance supplement may only modify or amend the terms of the pooling and servicing agreement for the underlying trust as applied to the related beneficial ownership interest issued by that issuance supplement. There is no limit to the number of new issuances CDF Financing, L.L.C. may cause under the pooling and servicing agreement for the underlying trust.

      No new beneficial ownership interest in the underlying trust receivables may be issued unless CDF Financing, L.L.C. satisfies various conditions, including that:

      (1) each rating agency confirms that the issuance of the new beneficial ownership interest will not impair its rating of any outstanding series or class of notes; and

      (2)   CDF Financing, L.L.C. delivers an opinion to the effect that:

            (a) the transaction will not cause the underlying trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and

            (b) the transaction will not cause or constitute an event in which tax gain or loss would be recognized by any certificateholder under the pooling and servicing agreement.

AMENDMENTS

      The pooling and servicing agreement for the underlying trust and any supplement to the pooling and servicing agreement may be amended by CDF Financing, L.L.C., CDF, as servicer thereunder and the trustee for the underlying trust, without the consent of the indenture trustee or the noteholders of any series if the following conditions are satisfied:

      - CDF Financing, L.L.C. delivers to the trustee the underlying trust a certificate of an authorized officer stating that, in its reasonable belief, the amendment will not adversely affect in any material respect the interests of any certificateholder, including the indenture trustee, as registered pledgee of the note trust certificate; or

      - each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of notes; and

      -     CDF Financing, L.L.C. delivers an opinion to the effect that:

            (a) the transaction will not cause the underlying trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and

            (b) the transaction will not cause or constitute an event in which tax gain or loss would be recognized by any certificateholder.

      [The pooling and servicing agreement may also be amended by CDF Financing, L.L.C., CDF, as servicer thereunder and the trustee for the underlying trust, with the consent of the indenture trustee if the interests of the indenture trustee are materially and adversely affected by the amendment. The indenture trustee will not consent to any amendment requiring its consent unless it has obtained the consent of noteholders representing more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding principal balance of all series adversely affected by the amendment.]

NOTE TRUST CERTIFICATE

      The note trust certificate will be issued to us pursuant to a series supplement to the pooling and servicing agreement. The note trust certificate may increase or decrease in size from time to time in accordance with that series supplement and without the consent of any noteholder.

                     DESCRIPTION OF THE SERVICING AGREEMENT

      Following is a summary of selected terms of the servicing agreement between the issuer and the master servicer. The summary is qualified in its entirety by reference to the servicing agreement.

GENERAL

      Pursuant to the servicing agreement, the issuer appoints the master servicer to service the receivables held by the issuer.

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

SERVICING PROCEDURES

      As master servicer, GE Capital will agree to conduct the servicing, administration and collection of the receivables owned by the issuer with reasonable care and diligence, in accordance with the underlying loan agreements, and in accordance with the credit and collection policies of the issuer. On or prior to the closing date for the first series of notes issued by the issuer, the issuer will adopt the credit and collection policies of GE Capital as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the issuer and the master servicer have agreed that the issuer's credit and collection policies will be the same as those of GE Capital.

      On behalf of the issuer, the master servicer will also direct the paying agent to make payments on the notes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The master servicer receives a fee for its servicing activities. The share of the servicing fee allocable to each series for any payment date will be equal to one-twelfth of the product of (a) the servicing fee rate for that series and
(b) the collateral amount for that series on the last day of the prior Monthly Period.

      The master servicer will pay from its servicing compensation expenses of servicing the receivables, other than federal, state and local income and franchise taxes, if any, of the issuer or the underlying trust.

      Each series' servicing fee is payable each period from non-principal collections allocated to the series. Neither the issuer nor the noteholders are responsible for any servicing fee allocable to any series.

SERVICER ADVANCES

      [The master servicer will have the right, but not the obligation, to make advances to the issuer with respect to delinquent receivables, in the event that there is a shortfall in collections required to make payments on a payment date pursuant to the applicable indenture supplement. However, the master servicer will not make any such advances (a) with respect to a defaulted receivable or
(b) if the master servicer does not reasonably believe that it will be reimbursed for such advance from collections on such delinquent receivable. The master servicer will be entitled to be reimbursed for any advances made by it from collections on all receivables held by the issuer, not just from collections on the receivables in respect of which the master servicer has made an advance. Any advance by the master servicer will bear interest until repaid at a rate per annum specified in the servicing agreement.]

MATTERS REGARDING THE MASTER SERVICER

      The master servicer may not resign from its obligations and duties, except:

      - upon a determination by the master servicer that performance of its duties is no longer permissible under applicable law, and there is no commercially reasonable action that the master servicer could take to make the performance of its duties permissible under applicable law; or

      - with the consent of the issuer, if the master servicer has found a replacement servicer that is an eligible servicer.

      If the master servicer resigns or is terminated, the issuer will appoint a successor.

      The master servicer's resignation will not become effective until a successor has assumed the master servicer's obligations and duties. The issuer will notify each rating agency upon the appointment of a successor servicer. The master servicer may delegate any of its servicing duties to another entity, but the master servicer's delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.

      The master servicer will indemnify the issuer and their affiliates, and their respective directors, officers, employees, trustees or agents for any losses suffered as a result of the master servicer's material breach of its

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

obligations under the servicing agreement, except in each case, for losses resulting from the bad faith, gross negligence or willful misconduct by the indemnified party or recourse for receivables which a dealer, manufacturer or distributor does not pay because of its financial condition. No indemnity payments by the master servicer will be paid from the assets of the issuer.

      Except as provided in the preceding paragraph, neither the master servicer nor any of its directors, officers, employees or agents will be liable to the issuer, the Owner Trustee, the indenture trustee, the noteholders or any other person or entity for any action or for refraining from taking any action in good faith in its capacity as master servicer under the servicing agreement. In addition, the master servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement and which in its reasonable opinion may expose it to any expense or liability.

      The master servicer may consolidate with, merge into, or sell its business to, another entity in accordance with the servicing agreement on the following conditions:

      (1) the entity, if other than the master servicer, formed by the consolidation or merger or that acquires the master servicer's property or assets:

            (a) is organized and existing under the laws of the United States or any one of its states;

            (b) expressly assumes, by a supplemental agreement, every covenant and obligation of the master servicer; and

            (c) is an eligible servicer, unless upon effectiveness of the merger, consolidation or transfer, a successor servicer assumed the obligations of the master servicer pursuant to the servicing agreement;

      (2) the master servicer delivers to the indenture trustee an officer's certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and an opinion of counsel to the effect that, the related supplemental agreement is valid and binding with respect to the surviving entity, enforceable against the surviving entity, subject to insolvency- and equity-related assumptions; and

      (3) the master servicer delivers notice of the applicable transaction to each rating agency.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER

      The master servicer will make customary representations and warranties to the issuer as of the closing date for each series, including that:

      - the master servicer is duly organized, validly existing and in good standing in its jurisdiction of organization and is duly qualified to do business and in good standing in each jurisdiction in which the servicing of the transferred receivables requires it to be qualified, except where the failure to comply would not reasonably be expected to have a material adverse effect on the master servicer's ability to perform its obligations under the servicing agreement or a material adverse effect on the receivables held by the issuer or the issuer's rights in such receivables;

      - the master servicer has the power and authority to execute and deliver the servicing agreement and perform its obligations under the servicing agreement, and the servicing agreement is a valid and binding obligation of the master servicer, enforceable against it, subject to insolvency- and equity-related exceptions; and

      - no consent of, notice to, filing with or permits, qualifications or other action by any governmental authority is required for the due execution, delivery and performance of the servicing agreement, other

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            than those that have already been obtained or made or where the failure to obtain any consent or take any action, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the master servicer's ability to perform its obligations under the servicing agreement or a material adverse effect on the receivables held by the issuer or the issuer's rights in such receivables.

      The master servicer will covenant and agree as follows:

      - to satisfy all obligations on its part under and in connection with the receivables held by the issuer and the related accounts;

      - to maintain all necessary qualifications to do business and materially comply with applicable laws in connection with servicing the receivables and related accounts, if the failure to comply with those laws would cause a material adverse effect on the master servicer's ability to perform its obligations under the servicing agreement and related documents or a material adverse effect on the receivables held by the issuer or the rights of the issuer in such receivables; and

      - not to permit any rescission or cancellation of a receivable held by the issuer except as ordered by a court or other governmental authority or in the ordinary course of its business and in accordance with the credit and collection policies.

      If the master servicer breaches the above covenants with respect to any receivables held by the issuer or the related account, and as a result, the rights of the issuer in, to or under such receivables are materially impaired or the proceeds of such receivables are not available to the issuer free and clear of any lien, then no later than sixty (60) days from the earlier to occur of the discovery of the breach by the master servicer or the receipt by the master servicer of notice of the breach from the issuer, all transferred receivables in the accounts to which the breach relates will be assigned to the master servicer. On or prior to the related payment date, the master servicer will pay the issuer an amount equal to the amount of the transferred receivables required to be assigned to the master servicer. The master servicer will not be required to accept assignment of the receivables if on any day prior to the end of the sixty (60) day period described above, the relevant breach has been cured and the covenant has been complied with in all material respects and the master servicer has delivered an officer's certificate describing the nature of the breach and the manner in which the breach was cured. The issuer has covenanted in the indenture to provide prompt notice of the breach of the covenants described above upon discovery by the issuer of a breach.

SERVICER DEFAULT

      The occurrence of any of the following events constitutes a servicer default:

      (1) failure by the master servicer to make any payment, transfer or deposit on or before the date occurring five (5) business days after the date that payment, transfer or deposit is required to be made or given by the master servicer under the servicing agreement; provided that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence, then a servicer default will not be deemed to occur until thirty-five (35) business days after the date of the failure;

      (2) failure on the part of the master servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has a material adverse effect on the issuer which continues unremedied for a period of sixty (60) days after notice to the master servicer by the issuer; provided that, if the failure could not have been prevented by the exercise of reasonable due diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence, then the master servicer will have an additional sixty (60) days to cure the default;

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      (3)   the master servicer delegates its duties, except as specifically permitted under the servicing agreement, and the delegation remains unremedied for fifteen (15) days after written notice to the master servicer by the issuer;

      (4) any representation, warranty or certification made by the master servicer in the servicing agreement, or in any certificate delivered in accordance with the servicing agreement, proves to have been incorrect when made if it:

            (a) has a material adverse effect on the rights of the issuer or the underlying trust; and

            (b) continues to be incorrect in any material respect for a period of sixty (60) days after notice to the master servicer by the issuer; provided that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence, then the master servicer will have an additional sixty (60) days to cure the default;

      (5) specific insolvency, liquidation, or similar events relating to the master servicer; or

      (6) any other event specified as a servicer default in the accompanying prospectus supplement.

      The issuer will covenant to the indenture trustee that it will notify the master servicer of any failure or breach by the master servicer described above if directed to do so by the indenture trustee or holders of notes constituting not less than [ ]% of the aggregate outstanding principal amount of all series or, with respect to any failure by the master servicer or any breach by the master servicer of a representation, warranty or certification that does not relate to all series, holders of notes constituting not less than [ ]% of the aggregate outstanding principal amount of all series to which the failure or the applicable representation, warranty or certification relates.

      If a servicer default occurs, for so long as it has not been remedied, the issuer may give notice to the master servicer, terminating all of the rights and obligations of the master servicer under the servicing agreement. The issuer will covenant to the indenture trustee that it will deliver notice to the master servicer terminating all of the rights and obligations of the master servicer under the servicing agreement if a servicer default described in clause (5) above occurs or if any other servicer default occurs and it is directed to terminate the master servicer by the holders of notes constituting not less than fifty percent (50%) of the aggregate outstanding principal amount of each affected series of notes.

      Within thirty (30) days after the issuer gives notice of termination to the master servicer, the issuer will appoint a successor servicer. If no successor has been appointed and has accepted the appointment by the time the master servicer ceases to act as master servicer or if the majority of the noteholders so request in writing to the indenture trustee, the indenture trustee will automatically become the successor. If the indenture trustee is legally unable to act as master servicer, the indenture trustee will petition a court of competent jurisdiction to appoint an eligible servicer.

      The issuer has covenanted in the indenture to enforce the obligations of the master servicer under the servicing agreement and if a servicer default arises from the failure of the master servicer to perform any of its duties or obligations under the servicing agreement with respect to the transferred receivables, the issuer will take all reasonable actions available to it to remedy that failure. However, any default by the master servicer in the performance of its obligations under the servicing agreement, other than a default that relates to a failure to make required deposits, may be waived by the issuer, but only upon consent of the noteholders holding not less than sixty-six and two-thirds percent (66 2/3%) of the then-outstanding principal balance of the notes of each series as to which that default relates.

      If a conservator or receiver is appointed for the master servicer, the conservator or receiver may have the power to prevent the issuer from appointing a successor servicer.

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EVIDENCE AS TO COMPLIANCE

      The servicing agreement provides that on or before March 31 of each calendar year, beginning with 2005, the master servicer will have a firm of independent certified public accountants furnish a report to the issuer to the effect that:

      - the accounting firm has applied certain agreed upon procedures and has examined certain documents and records relating to the servicing of the accounts, compared the information contained in the master servicer's monthly [reports] [certificates] delivered during the prior calendar year with those documents and records, and that based upon those procedures, no matters came to the attention of that accounting firm that caused them to believe that servicing was not conducted in compliance with specified sections of the servicing agreement, and

      - the accounting firm has compared specified amounts set forth in the periodic reports prepared by the master servicer for the prior calendar year with the master servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, in either case, except for any discrepancies or exceptions they consider immaterial or that are otherwise disclosed.

      The servicing agreement also provides that on or before March 31 of each calendar year, beginning with 2005, the master servicer will deliver to the issuer a certificate of an authorized officer to the effect that the master servicer has performed in all material respects its obligations under the servicing agreement during the preceding year, or, if there has been a default in the performance of any of such obligations, specifying the nature and status of the default.

SUBSERVICING

      The master servicer will have the right from time to time to delegate its duties with respect to the servicing, administration and collection of the receivables, pursuant to one or more subservicing agreements in form and substance acceptable to the master servicer. We expect that the master servicer will enter into such subservicing agreements with one or more Originators. Notwithstanding any delegation of its duties pursuant to a subservicing agreement, the master servicer will remain responsible for the performance of its duties under the servicing agreement between the issuer and the master servicer.

                               CREDIT ENHANCEMENT

GENERAL

      For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

      The prospectus supplement for each series will describe the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

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      If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

      -     the amount payable under that credit enhancement;

      -     any conditions to payment not described here; and

      - the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced.

      The accompanying prospectus supplement may also set forth additional information with respect to any credit enhancement provider, including:

      -     a brief description of its principal business activities;

      - its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

      - if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

      - its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

      If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of one or more early amortization events with respect to that series. The credit enhancement provider will have an interest in the cash flows in respect of the receivables to the extent described in that prospectus supplement.

SUBORDINATION

      If so specified in the accompanying prospectus supplement, one or more classes of notes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

      The accompanying prospectus supplement will also set forth information concerning:

      - the circumstances in which subordination of one or more classes will be applicable;

      - the manner, if any, in which the amount of subordination will decrease over time; and

      - the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

      If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

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LETTER OF CREDIT

      If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

      The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

CASH COLLATERAL GUARANTY, CASH COLLATERAL ACCOUNT OR EXCESS COLLATERAL

      If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

      - a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

      -     a cash collateral account; or

      - a collateral amount in excess of the initial principal amount of the notes for that series.

      The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

      - to the extent we elect to apply collections of transferred principal receivables allocable to the excess collateral to decrease the excess collateral;

      - to the extent collections of transferred principal receivables allocable to the excess collateral must be deposited into the cash collateral account; and

      - to the extent excess non-principal collections must be deposited into the cash collateral account.

      The amount available from the cash collateral guaranty, the cash collateral account and any excess collateral will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

SURETY BOND OR INSURANCE POLICY

      If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

      If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

      If an insurance policy or a surety bond is provided for any series or class, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or

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class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:

      - consent to amendments to the indenture or direct the issuer to take any action under the transfer agreement, the pooling and servicing agreement for the underlying trust, the servicing agreement or any other document applicable to that series;

      - if an event of default occurs, accelerate the notes of that series or direct the indenture trustee to exercise any remedy available to the noteholders; or

      - waive any event of default or early amortization event for that series.

SPREAD ACCOUNT

      If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the assets of the issuer into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

RESERVE ACCOUNT

      If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, promissory note, derivative contract, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the payment of principal or interest on the notes of that series or the related class or the payment of any other amount specified in the accompanying prospectus supplement in the manner provided in the accompanying prospectus supplement.

                  DESCRIPTION OF THE RECEIVABLES SALE AGREEMENT

      Following is a summary of selected terms of the receivables sale agreement between us and the Originators. The summary is qualified in its entirety by reference to the receivables sale agreement. A form of the receivables sale agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

SALE OF REcEIVABLES

      Under the receivables sale agreement, the Originators will sell to us receivables in the accounts designated under that agreement and, in the future, may sell to us receivables in additional accounts from and after the related addition dates. An Originator will not sell a receivable to us if the dealer, manufacturer or distributor relating to such receivable has notified such Originator that such dealer, manufacturer or distributor intends to exercise a repurchase option with respect to such receivable. Each Originator will be required to manage its relationships with dealers, manufacturers and distributors in such a manner as to minimize the circumstances under which such entities would be permitted to exercise such repurchase options.

REPRESENTATIONS AND WARRANTIES

      In the receivables sale agreement, each Originator represents and warrants to us as of each date on which receivables are transferred to us that:

      - each transferred receivable is an Eligible Receivable on the date it is transferred to us;

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      -     the receivables sale agreement creates a valid and continuing ownership interest in the transferred receivables, which will, upon creation of each transferred receivable, be prior to all other liens other than liens permitted by the receivables sale agreement;

      - immediately prior to the conveyance of the transferred receivables under the receivables sale agreement, such Originator owned and had good and marketable title to each such receivable free and clear of any lien, claim or encumbrance other than liens permitted by the receivables sale agreement;

      - all required governmental approvals in connection with the transfer of each such receivable to us have been obtained and remain in full force and effect;

      - such Originator has caused, or will have caused within 10 days of each designation of additional account, filings of all appropriate financing statements in the appropriate offices in the appropriate jurisdictions under applicable law in order to perfect our ownership of the transferred receivables; and

      - subject to liens permitted by the receivables sale agreement, such Originator has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the transferred receivables and has not authorized the filing of and is not aware of any financing statements filed against such Originator that included a description of collateral covering transferred receivables.

      For purposes of the representations above, liens permitted by the receivables sale agreement include liens for taxes or assessments or other governmental charges not yet due and payable, unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business and liens created in favor of, or created by, us.

      If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the breach any receivables in the related account become defaulted receivables or our rights in the transferred receivables or the proceeds of the transferred receivables are impaired or are not available to us free and clear of any lien, other than liens permitted by the receivables sale agreement, the receivable will be deemed to be an ineligible receivable and will be subject to repurchase by the applicable Originator as described below. The applicable Originator will be permitted sixty (60) days to cure the breach or a longer period not to exceed one hundred twenty (120) days agreed to by us after such entity discovers the breach or receives notice of the breach from us.

      The applicable Originator will repurchase each ineligible receivable for a purchase price equal to the purchase price paid by us for that receivable, less any principal collections received on the receivable since the date we purchased the receivable. The applicable Originator will pay the repurchase price on the first date on which additional receivables are sold to us after the repurchase obligation arises. The repurchase price will first be netted against the purchase price payable by us for receivables sold by such Originator to us on the repurchase date, except that if we inform such Originator that we require funds to make payments on account of the related ineligible receivable under the transfer agreement or one of the other related documents, such Originator will instead pay the full repurchase price to us in cash.

      In the receivables sale agreement, each Originator will also make representations and warranties as to:

      - its valid existence and good standing under the laws of its jurisdiction of organization and its ability to perform its obligations under the receivables sale agreement;

      - its qualification to do business and good standing in each jurisdiction where its ownership or lease of property or the conduct of its business requires it to be qualified and where the failure to be so qualified would have a material adverse effect on its ability to perform its obligations under the transaction documents, the validity or enforceability of the transaction documents, the transferred receivables or our interest or its interest in the transferred receivables;

      - the due authorization of its execution, delivery and performance of the receivables sale agreement and each transaction document to which it is a party;

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      -     the execution, delivery and performance by it of the receivables sale agreement and each transaction document to which it is a party do not violate any law or governmental regulation, except where a violation could not reasonably be expected to have a material adverse effect on its ability to perform its obligations under the transaction documents, the validity or enforceability of the transaction documents, the transferred receivables or our interest or its interest in the transferred receivables; and

      - the enforceability of each of the transaction documents against it as legal, valid and binding obligations, subject to permitted insolvency- and equity- related exceptions.

      If any of the representations and warranties described in the immediately preceding paragraph is false in any material respect and the breach of the representation or warranty has a material adverse effect on the transferred receivables or the availability of the proceeds of the transferred receivables to us, then the applicable Originator will be obligated to accept retransfer of all of the receivables that it transferred to us. The applicable Originator will be permitted sixty (60) days after it receives notice of such breach, or a longer period, not to exceed one hundred fifty (150) days, as may be specified in the notice, to cure the breach.

      The reassignment price would be payable on the first payment date following the Monthly Period in which the reassignment obligation arises and would be equal the aggregate amount of outstanding transferred receivables as of the end of the last preceding Monthly Period, but will in no event be less than the aggregate outstanding principal amounts for all series of securities, in each case as of the payment date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on the securities through the payment date, plus any other amounts specified in any prospectus supplement.

COVENANTS

      In the receivables sale agreement, each Originator covenants that it will comply with and perform its obligations under the financing agreements relating to the accounts and its policies and procedures relating to the accounts unless the failure to do so would not materially or adversely affect our rights.

MERGER OR CONSOLIDATION

      Each Originator will covenant that it will not consolidate with or merge into any other entity or convey its business substantially as an entirety to any entity unless:

      (1) the entity, if other than the applicable Originator, formed by the consolidation or merger or that acquires the property or assets of such Originator:

            (a) is organized under the laws of the United States or any one of its states; and

            (b) expressly assumes, by a supplemental agreement, to perform every covenant and obligation of the applicable Originator under the receivables sale agreement;

      (2) the applicable Originator delivers to us an officer's certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the receivables sale agreement and that all conditions precedent relating to the applicable transaction have been complied with, and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and binding with respect to the surviving entity, subject to permitted insolvency- and equity- related exceptions; and

      (3) the applicable Originator delivers notice of the applicable transaction to each rating agency.

AMENDMENTS

      The receivables sale agreement may be amended without the consent of the noteholders. However, we have covenanted in the transfer agreement that we will not enter into an amendment of the receivables sale

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agreement if such amendment would adversely affect in any material respect the interests of the issuer or the noteholders.

OTHER ORIGINATORS

      The receivables sale agreement may be amended without the consent of the noteholders in order to add an affiliate of an Originator (including any joint venture to which an Originator is a party) as an "originator" and "seller" party to the receivables sale agreement. If such amendment occurs after the date of the prospectus supplement for your series, no information relating to such affiliate will be provided to you.

TERMINATION

      If an Originator becomes a debtor in a bankruptcy case, or other specified liquidation, insolvency or similar events occur with respect to an Originator, or if an Originator becomes unable for any reason to transfer receivables to us in accordance with the receivables sale agreement, the receivables sale agreement provides that we will immediately cease to purchase receivables from such Originator under the receivables sale agreement. If we become a debtor in a bankruptcy case, or other specified liquidation, insolvency or similar events occur with respect to us, the receivables sale agreement provides that we will immediately cease to purchase receivables under the receivables sale agreement.

                        DESCRIPTION OF TRANSFER AGREEMENT

      Following is a summary of selected terms of the transfer agreement between us and the issuer. The summary is qualified in its entirety by reference to the transfer agreement.

SALE OF RECEIVABLES AND NOTE TRUST CERTIFICATE

      Under the transfer agreement, we will sell to the issuer receivables in accounts designated under that agreement and, in the future, we may sell to the issuer receivables in additional accounts from and after the related addition dates. Pursuant to the transfer agreement, we will sell the note trust certificate to the issuer.

REPRESENTATIONS AND WARRANTIES

      In the transfer agreement, we will make representations and warranties to the issuer as of each date on which we transfer receivables to the issuer. Those representations and warranties will be similar to those made by the Originators in the receivables sale agreement. See "Description of the Receivables Sale Agreement - Representations and Warranties" in this prospectus.

MERGER OR CONSOLIDATION

      In the transfer agreement, we will covenant that we will not consolidate or merge with any other entity or convey our business substantially as an entirety to any other entity unless:

      (1) the entity, if other than us, formed by the consolidation or merger or that acquires our property or assets:

            (a) is organized under the laws of the United States or any one of its states; and

            (b) expressly assumes, by a supplemental agreement, to perform every covenant and obligation of ours under the transfer agreement;

      (2) we deliver to the issuer an officer's certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the transfer agreement between us and the issuer and that all conditions precedent relating to the applicable transaction, and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and

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            binding with respect to the surviving entity, subject to permitted insolvency and equity-related exceptions; and

      (3) we deliver notice of the applicable transaction to each rating agency.

AMENDMENTS

      The transfer agreement may be amended without the consent of the noteholders unless we determine that such amendment would adversely affect in any material respect the interests of the noteholders.

                                  NOTE RATINGS

      Any rating of the notes by a rating agency will indicate:

      - its view on the likelihood that noteholders will receive required interest and principal payments; and

      - its evaluation of the receivables and the availability of any credit enhancement for the notes.

      Among the things a rating will not indicate are:

      - the likelihood that principal payments will be paid on a scheduled date;

      -     the likelihood that an early amortization event will occur;

      - the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

      -     the marketability of the notes;

      -     the market price of the notes; or

      -     whether the notes are an appropriate investment for any purchaser.

      A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

      We will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a rating agency refers to a rating agency selected by us to rate the securities issued by the issuer.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations promulgated thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special Federal tax counsel for the issuer, as qualified in this summary. Mayer, Brown, Rowe & Maw LLP have prepared or reviewed the statements in this prospectus under the heading "U.S. Federal Income Tax Consequences" and are of the opinion that they are correct in all material respects.

      The following summary does not furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. For example, it does

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not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the notes and one or more other investments, trusts and estates and pass-through issuers, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and also is limited to investors who have purchased notes and hold those notes as capital assets within the meaning of section 1221 of the Code.

      The issuer will be provided with an opinion of Mayer, Brown, Rowe & Maw LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown, Rowe & Maw LLP, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

TAX CHARACTERIZATION OF THE ISSUER

      Mayer, Brown, Rowe & Maw LLP is of the opinion that the issuer will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the trust agreement and related documents.

      If the issuer were taxable as a corporation for Federal income tax purposes, the issuer would be subject to corporate income tax on its taxable income. The issuer's taxable income would include all its income on the dealer floorplan loans, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuer could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuer.

TAX CONSEQUENCES TO THE HOLDERS OF THE NOTES

      Treatment of the Notes as Indebtedness. The issuer will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer, Brown, Rowe & Maw LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"). This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 0.25% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

      Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you generally will be subject, respectively, to the premium amortization or market discount rules of the Code.

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      If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281 of the Code, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all non-government debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

      Sale or Other Disposition of Notes. Upon the sale of a note, a noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted basis in the note. The adjusted tax basis of a note will equal the noteholder's cost for the note, increased by any market discount, OID and gain previously included in the noteholder's income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $[3,000] of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer's ordinary income tax rate if the note is held for not more than 12 months and at the taxpayer's maximum capital gains rate if the note is held for more than 12 months.

      Foreign Holders. If you are a non-resident alien, foreign corporation or other non-U.S. person (a "Foreign Person"), any interest paid to or accrued by you (including OID) generally will be considered "portfolio interest" and generally will not be subject to U.S. Federal income tax and withholding tax provided that the income is effectively connected with your conduct of a trade or business carried on in the United States and:

      (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us or the issuer;

      (ii) you are not a controlled foreign corporation that is related to us or the issuer through stock ownership;

      (iii) you are not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

      (iv) the interest is not contingent interest described in section 871(h)(4) of the Code.

      To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuer with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN or substantially similar form), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.

      If you are a Foreign Person and interest paid or accrued to you is not "portfolio interest," then it will be subject to a 30% withholding tax unless you provide the issuer or its paying agent, as the case may be, with a properly executed:

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      -     IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty; or

      - IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

      If you are a Foreign Person engaged in a trade or business in the United States and interest on the note is effectively connected with your conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to U.S. Federal income tax on interest on a net income basis in the same manner as if you were a U.S. person. In addition if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

      If you are a Foreign Person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from U.S. Federal income and withholding tax; provided that:

      - the gain is not effectively connected to your conduct of a trade or business in the United States; and

      - if you are an individual Foreign Person, you have not been present in the United States for 183 days or more in the taxable year.

      Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuer, individual retirement account or non-resident alien who provides certification as to status as a non-resident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and fail to provide the required certification, the issuer will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. A backup withholding rate of 28% is in effect for payments made in the taxable year 2004 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to you setting forth the amount of interest paid on the notes owned by you and the amount of tax withheld on those payments.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer, Brown, Rowe & Maw LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuer. In this case, the issuer would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuer expenses.

                             STATE TAX CONSEQUENCES

      The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes.

                              ERISA CONSIDERATIONS

      The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.

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      Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account or Keogh plan, from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these benefit plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with the governing plan documents.

      Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute or result in prohibited transactions under ERISA and Section 4975 of the Code if assets of the issuer were deemed to be assets of a benefit plan or "plan assets". Under a regulation issued by the United States Department of Labor, the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquires an "equity interest" in the issuer and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the issuer incurs losses. This risk of reclassification is enhanced for classes of notes that are subordinated to other classes of notes.

      However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of benefit plans could be considered to give rise to a prohibited transaction if we, the issuer, the underwriters, the Owner Trustee, the master servicer, the administrator, a counterparty to a derivative contract, if any, or the indenture trustee, is or becomes a party in interest or a disqualified person with respect to these benefit plans. In that case, various exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:

      - Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

      - Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

      - Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

      - Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

      - Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

      By your acquisition of a note, you will be deemed to represent and warrant that either (i) your purchase and holding of a note is not with the assets of an employee benefit plan or (ii) your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code which is not covered by one of the exemptions discussed above or similar applicable exemption.

      Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to state or other federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.

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      If you are a benefit plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, the issuer will sell the notes to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the issuer, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.

      In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in specified circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

      Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and those concessions may be changed.

      Each underwriting agreement will provide that we will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act of 1933.

      The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                             REPORTS TO NOTEHOLDERS

      The master servicer will prepare monthly and annual reports that will contain information about the issuer. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of DTC and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes--Book-Entry Registration," "--Reports to Noteholders" and "--Evidence as to Compliance" in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

      We will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

      You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

      The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by

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reference is considered to be part of this prospectus. Information that we file later with the SEC will be filed under our name and will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuer and Distribution Financial Services Floorplan Master Trust until we terminate our offering of the notes.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents--unless the exhibits are specifically incorporated by reference--at no cost, by writing or calling General Electric Capital Corporation, 1600 Summer Street, 4th Floor, Stamford, Connecticut 06927, Telephone: (203) 357-4000, Attention:
Securitization Investor Relations Manager.

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                        GLOSSARY OF TERMS FOR PROSPECTUS

      "Aggregate Investor Default Amount" means, as to any Monthly Period, the sum of the Investor Default Amounts in respect of such Monthly Period.

      "Aggregate Principal Receivables" is defined in the accompanying prospectus supplement under "Glossary of Terms for Prospectus Supplement."

      "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

      "BIAS" is defined under "The Financing Business--Credit Underwriting Process" in this prospectus.

      "CDF" means GE Commercial Distribution Finance Corporation, a Nevada corporation.

      "Code" is defined under "U. S. Federal Income Tax Consequences" in this prospectus.

      "Dealer Overconcentration" is defined in the accompanying prospectus supplement under "Glossary of Terms for Prospectus Supplement."

      "Default Amount" means, as to any defaulted account, the amount of principal receivables (other than ineligible receivables, unless there is an insolvency event with respect to the related originator or the transferor) in such defaulted account on the day it became a defaulted account; provided that the amount of principal receivables included in the Overconcentration Amount will be excluded in determining Default Amounts.

      "DTC" means the Depository Trust Company.

      "Eligible Institution" means (A) a depository institution, which may include the Owner Trustee or a trustee that (i) is organized under the laws of the United States, (ii) has FDIC deposit insurance and (iii) has a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency or (B) any other institution acceptable to each rating agency which may include the master servicer.

      "Eligible Account" means a revolving credit arrangement payable in U.S. dollars between an Originator and a dealer, manufacturer or distributor, which arrangement, as of the date of determination with respect thereto:

                  - is in favor of a dealer, manufacturer or distributor (i) which is doing business in the United States, (ii) which has not been identified by an Originator as being the subject of any voluntary or involuntary bankruptcy proceeding or being in a voluntary or involuntary liquidation, and (iii) in which neither GE Capital nor any affiliate of GE Capital has an equity investment;

                  - is serviced by an Originator or an affiliate of the Originator; and

                  - arises under a financing agreement that is in full force and effect.

      "Eligible Receivable" means a receivable:

                  (a)   that has arisen under an Eligible Account;

                  (b) that was created in compliance with [the credit and collection policies] and all requirements of law applicable to the related Originator, other than those requirements of law the failure to comply with would not have a material adverse effect on us or any of our creditors or assigns, and pursuant to a financing agreement that complies with all requirements of law applicable to the related Originator, other than those requirements of law the failure to comply with would not have a material adverse effect on us or any of our creditors or assigns;

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                  (c)   with respect to which all consents, licenses, approvals
            or authorizations of, or registrations with, any governmental authority required to be obtained or made by the related originator in connection with the creation of such receivable or the execution, delivery and performance by the related Originator of the related financing agreement, have been duly obtained or made and are in full force and effect as of the date of creation of such receivable, other than those consents, licenses, approvals or authorizations of, or registrations with, any governmental authority the failure to so obtain or make any such consent, license, approval, authorization or registration would not have a material adverse effect on us or our assigns;

                  (d) as to which, at the time of its transfer to us, the applicable Originator will have good and marketable title free and clear of all liens (other than permitted encumbrances);

                  (e) that is the subject of a valid transfer and assignment from the applicable Originator to us of all such Originator's right, title and interest therein;

                  (f) that at and after the time of transfer to us is the legal, valid and binding payment obligation of the dealer, manufacturer or distributor thereof, legally enforceable against such dealer, manufacturer or distributor in accordance with its terms, except as enforceability may be limited by applicable debtor relief laws, and by general principles of equity (whether considered in a suit at law or in equity);

                  (g) that constitutes an "account", "chattel paper" or "general intangible" within the meaning of the Uniform Commercial Code Section 9-102;

                  (h) as to which, at the time of its transfer to us, the applicable Originator has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to us, impair our rights therein;

                  (i) that, at the time of its transfer to us, has not been waived or modified except as permitted by the receivables sale agreement;

                  (j) that, at the time of its transfer to us, is not subject to any right of rescission, setoff, counterclaim or any other defense of the dealer, manufacturer or distributor (including the defense of usury), other than defenses arising out of debtor relief laws and except as the enforceability of such receivable may be limited by general principles of equity (whether considered in a suit at law or equity) [unless] the applicable Originator makes an adjustment pursuant to the receivables sale agreement;

                  (k) as to which, at the time of its transfer to us, the applicable Originator has satisfied all obligations to be fulfilled by such Originator under the related financing agreement as of the time it is transferred to us;

                  (l) which at the time of transfer to us is secured, to the extent required by the related financing agreement, by, inter alia, a first priority perfected security interest (whether by prior filing, purchase money security interest statutory priority, or subordination agreement from prior filers or otherwise) in the related product or other assets financed by the related advance (except that such security interest need not be a first priority security interest in the case of any receivable if [we consent] with respect thereto or if the requirement therefor has been waived in accordance with [the credit and collection policies]); and

                  (m) that does not cause the Overconcentration Amount to exceed zero.

      "Exchange Act" is defined in the accompanying prospectus supplement under "Glossary of Terms for Prospectus Supplement."

      "Foreign Person" is defined in this prospectus under "U.S. Federal Income Tax Consequences -- Tax Consequences to the Holders of the Notes."

      "Free Equity Amount" is defined in the accompanying prospectus supplement under "Glossary of Terms for Prospectus Supplement."

      "Investor Default Amount" means, for any Monthly Period, the sum for all accounts that became defaulted accounts during such Monthly Period, of the following amount: the product of (a) the Default Amount with respect to each such defaulted account and (b) the allocation percentage on the day such account became a defaulted account.

      "IRS" is defined in this prospectus under "U. S. Federal Income Tax Consequences".

      "Manufacturer Overconcentration" is defined in the accompanying prospectus supplement under "Glossary of Terms for Prospectus Supplement."

      "Minimum Free Equity Amount" is defined in the accompanying prospectus supplement under "Glossary of Terms for Prospectus Supplement."

      "Monthly Period" means, as to any payment date, the preceding calendar month.

      "Note Trust Ownership Percentage" means 100%, minus the percentage equivalent of a fraction:

      (a) the numerator of which equals the principal balance of any interest in the transferred receivables issued by the underlying trust, other than the note trust certificate; and

      (b) the denominator of which equals the total amount of transferred principal receivables in the underlying trust, after giving effect to any discounting to treat a portion of transferred principal receivables as non-principal receivables.

            "Note Trust Principal Balance" is defined under "Glossary of Terms for Prospectus Supplement" in the prospectus supplement.

      "OID" is defined in this prospectus under "U. S. Federal Income Tax Consequences-- Tax Consequences to the Holders of the Notes."

      "OID Regulations" is defined in this prospectus under "U.S. Federal Income Tax Consequences -- Tax Consequences to the Holders of the Notes."

      "Originator" is defined under "The Financing Business - General" in this prospectus.

      "Overconcentration Amount" is defined in the accompanying prospectus supplement under "Glossary of Terms for Prospectus Supplement."

      "Owner Trustee" means The Bank of New York (Delaware), a Delaware banking corporation.

      "PCS" is defined under "The Financing Business--Dealer Monitoring" in this prospectus.

      "Product Line Overconcentration" is defined in the accompanying prospectus supplement under "Glossary of Terms for Prospectus Supplement."

      "Rating Agency Condition" means, with respect to any action, that each rating agency, if any, shall have notified the issuer that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding series or class with respect to which it is a rating agency.

      "Required Principal Balance" means, as of any date of determination, the sum of the numerators used at such date to calculate the allocation percentages with respect to principal collections for all series outstanding on such date, less the amount on deposit in the excess funding account as of the date of determination.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" is defined in the prospectus supplement.

      "Short-Term Note" is defined in this prospectus under "U. S. Federal Income Tax Consequences -- Tax Consequences to the Holders of the Notes".

      "TCFC" means Transamerica Commercial Finance Corporation, a Delaware corporation.

      "Unsecured Receivable Overconcentration" is defined in the accompanying prospectus supplement under "Glossary of Terms for Prospectus Supplement."

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      In most circumstances, the notes offered by this prospectus and the accompanying prospectus supplement will be issued only as "global securities" which are registered and held by a depository. Owners of the global securities may hold their global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice--i.e., seven calendar day settlement.

      Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

      Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

      Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and transferor's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

      Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                      A-I-1

      Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant--other than the depositaries for Clearstream and Euroclear--to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

      Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC--if the holder has an address outside the U.S.--will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. [entity] [person]

                                      A-I-2
required to withhold tax complies with applicable certification requirements and
(ii) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See "U. S. Federal Income Tax Consequences" in this prospectus.

                                      A-I-3

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Estimated expenses in connection with the offering of the securities being registered herein are as follows:

SEC filing fee.............................................      $  760,200**
Legal fees and expenses....................................         900,000*
Accounting fees and expenses...............................         370,000*
Rating agency fees.........................................       2,150,000*
Indenture Trustee fees and expenses........................          40,000*
Blue Sky expenses..........................................          20,000*
Printing and engraving.....................................         200,000*
Miscellaneous..............................................         205,000*
                                                                 ----------
                  Total....................................      $4,645,200*
                                                                 ==========

*  Estimated
** Actual

ITEM 15 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 4-145 of the General Corporation Law of Delaware provides that, subject to the standards and restrictions, if any, as are described in its bylaws, a corporation may, and shall have the power to, indemnify and hold harmless any officer or director or other person from and against any and all claims and demands whatsoever.

      CDF Funding, Inc. ("CDF Funding") was formed under the laws of the State of Delaware. The certificate of incorporation of CDF Funding provides, in effect that, subject to certain limited exceptions, it will indemnify and hold harmless, and advance expenses to its members, managers, employees, organizers or agents (each, an "Indemnified Party"), to the fullest extent permitted by applicable law against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, the bylaws or CDF Funding's business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled. This indemnification shall be in addition to any liability that CDF Funding may otherwise have, shall inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party, and shall be limited to the assets of CDF Funding.

      Insofar as indemnification by CDF Funding for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CDF Funding pursuant to the foregoing provisions, CDF Funding has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      Each underwriting agreement will generally provide that the underwriter will indemnify CDF Funding and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933 relating to certain information provided or actions taken by the underwriter. CDF Funding has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     P-II-1

ITEM 16 EXHIBITS.

1.1      --     Form of Underwriting Agreement for Notes

3.1      --     Certificate of Incorporation of CDF Funding, Inc.

3.2      --     By-laws of CDF Funding, Inc.

3.3      --     Certificate of Formation of CDF Financing, L.L.C.

3.4      --     Limited Liability Company Agreement of CDF Financing, L.L.C.

3.5      --     First Amendment to Limited Liability Company Agreement of CDF Financing, L.L.C.

4.1      --     Form of Indenture

4.2      --     Form of Indenture Supplement, including form of Notes

4.3      --     Trust Agreement of the Issuer

4.4      --     Form of Amended and Restated Trust Agreement of the Issuer

4.5      --     Pooling and Servicing Agreement for Distribution Financial Services Floorplan Master Trust

4.6      --     First Amendment to Pooling and Servicing Agreement for Distribution Financial Services Floorplan Master Trust

4.7      --     Second Amendment to Pooling and Servicing Agreement for Distribution Financial Services Floorplan Master Trust

4.8      --     Form of Note Trust Certificate Series Supplement to Pooling and Servicing Agreement for Distribution Financial
                Services Floorplan Master Trust, including form of Note Trust Certificate

4.9      --     First Tier Receivables Contribution and Sales Agreement for Distribution Financial Services Floorplan Master Trust

4.10     --     First Amendment to First Tier Receivables Contribution and Sales Agreement for Distribution Financial Services
                Floorplan Master Trust

4.11     --     Second Tier Receivables Contribution and Sales Agreement for Distribution Financial Services Floorplan Master Trust

4.12     --     First Amendment to Second Tier Receivables Contribution and Sales Agreement for Distribution Financial Services
                Floorplan Master Trust

4.13     --     Form of Receivables Sale Agreement

4.14     --     Form of Receivables Purchase and Contribution Agreement

4.15     --     Form of Servicing Agreement

4.16     --     Form of Sub-Servicing Agreement

4.17     --     Form of Administration Agreement

4.18     --     Form of Originator Performance Guaranty

4.19     --     Form of Custody and Control Agreement

4.20     --     Servicer Performance Guaranty for Distribution Financial Services Floorplan Master Trust

5.1      --     Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality

8.1      --     Opinion of Mayer, Brown, Rowe & Maw LLP with respect to Federal income tax matters

23.1     --     Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 5.1)

23.2     --     Consent of Mayer, Brown, Rowe & Maw LLP (to be included as part of Exhibit 8.1)

24.1     --     Power of Attorney*

25.1     --     Form T-1 Statement of Eligibility

-----------------------
* Previously filed on Form S-3 on May 17, 2004.

ITEM 17 UNDERTAKINGS.

(a)  As to Rule 415: The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any

                                     P-II-2
increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (a) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (b) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

            (c) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                     P-II-3

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the date of July 2, 2004.

                                       CDF FUNDING, INC., as Co-Registrant

                                       By: /S/ W. Steven Culp
                                          --------------------------------------
                                           Name: W. Steven Culp
                                           Title: Vice President, Treasurer and
                                                  Principal Accounting Officer

                                       GE DEALER FLOORPLAN MASTER NOTE TRUST, as
                                       Co-Registrant

                                       By: CDF FUNDING, INC., as transferor to
                                       GE Dealer Floorplan Master Note Trust

                                       By: /S/ W. Steven Culp
                                          --------------------------------------
                                           Name: W. Steven Culp
                                           Title: Vice President, Treasurer and
                                                  Principal Accounting Officer

                                       CDF FINANCING, L.L.C., as Co-Registrant

                                       By: /S/ W. Steven Culp
                                          --------------------------------------
                                           Name: W. Steven Culp
                                           Title: Manager and Principal
                                                  Accounting Officer

                                       DISTRIBUTION FINANCIAL SERVICES FLOORPLAN
                                       MASTER TRUST, as Co-Registrant

                                       By: CDF FINANCING, L.L.C., as transferor
                                       to Distribution Financial Services
                                       Floorplan Master Trust

                                       By: /S/ W. Steven Culp
                                          --------------------------------------
                                           Name: W. Steven Culp
                                           Title: Manager and Principal
                                                  Accounting Officer

               (CDF FUNDING, INC., INDIVIDUALLY AND AS TRANSFEROR
                    TO GE DEALER FLOORPLAN MASTER NOTE TRUST)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                TITLE                             DATE
          ---------                                -----                             ----
  /s/ Robert Martin*
---------------------------           President, Principal Executive
  Robert Martin                            Officer and Director                  July 2, 2004

  /s/ David A. Kaminsky*               Vice President, Chief Financial
---------------------------            Officer and Principal Financial
  David A. Kaminsky                                Officer                       July 2, 2004

  /s/ W. Steven Culp
---------------------------            Vice President, Treasurer and
  W. Steven Culp                       Principal Accounting Officer              July 2, 2004

  /s/ Mark Hutchinson*
---------------------------
  Mark Hutchinson                      Vice President and Director               July 2, 2004

  /s/ Michael Cipolla*
---------------------------
  Michael Cipolla                      Vice President                            July 2, 2004

  /s/  Timothy J. Yanoti*
---------------------------
  Timothy J. Yanoti                    Vice President                            July 2, 2004

*Signed by W. Steven Culp as attorney-in-fact under Power of Attorney

By:/S/ W. Steven Culp
   ------------------------------------
        Name: W. Steven Culp
        Title: Vice President, Treasurer and
        Principal Accounting Officer

             (CDF FINANCING, L.L.C., INDIVIDUALLY AND AS TRANSFEROR TO DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                TITLE                             DATE
          ---------                                -----                             ----
  /s/ Matthew Zakrzewski*
---------------------------            Manager and Principal Financial
  Matthew Zakrzewski                               Officer                      July 2, 2004

  /s/ Cristina M. Harter*
---------------------------
  Cristina M. Harter                               Manager                      July 2, 2004

  /s/ Robert Martin*
---------------------------            Manager and Principal Executive
  Robert Martin                                    Officer                      July 2, 2004

  /s/ Timothy J. Yanoti*
---------------------------
  Timothy J. Yanoti                                 Manager                     July 2, 2004

  /s/ W. Steven Culp
---------------------------            Manager and Principal Accounting
       W. Steven Culp                               Officer                     July 2, 2004

*Signed by W. Steven Culp as attorney-in-fact under Power of Attorney

By:  /s/ W. Steven Culp
   -----------------------------------
        Name: W. Steven Culp
        Title: Manager and Principal
        Accounting Officer